FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-228597-08

FREE WRITING PROSPECTUS, DATED JANUARY 26, 2021

Benchmark 2021-B23 Mortgage Trust
Commercial Mortgage Pass-Through Certificates, Series 2021-B23,
Class A-1, Class A-2, Class A-4A1, Class A-5, Class A-AB,
Class X-A, Class A-S, Class B and Class C

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The certificates offered by the Preliminary Prospectus (as defined below), and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or any other underwriter is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein is in addition to information delivered to you as part of the preliminary prospectus relating to the Benchmark 2021-B23 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2021-B23 (the “Preliminary Prospectus”). The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties that is contained in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Certain capitalized terms used but not otherwise defined in this free writing prospectus are defined in the Preliminary Prospectus.

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This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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DESCRIPTION OF THE 360 Spear Loan Combination

The following is a summary of the principal provisions of a first lien mortgage loan in the amount of $160,000,000.00 (the “360 Spear Loan Combination”) from DBR Investments Co. Limited (the “Lender”) to 360 Spear Property Owner, LLC (the “Borrower”), made pursuant to that certain Loan Agreement dated as of December 30, 2020 between the Lender and the Borrower (the “360 Spear Loan Agreement”), and the other documents executed by the Borrower and other applicable parties in connection with the origination of the 360 Spear Loan Combination (collectively, the “360 Spear Loan Documents”). This summary does not purport to be complete and is qualified in its entirety by reference to the 360 Spear Loan Documents. Terms used but not defined in this “Description of the 360 Spear Loan Combination” section or elsewhere in this free writing prospectus have the meanings assigned to such terms in the 360 Spear Loan Agreement.

General

The 360 Spear Loan Combination was originated by the Lender on December 30, 2020 (the “360 Spear Origination Date”) and, on or prior to closing date for the securitization contemplated by the Preliminary Prospectus (the “Closing Date”), will be acquired by German American Capital Corporation (the “Mortgage Loan Seller”). On or prior to the Closing Date, the Mortgage Loan Seller will assign the 360 Spear Mortgage Loan and the Trust Subordinate Companion Loan (including all interest that accrues on the 360 Spear Mortgage Loan and the Trust Subordinate Companion Loan from and after February 6, 2021 (the “Cut-off Date”)) to Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) and the Depositor will subsequently assign the 360 Spear Mortgage Loan and the Trust Subordinate Companion Loan to Benchmark 2021-B23 Mortgage Trust (the “Issuing Entity”). As of the Cut-off Date, the approximate outstanding principal balance of the 360 Spear Loan Combination is $159,726,660.

The 360 Spear Loan Combination is an approximately ten-year fixed-rate mortgage loan with a final stated maturity date of January 6, 2031 (the “360 Spear Maturity Date”), that (i) requires payments of interest and principal (based on a 30-year amortization schedule) through and including the monthly payment date occurring in January 2026 and (ii) is interest-only from (and including) the monthly payment date occurring in February 2026 until the 360 Spear Maturity Date. See “—Payments on the 360 Spear Loan Combination” below.

The 360 Spear Loan Combination is evidenced by three senior promissory notes (each a “360 Spear A Note” and collectively, the “360 Spear A Notes”), and one subordinate B note (the “Trust Subordinate Companion Loan” and together with the 360 Spear A Notes the “360 Spear Notes”), secured by certain real property (the “360 Spear Mortgaged Property”) identified on Annex A to the Preliminary Prospectus as 360 Spear.

The maturity date of the 360 Spear Loan Combination is the date on which the final payment of principal of the 360 Spear Notes becomes due and payable in accordance with the terms of the 360 Spear Loan Documents, whether on the 360 Spear Maturity Date, by declaration of acceleration, extension or otherwise (the “360 Spear Maturity Date”).

The 360 Spear Loan Documents require the Borrower to pay principal and interest on the 360 Spear Loan Combination as described in “—Payments on the 360 Spear Loan Combination—Principal and Interest Payments” below.

Security

The 360 Spear Loan Combination is secured by, among other things, the 360 Spear Mortgaged Property, any improvements erected or installed thereon and all personal property owned by the Borrower and encumbered by the 360 Spear Loan Documents, together with all rights pertaining to the 360 Spear Mortgaged Property and improvements, all revenue derived from the ownership and operation of the 360 Spear Mortgaged Property and all other collateral under the 360 Spear Loan Documents.

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Non-Recourse Provisions and Exceptions

The Borrower and Guarantor are required to indemnify the Lender from and against any actual loss, damage, cost, expense, liability, claim or other obligation actually incurred by the Lender (including reasonable attorneys’ fees and costs reasonably incurred, but excluding special or punitive damages not paid or payable by the Lender to a third party) arising out of or in connection with the following (the “Borrower’s Recourse Liabilities”:

(1)               fraud, willful misconduct, intentional material misrepresentation or intentional failure to disclose a material fact by or at the direction of the Borrower, Guarantor, or any Control Affiliate of the Borrower or Guarantor;

(2)               the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in any other Loan Document concerning environmental laws, hazardous substances and/or asbestos and any indemnification of the Lender with respect thereto in such document (see “Environmental Indemnity” below);

(3)               wrongful removal or destruction of any portion of the 360 Spear Mortgaged Property or damage to the 360 Spear Mortgaged Property caused by willful misconduct or gross negligence by or at the direction of the Borrower, Guarantor, or any Control Affiliate of the Borrower or Guarantor;

(4)               any intentional physical waste to the 360 Spear Mortgaged Property by or at the direction of the Borrower, Guarantor, or any Control Affiliate of the foregoing, except to the extent such waste is caused by the failure to pay operating expenses (and not by any direct action by or at the direction of the Borrower, Guarantor, or any Control Affiliate of the foregoing) and during the six (6) month period preceding said failure (or, to the extent the applicable operating expense) which the Borrower failed to pay was not reasonably foreseeable as of the date that was six (6) months prior to said failure, during the period commencing with the earlier of: (x) the date the Borrower obtains actual knowledge of the same and (y) the date that the Lender determines (in its reasonable discretion) that a commercially reasonable borrower which is operating in a reasonable and prudent manner should have become aware of the same until the date of the applicable failed payment), there are insufficient revenues from the 360 Spear Mortgaged Property (assuming said revenue is applied in accordance with the cash management provisions of the 360 Spear Loan Agreement) available to the Borrower to pay said operating expenses;

(5)               the forfeiture by the Borrower of the 360 Spear Mortgaged Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by the Borrower or Guarantor or any of their respective Control Affiliates;

(6)               the misappropriation or conversion by or at the direction of the Borrower or Guarantor or any of their respective Control Affiliates of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the 360 Spear Mortgaged Property, or (B) any awards or other amounts received in connection with the condemnation of all or a portion of the 360 Spear Mortgaged Property, or (C) any gross revenues (including rents, insurance proceeds, security deposits, advance deposits or any other deposits and Lease Sweep Lease Termination Payments and Lease Termination Payments) or (D) any other funds due under the Loan Documents, including, in connection with any of the foregoing, by reason of failure to comply with the cash management provisions of the 360 Spear Loan Agreement or breach of the Clearing Account Agreement or the Cash Management Agreement (see “Cash Management Arrangements” below);

(7)               failure to pay charges for labor or materials or other charges that can create liens on any portion of the 360 Spear Mortgaged Property, except to the extent that (A) the Borrower is contesting the same pursuant to and in accordance with the 360 Spear Loan Agreement, or (B) during the six (6) month period preceding said failure to pay (or, to the extent the applicable charge the Borrower failed to pay was not reasonably foreseeable as of the date that was six (6) month prior to said failure, during the period commencing with the earlier of: (1) the date the

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Borrower obtains actual knowledge of the same and (2) the date that the Lender determines (in its reasonable discretion) that a commercially reasonable borrower which is operating in a reasonable and prudent manner should have become aware of the same until the date of the applicable failed payment), there are insufficient revenues from the 360 Spear Mortgaged Property (assuming said revenue is applied in accordance with the cash management provisions of the 360 Spear Loan Agreement) available to the Borrower to pay said charges (including, without limitation, if the reason said revenue is unavailable to the Borrower is that the Lender or any receiver appointed by the Lender has control of the applicable revenue and elects not to make the same available to the Borrower to pay the same), or (C) each of the following conditions is satisfied (x) sufficient reserve funds were on deposit to pay the charge, (y) such reserve funds were specifically designated in the 360 Spear Loan Agreement to pay for such charges and (z) the Borrower satisfied all of the requirements under the 360 Spear Loan Agreement to receive a disbursement of said reserve funds to pay for such charges and the Lender or the Master Servicer or the Special Servicer, as applicable, failed to make said reserve funds available for payment of the same in violation of the 360 Spear Loan Agreement;

(8)               any security deposits, advance deposits or any other deposits collected with respect to the 360 Spear Mortgaged Property which are not delivered to the Lender in accordance with the provisions of the 360 Spear Loan Documents;

(9)               the failure to pay real estate taxes, except to the extent that (A) the Borrower is contesting the same pursuant to and in accordance with the 360 Spear Loan Agreement, or (B) said failure is caused by the failure of the 360 Spear Mortgaged Property to generate sufficient revenues during the preceding six (6) month period (assuming said revenue is applied in the order of priority contemplated by the cash management provisions of the 360 Spear Loan Agreement) to pay such taxes (including, without limitation, if the reason said revenue is unavailable to the Borrower is that the Lender or any receiver appointed by the Lender has control of the applicable revenue and elects not to make the same available to the Borrower to pay the same), or (C) there are sufficient funds in the Tax Account to pay such amounts when due and the Lender or the Master Servicer or the Special Servicer, as applicable, fails to make such payment in violation of the 360 Spear Loan Agreement;

(10)            failure to obtain and maintain the fully paid for insurance policies in accordance with the 360 Spear Loan Agreement, except to the extent that (x) the sole reason that the applicable insurance policy and/or insurance policies are not in full force and effect is that the applicable insurance premiums with respect to the Borrower and/or the 360 Spear Mortgaged Property have not been paid in full, and (y) either (A) said failure is caused by the failure of the 360 Spear Mortgaged Property to generate sufficient revenues during the preceding six (6) month period (assuming said revenue is applied in the order of priority contemplated by the cash management provisions of the 360 Spear Loan Agreement and including, without limitation, if the reason said revenue is unavailable to the Borrower is that the Lender or any receiver appointed by the Lender or the Master Servicer or the Special Servicer has control of the applicable revenue and elects not to make the same available to the Borrower to pay the same) to pay the applicable insurance premiums (it being understood that if the applicable insurance policy is a blanket policy, the applicable amount of such insurance premiums will be the amount allocable to the Borrower and/or the 360 Spear Mortgaged Property, as applicable, and not any premiums payable with respect to any other Person and/or property), or (B) there are sufficient funds in the Insurance Account to pay such insurance premiums when due (it being understood that if the applicable insurance policy is a blanket policy, the applicable amount of such insurance premiums will be the amount allocable to the Borrower and/or the 360 Spear Mortgaged Property, as applicable, and not any premiums payable with respect to any other Person and/or property), and the Lender or the Master Servicer or the Special Servicer, as applicable, fails to make such payment in violation of the 360 Spear Loan Agreement);

(11)            if the Borrower, Guarantor, or any Control Affiliate thereof, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of the Lender

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under or in connection with the Guaranty, the 360 Spear Notes, the 360 Spear Deed of Trust or any other 360 Spear Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind, or asserts in a pleading filed in connection with a judicial proceeding any defense against the Lender or any right in connection with any security for the Loan (other than defenses and/or compulsory counterclaims alleged in good faith);

(12)            if any Lease Sweep Lease is modified or terminated in violation of the terms of the 360 Spear Loan Agreement;

(13)            a breach of the Single Purpose Bankruptcy Remote Entity described more particularly in “SPE Covenants” below (other than those covenants described in paragraphs (f), (j) and (v) described therein), or the corresponding definitions and provisions of the Mezzanine Loan Documents, that does not result in the substantive consolidation of the assets and liabilities of the Borrower with any other Person as a result of such breach;

(14)            a breach of the securitization indemnification provisions set forth in the 360 Spear Loan Agreement;

(15)            any actual out-of-pocket cost or expense incurred by the Lender in connection with the enforcement of its rights and remedies under the Guaranty or the Environmental Indemnity Agreement (unless said enforcement is sought in bad faith or constitutes gross negligence or willful misconduct);

(16)            the breach of any of the Specified Verizon Lease Representations (see “Annex A—Representations and Warranties of the Borrower”), including, without limitation, any failure of the Specified Verizon Lease Representations to be true and correct in all material respects and/or if there is any material omission in the Specified Verizon Lease Representations that causes the Specified Verizon Lease Representations to be false in any material respect or misleading in any material respect; provided that this clause (16) will be of no further force and effect upon the delivery to the Lender of an estoppel that (A) is duly executed by Verizon, (B) confirms each of the Specified Verizon Lease Representations and (C) is otherwise in form and substance acceptable to the Lender in its reasonable discretion (an estoppel satisfying clauses (A)-(C), an “Acceptable Verizon Estoppel”); provided that a duly executed estoppel in substantially the same form and substance as the form estoppel annexed to the 360 Spear Loan Agreement will be deemed to be an Acceptable Verizon Estoppel; and/or

(17)            (A) the Borrower takes an express or affirmative action to avail itself of or to “opt-in” to the benefits of any Emergency Law, (B) such Emergency Law permits the Borrower to defer payment of, or otherwise elect not to pay, any amounts as and when due under the 360 Spear Loan Documents, (C) the Borrower does so defer payment of or otherwise elect not to pay any amounts as and when due under the 360 Spear Loan Documents solely on the basis of the Borrower availing itself of such Emergency Law, and (D) rents received by the Borrower during the period in question are sufficient to pay the amounts so deferred or not paid in full or (2) the Borrower, by affirmatively availing itself of such benefits of any Emergency Law, prevents the Lender, or requires the Lender to forbear, from exercising (at such time or another time in the future) any one or more rights or remedies that, in the absence of such Emergency Law, could otherwise be available to the Lender under the 360 Spear Loan Documents or applicable legal requirements.

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In addition, the 360 Spear Loan Combination will be fully recourse to the Borrower and Guarantor, in the event that any of the following occur (each, a “Springing Recourse Event”):

(1)               a breach of the Single Purpose Bankruptcy Remote Entity described more particularly in “SPE Covenants” below (other than those covenants described in paragraphs (f), (j) and (v) described therein), or the corresponding definitions and provisions of the Mezzanine Loan Documents, that, in any case, results in the substantive consolidation of the assets and liabilities of the Borrower with any other Person as a result of such breach, or any breach of the Single Purpose Bankruptcy Remote Entity described more particularly described in paragraphs (a), (b), (d) or (n) set forth in “SPE Covenants” below;

(2)               the Borrower fails to obtain the Lender’s prior consent to any subordinate financing secured by the 360 Spear Mortgaged Property or other voluntary lien encumbering the 360 Spear Mortgaged Property;

(3)               the Borrower fails to obtain the Lender’s prior consent to any transfer of the 360 Spear Mortgaged Property or any interest therein or any transfer of any direct or indirect interest in the Borrower, in either case as required by the 360 Spear Deed of Trust or the 360 Spear Loan Agreement other than a Permitted Transfer and other than a Mezzanine Transfer which satisfies the Mezzanine Transfer Conditions (see “Permitted Transfers” below);

(4)               the Borrower is substantively consolidated with any other Person or any Mezzanine Borrower is substantively consolidated with another Person; unless such consolidation was involuntary and not consented to by the Borrower, such Mezzanine Borrower or Guarantor and is discharged, stayed or dismissed within 30 days following the occurrence of such consolidation;

(5)               the Borrower files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(6)               the filing of an involuntary petition against the Borrower or any Mezzanine Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by any other Person in which the Borrower, Guarantor and/or any Mezzanine Borrower colludes with or otherwise assists such Person, and/or the Borrower, Guarantor and/or any Mezzanine Borrower solicits or causes to be solicited petitioning creditors for any involuntary petition against the Borrower or any Mezzanine Borrower by any Person;

(7)               the Borrower or any Mezzanine Borrower files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; or

(8)               the Borrower makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

In addition, the Borrower and Guarantor have personally guaranteed, and will be fully personally liable for (without the benefit of any exculpation provision contained in the 360 Spear Loan Agreement and/or in any other 360 Spear Loan Documents), the Vitalant Permit Obligations; provided, however, that the Borrower’s (and Guarantor’s) liability pursuant to this sentence may not exceed, in the aggregate, $1,074,921.32; provided further that this sentence will be of no further force and effect upon delivery to the Lender of evidence reasonably acceptable to the Lender that the Vitalant Permit has been issued and is in full force and effect (including, without limitation, a copy of the Vitalant Permit). (See “Other Covenants of the Borrower” below.)

“360 Spear Deed of Trust” means that certain first priority Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of the 360 Spear Origination Date, executed and delivered by the Borrower as security for the 360 Spear Loan Combination and encumbering the 360 Spear Mortgaged Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Affiliate” means, as to any Person, any other Person that (i) owns directly or indirectly more than 20% of all equity interests in such Person, and/or (ii) is in Control of, is Controlled by or is under common ownership or Control with such Person, and/or (iii) is a director or officer of such Person or of an Affiliate of such Person, and/or (iv) is the spouse, issue or parent of such Person or of an Affiliate of such Person. For the avoidance of doubt, the Lender acknowledges and agrees that, as of the 360 Spear Origination Date, Verizon is not an Affiliate of the Borrower and/or Guarantor, and that Verizon will not be deemed to be an Affiliate of the Borrower and/or Guarantor unless and until Verizon satisfies one or more of the conditions set forth in clauses (i)-(iv) above with respect to the Borrower and/or Guarantor, as applicable (and would be satisfied, by way of example only and without limitation, following the consummation of a Verizon Assumption (see “Permitted Transfers” below).

“Control” means with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and Common Control have correlative meanings.

“Control Affiliate” means, as to any Person, any other Person that is in Control of, is Controlled by or is under common majority ownership or Control with such Person.

“Emergency Law” means any legal requirement related to, in connection with, or in response to any pandemic, including, without limitation, the COVID-19 pandemic.

“Guarantor” means, collectively, John R. Winther, an individual, and The John R. Winther Trust, dated September 20, 2012, and any other Person that guarantees any of the Borrower’s obligations under any 360 Spear Loan Document.

“Guaranty” mean that certain Guaranty of Recourse Obligations dated as of the 360 Spear Origination Date from the Guarantor for the benefit of Lender.

“Lattice Lease” means, collectively, that certain Office Lease dated as of March 13, 2020 by and between Degree, Inc., a Delaware corporation, and MC PR II 360 SPEAR (SF) OWNER LLC, a Delaware limited liability company, as amended by that certain First Amendment to Lease dated as of November 16, 2020 by and between Degree, Inc., a Delaware corporation, and MC PR II 360 SPEAR (SF) OWNER LLC, a Delaware limited liability company, as the same may be further amended, supplemented or otherwise modified from time in accordance with the 360 Spear Loan Agreement.

“Lease Sweep Lease” means (i) the Verizon Lease, (ii) the Lattice Lease, or (iii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its Affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the applicable Lease Sweep Space.

“Manager” means Harvest Properties, Inc., a California corporation, or any other manager engaged in accordance with the terms and conditions of the 360 Spear Loan Documents.

“Mezzanine Transfer” means any transfer of direct and/or indirect interests in the Borrower to Mezzanine Lender in accordance with an exercise of remedies by Mezzanine Lender pursuant to the terms and provisions of the applicable Mezzanine Loan Documents.

“Mezzanine Transfer Conditions” means a Mezzanine Transfer occurs and, regardless of whether said Mezzanine Transfer is consummated in a manner consistent with the Mezzanine Intercreditor Agreement, the following conditions are satisfied: (i) as a result of the Mezzanine Transfer, the Guarantor that was in place immediately prior to the applicable transfer no longer controls the Borrower or owns any beneficial interest (directly or indirectly) in the Borrower and (ii) either (x) such transfer occurs pursuant to a conveyance in lieu (or similar consensual transfer) of the direct or indirect interests in the Borrower and prior to consummating the applicable transfer, the Borrower obtains confirmation from the Lender that an acceptable replacement guaranty and replacement environmental indemnity have been delivered to the

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Lender (to be held in escrow pending completion of the Mezzanine Transfer) or (y) the Mezzanine Transfer was consummated pursuant to an involuntary non-collusive UCC foreclosure proceeding.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any governmental authority and any fiduciary acting in such capacity on behalf of the foregoing.

“Verizon” means Verizon Tenant and/or Verizon Communications Inc., a Delaware corporation.

“Verizon Lease” means, collectively, that certain Telecommunications Office Lease dated as of September 14, 1999, by and between Telecom Center-SF, LLC, a Delaware limited liability company (“Original Verizon Landlord”), and MFS of California, Inc., a Delaware corporation (“Original Verizon Tenant”), as amended by that certain First Amendment to Lease dated as of April 17, 2000, by and between Original Verizon Landlord and Original Verizon Tenant, as amended by that certain Second Amendment to Lease dated as of May (undated), 2000, by and between Original Verizon Landlord and Original Verizon Tenant, as amended by that certain Third Amendment to Lease dated as of July 15, 2003, by and between Original Verizon Landlord and Original Verizon Tenant, as amended by that certain Fourth Amendment to Lease dated as of February 12, 2009, by and between 360 Spear LLC, a Delaware limited liability company, and MCIMETRO Access Transmission Services LLC, a Delaware limited liability company, as amended by that certain Fifth Amendment to Lease dated as of September 2, 2010, by and between 360 Spear LLC, a Delaware limited liability company, and MCIMETRO Access Transmission Services LLC, a Delaware limited liability company, as amended by that certain Sixth Amendment to Lease dated as of June 11, 2018, by and between Digital Spear Street, LLC, a Delaware limited liability company, and MCIMETRO Access Transmission Services Corp., a Delaware corporation (“Verizon Tenant”), as amended by that certain Seventh Amendment to Lease dated as of November 20, 2020 and effective as of December 30, 2020, by and between the Borrower and Verizon Tenant (“Verizon Lease Seventh Amendment”), as the same may be further amended, supplemented or otherwise modified from time in accordance with the 360 Spear Loan Agreement.

Payments on the 360 Spear Loan Combination

The entire outstanding principal balance of the 360 Spear Loan Combination, together with all accrued and unpaid interest and all other amounts due under the 360 Spear Loan Documents, will be due and payable by the Borrower on the 360 Spear Maturity Date. The Borrower is required to make (i) monthly payments of interest and principal (based on a 30-year amortization schedule) through and including the monthly payment date occurring in January 2026 and (ii)  interest-only payments from (and including) the monthly payment date occurring in February 2026 until the 360 Spear Maturity Date. See “—Payments on the 360 Spear Loan Combination—Principal and Interest Payments” below.

Payments on the 360 Spear Loan Combination are required to be made on the 6th day of each calendar month occurring during the term of the 360 Spear Loan Agreement, which term will expire upon repayment in full of the debt in accordance with the terms and conditions of the 360 Spear Loan Documents (each, a “360 Spear Payment Date”). The first 360 Spear Payment Date after the 360 Spear Origination Date will be February 6, 2021.

Principal and Interest Payments

On February 6, 2021 and each 360 Spear Payment Date thereafter through and including the 360 Spear Payment Date immediately preceding the Interest-Only Commencement Date, the Borrower is required to make a payment of principal and interest equal to the Monthly Debt Service Payment Amount, which such Monthly Debt Service Payment Amount will be applied (i) first, to accrued and unpaid interest under each 360 Spear A Note at the 360 Spear Interest Rate, pari passu, (ii) second, to accrued and unpaid interest under the Trust Subordinate Companion Loan at the 360 Spear Interest Rate, (iii) third, to the reduction of the outstanding principal balance of each 360 Spear A Note, pari passu, until the entire 360 Spear A Note Outstanding Principal Balance has been reduced to zero, and (iv) fourth, to the reduction of the outstanding principal balance of the Trust Subordinate Companion Loan until reduced to zero; provided, however, that, during the continuance of a 360 Spear Loan Event of Default, the Lender may apply the

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Monthly Debt Service Payment Amount to the payment of 360 Spear A Note and the Trust Subordinate Companion Loan in any order or priority that the Lender determines in its sole and absolute discretion. On the Interest-Only Commencement Date and each 360 Spear Payment Date thereafter during the term of the 360 Spear Loan Combination, the Borrower will be required to pay interest on the unpaid 360 Spear Loan Combination Outstanding Principal Balance accrued at the 360 Spear Interest Rate during the 360 Spear Interest Period ending immediately preceding such 360 Spear Payment Date (the “Monthly Interest Payment Amount”), which such Monthly Interest Payment Amount will be applied (a) first, to the payment of interest then due and payable on each 360 Spear A Note, applied on a pari passu basis among each 360 Spear A Note, and (b) second, to the payment of interest then due and payable on the Trust Subordinate Companion Loan; provided, however, that, during the continuance of a 360 Spear Loan Event of Default, the Lender may apply the Monthly Interest Payment Amount to the payment of 360 Spear A Note and the Trust Subordinate Companion Loan in any order or priority that the Lender determines in its sole and absolute discretion.

Except as set forth below, the Borrower does not have the right to prepay the 360 Spear Loan Combination in whole or in part prior to the 360 Spear Maturity Date.

“360 Spear A Note Outstanding Principal Balance” means, as of any date, the aggregate outstanding principal balance of the 360 Spear A Note.

“360 Spear Subordinate Companion Loan Outstanding Principal Balance” means, as of any date, the aggregate outstanding principal balance of the Trust Subordinate Companion Loan.

“360 Spear Default Rate” means, with respect to the 360 Spear Loan Combination, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii)  5% above the 360 Spear Interest Rate specified in clause (a) of the definition of “360 Spear Interest Rate” below.

“360 Spear Interest Period” means the sixth (6th) day of each calendar month during the 360 Spear Loan Combination term through and including the fifth (5th) day of the next occurring calendar month.

“360 Spear Interest Rate” means, with respect to each 360 Spear Interest Period: (a) (i) with respect to 360 Spear A Note, a rate of 2.7680625% per annum, and (ii) with respect to the Trust Subordinate Companion Loan, a rate of 2.7680625% per annum, or (b) when applicable pursuant to the 360 Spear Loan Agreement or any other 360 Spear Loan Document, the 360 Spear Default Rate.

“360 Spear Loan Combination Outstanding Principal Balance” means, as of any date, the sum of the 360 Spear A Note Outstanding Principal Balance and the 360 Spear Subordinate Companion Loan Outstanding Principal Balance.

“Interest-Only Commencement Date” means the 360 Spear Payment Date occurring in February 2026.

“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the 360 Spear Notes and as provided for in the 360 Spear Loan Documents, under the laws of such governmental authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the 360 Spear Loan Combination.

“Monthly Debt Service Payment Amount” means a constant monthly payment of $654,717.69.

General Prepayment/Repayment Conditions

On the date on which a prepayment, voluntary or mandatory, is made under the 360 Spear Notes or as required under the 360 Spear Loan Agreement, which date must be a business day, the Borrower must pay to the Lender all unpaid interest on the portion of the 360 Spear Loan Combination Outstanding Principal Balance prepaid plus, if the Repayment Date is not a 360 Spear Payment Date, all interest accruing for the full 360 Spear Interest Period in which the Repayment Date falls (the “Interest Shortfall”). Except during the continuance of a 360 Spear Loan Event of Default, any such prepayment will be applied

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(A) first, to the payment of interest then due and payable on each 360 Spear A Note (including, for the avoidance of doubt, any applicable Interest Shortfall), applied on a pari passu basis among each 360 Spear A Note, (B) second, to the payment of interest then due and payable on the Trust Subordinate Companion Loan (including, for the avoidance of doubt, any applicable Interest Shortfall), (C) third, to the reduction of the outstanding principal balance of each 360 Spear A Note pari passu until the entire 360 Spear A Note Outstanding Principal Balance has been reduced to zero, and (D) fourth, to the reduction of the 360 Spear Subordinate Companion Loan Outstanding Principal Balance until reduced to zero.

On the Repayment Date, the Borrower must pay to the Lender (i) the Prepayment Fee (if such payment is made prior to the Open Prepayment Date) and (ii) all other sums, then due under the 360 Spear Notes, the 360 Spear Agreement, the 360 Spear Deed of Trust, and the other 360 Spear Loan Documents.

The Borrower must pay all reasonable costs and expenses of the Lender incurred in connection with the repayment or prepayment (including without limitation, any costs and expenses associated with a release of the lien of the 360 Spear Deed of Trust as set forth in the 360 Spear Loan Agreement and reasonable attorneys’ fees and expenses).

“Discount Rate” means the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semiannually.

“Open Prepayment Date” means the 360 Spear Payment Date occurring in July 2030.

“Prepayment Fee” means an amount equal to the greater of (i) the Yield Maintenance Amount and (ii) (A) if no 360 Spear Loan Event of Default is continuing as of the Repayment Date, 1% of the unpaid principal balance of the 360 Spear Notes as of such Repayment Date, or (B) if a 360 Spear Loan Event of Default is continuing as of the Repayment Date, 4% of the unpaid principal balance of the 360 Spear Notes as of such Repayment Date; provided, for the avoidance of doubt, that, in connection with a partial prepayment pursuant to and in accordance with the terms and conditions of the 360 Spear Loan Agreement, the Prepayment Fee will be determined based on the principal amount of the 360 Spear Loan Combination actually being prepaid and not the total unpaid principal balance of the 360 Spear Notes.

“Prepayment Lockout Expiration Date” means February 6, 2022.

“Prepayment Notice” means a prior written notice to the Lender specifying the proposed business day on which a prepayment of the Debt is to be made, which date must be no earlier than 30 days after the date of such Prepayment Notice and no later than 60 days after the date of such Prepayment Notice (as applicable, the “Designated Prepayment Date”). After the Borrower’s delivery of a Prepayment Notice, the Borrower has the right, on at least three (3) business days’ prior written notice, to either extend the Designated Prepayment Date to another later business day (which is no more than 60 days after the date on which the Borrower is informing the Lender that it intends to extend the applicable Prepayment Notice) or cancel such Prepayment Notice; provided, that, in each case, the Borrower, promptly upon demand from the Lender, pays all costs and expenses incurred by the Lender in connection with preparing for the applicable prepayment and/or any other costs and expenses incurred in connection with such extension or cancellation.

“Repayment Date” means the date of a prepayment of the 360 Spear Loan Combination pursuant to the 360 Spear Loan Agreement.

“Treasury Rate” means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Repayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the 360 Spear Maturity Date. (In the event Release H.15 is no longer published, the Lender will select a comparable publication to determine the Treasury Rate.)

“Yield Maintenance Amount” means (i) the present value, as of the Repayment Date, of the remaining scheduled payments of principal and interest (without duplication of any applicable Interest Shortfall to be

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paid in connection with the applicable prepayment) from the Repayment Date through the Open Prepayment Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less (ii) the amount of principal being prepaid on the Repayment Date; provided, for the avoidance of doubt, that, in connection with a partial prepayment, the amount set forth in clause (i) of this definition will be determined based on the remaining scheduled payments of principal and interest that are allocable to the principal amount of the 360 Spear Loan Combination actually being prepaid and not the total unpaid principal balance of the 360 Spear Notes.

Voluntary Prepayments

The Borrower has the right, only on a business day, on or after the Prepayment Lockout Expiration Date to prepay the 360 Spear Loan Combination Outstanding Principal Balance in whole, but not in part, upon satisfaction of the following conditions: (a) the Borrower delivers to the Lender a Prepayment Notice; and (b) the Borrower complies with the “-General Prepayment/Repayment Conditions” set forth above.

Provided that the Borrower delivers to the Lender a Prepayment Notice, the Borrower may prepay the entire principal balance of the 360 Spear Notes and any other amounts outstanding under the 360 Spear Notes, the 360 Spear Loan Agreement, or any of the other 360 Spear Loan Documents, without payment of the Prepayment Fee or any other prepayment premium, penalty or fee, on any business day on or after the Open Prepayment Date. If such prepayment is not made on a 360 Spear Payment Date, the Borrower must also pay interest that would have accrued on the principal balance of the Note to, but not including, the next 360 Spear Payment Date.

Mandatory Prepayments

If the Lender is not obligated to make Net Proceeds available to the Borrower for restoration, on the next occurring 360 Spear Payment Date following the date on which (a) the Lender actually receives any Net Proceeds, and (b) the Lender has determined that such Net Proceeds will be applied against the 360 Spear Loan Combination debt, the Borrower must prepay, or authorize the Lender to apply Net Proceeds as a prepayment of, such debt in an amount equal to 100% of such Net Proceeds. Except during a 360 Spear Loan Event of Default, such Net Proceeds will be applied by the Lender as follows in the following order of priority: First, to all amounts (other than principal and interest) then due and payable under the 360 Spear Loan Documents, including any out-of-pocket costs and expenses of the Lender in connection with such prepayment; Second, to accrued and unpaid interest under each 360 Spear A Note at the 360 Spear Interest Rate, pari passu; Third, to accrued and unpaid interest under the Trust Subordinate Companion Loan at the 360 Spear Interest Rate; Fourth, to the reduction of the outstanding principal balance of each 360 Spear A Note pari passu until the entire 360 Spear A Note Outstanding Principal Balance has been reduced to zero; and Fifth, to the reduction of the 360 Spear Subordinate Companion Loan Outstanding Principal Balance until reduced to zero. In the event that either the Net Proceeds are applied as a mandatory prepayment pursuant the preceding sentence and the amount of said Net Proceeds applied to said prepayment equals or exceeds 20% of the 360 Spear Loan Combination Outstanding Principal Balance or a REMIC Prepayment occurs (see “Casualty and Condemnation” below) and the REMIC Paydown Amount equals or exceed 20% of the 360 Spear Loan Combination Outstanding Principal Balance, then in either case the Borrower may prepay the balance of the debt in whole (but not in part) provided that: (x) said prepayment is made not less than one hundred twenty (120) days following the 360 Spear Payment Date on which the Net Proceeds are applied to prepayment of the Debt pursuant to the first sentence of this paragraph (or, as applicable, the date that the REMIC Prepayment occurs), (y) the Borrower provides the Lender notice that it intends to prepay the balance of the debt no less than forty-five (45) days after the 360 Spear Payment Date on which the Net Proceeds are applied to make a partial prepayment pursuant to the first sentence of this paragraph (or, as applicable, the date on which the REMIC Prepayment occurs), and (z) if such prepayment is not made on a 360 Spear Payment Date, the Borrower must also pay interest that would have accrued on the principal balance of the 360 Spear Notes to, but not including, the next 360 Spear Payment Date. So long as no 360 Spear Loan Event of Default is continuing, no Prepayment Fee or any other prepayment premium, penalty or fee will be due in connection with any prepayment made pursuant to this paragraph. Any partial principal prepayment under this paragraph will be applied to the last payments of principal due under the 360 Spear Loan Combination.

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“Net Proceeds” means (i) the net amount of all insurance proceeds received by the Lender pursuant to paragraphs (1), (3), (4) and (6) of the “Risk Management—Insurance” section below and the antepenultimate paragraph of such section as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same, or (ii) the net amount of the award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same, whichever the case may be.

Prepayments After Default

Any prepayment of all or any portion of the Debt tendered by or on behalf of the Borrower or Guarantor during the continuance of a 360 Spear Loan Event of Default will be deemed to be a voluntary prepayment in violation of the 360 Spear Loan Agreement, and the Debt will include (i) all accrued interest at the 360 Spear Default Rate and, if such tender and acceptance by the Lender is not made on a 360 Spear Payment Date, interest that would have accrued to (but not including) the next 360 Spear Payment Date, and (ii) an amount equal to the Prepayment Fee. During the continuance of a 360 Spear Loan Event of Default, any payment of principal or interest from whatever source may be applied by the Lender to the payment of the 360 Spear A Note and the Trust Subordinate Companion Loan in any order or priority as the Lender may determine in its sole and absolute discretion.

Prepayments on the Mezzanine Loan

The Mezzanine Loan may not be prepaid or defeased, in whole or in part, and the Borrower may not cause, suffer or permit any such prepayment or defeasance, unless either (i) the Debt has been (or is simultaneously being) paid or defeased in full in accordance with the terms and conditions of the 360 Spear Loan Agreement, or (ii) each of the following conditions is satisfied in full (as determined by the Lender in its reasonable judgment): (A) none of the Borrower, Guarantor nor the 360 Spear Mortgaged Property is the subject of any proceeding (whether voluntary or involuntary) under any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, any insolvency law), (B) no 360 Spear Loan Event of Default has occurred and is continuing, (C) Mezzanine Lender accepts such prepayment of (the applicable portion of) the Debt (as defined in the Mezzanine Loan Documents) in full, (D) such prepayment is from a source of funds other than the 360 Spear Mortgaged Property, the Borrower, Guarantor (except solely to the extent that the use of any such funds contributed by Guarantor for such prepayment would not result in, or be reasonably anticipated to result in, Guarantor failing to satisfy the Guarantor financial covenants) and other collateral for the Loan, (E) prior to such prepayment, the Borrower has provided evidence reasonably satisfactory to the Lender that each of the conditions set forth in this subclause (ii) will be satisfied at the time of such prepayment, and (F) no such repayment occurs on or after the date that is 12 months prior to the 360 Spear Maturity Date. The Borrower’s failure to comply with the foregoing will, at the Lender’s option, constitute an immediate 360 Spear Loan Event of Default.

Cash Management Arrangements

The Borrower is required to cause all rents relating to the 360 Spear Mortgaged Property to be transmitted directly by tenants of the 360 Spear Mortgaged Property into a trust account (the “Clearing Account”) established and maintained by the Borrower at an Eligible Institution selected by the Borrower and reasonably approved by the Lender. Any rents from the 360 Spear Mortgaged Property received by the Borrower or the Manager will be deemed to be collateral for the obligations of the Borrower under the 360 Spear Loan Agreement and any other 360 Spear Loan Documents. Such amounts are required to be deposited by the Borrower or the Manager in the Clearing Account within 3 business days of receipt and will not be commingled with any other funds or property of the Borrower or the Manager. Funds deposited into the Clearing Account will be swept on a daily basis into the Deposit Account and applied and disbursed in accordance with the 360 Spear Loan Agreement. The Deposit Account and all other accounts will be under the sole control and dominion of the Lender, and the Borrower is required to pay for all expenses of opening and maintaining all of the above accounts.

“Deposit Account” means an Eligible Account at the Deposit Bank.

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“Deposit Bank” means the bank or banks selected by the Lender to maintain the Deposit Account. The Lender may in its sole discretion change the Deposit Bank from time to time upon 30 days’ prior written notice.

“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal and state authorities and having a long-term unsecured debt rating of “BBB-” or higher by S&P and “A2” or higher by Moody’s and a short-term unsecured debt rating of “A-1” or higher by S&P and “P-1” or higher by Moody’s. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” means a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s and “F1” by Fitch (and the long term unsecured debt obligations of such depository institution are rated at least “A” by Fitch) in the case of accounts in which funds are held for 30 days or less or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least (i) “A” by S&P, (ii) “A” by Fitch (and the short term deposits or short term unsecured debt obligations or commercial paper of such depository institution are rated no less than “F1” by Fitch), and (iii) “A2” by Moody’s, or in the case of letters of credit, the long term unsecured debt obligations of which are rated at least (i) “A” by S&P, (ii) “A” by Fitch (and the short term deposits or short term unsecured debt obligations or commercial paper of such depository institution are rated no less than “F1” by Fitch) and (iii) “A2” by Moody’s; provided, however, for purposes of the Deposit Bank, “Eligible Institution” means KeyBank, National Association or as such term is defined in the Cash Management Agreement.

Reserve Funds

The following reserve funds are required to be maintained as set forth below.

Tax Funds

The Borrower is required to deposit, (i) on the 360 Spear Origination Date, an amount equal to $382,011.39 and (ii) on each 360 Spear Payment Date, an amount equal to one-twelfth of the real estate taxes that the Lender reasonably estimates will be payable during the next ensuing 12 months less any taxes payable directly by tenants under leases in effect in accordance with the 360 Spear Loan Agreement (initially, $95,502.85), in order to accumulate sufficient funds to pay all such real estate taxes at least 30 days prior to their respective due dates, which amounts will be transferred into an account established to hold such funds (the “Tax Account”). If at any time the Lender reasonably determines that the funds in the Tax Account (the “Tax Funds”) are not sufficient to pay the real estate taxes as of the date such real estate taxes are due, the Borrower will be required to increase its monthly deposits for real estate taxes by the amount that the Lender reasonably estimates is sufficient to make up the deficiency at least 10 days prior to their respective due dates; provided, that if the Borrower receives notice of any deficiency after the date that is 10 days prior to the date that real estate taxes are due, the Borrower will deposit (or cause to be deposited) with or on behalf of the Lender such amount within 2 business days after its receipt of such notice.

Insurance Funds

The Borrower is required to deposit on each 360 Spear Payment Date, an amount equal to one-twelfth of the insurance premiums (the “Insurance Funds”) that the Lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, in order to accumulate sufficient funds

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to pay all such insurance premiums at least 30 days prior to the expiration of the policies. Such amounts will be transferred into an account established to hold such funds (the “Insurance Account”). If at any time the Lender reasonably determines that the Insurance Funds will not be sufficient to pay the insurance premiums as of the date such insurance premiums are due, the Borrower will be required to increase its monthly deposits for insurance premiums by the amount that the Lender estimates will be sufficient to make up the deficiency at least 30 days prior to the expiration date of the insurance policies.

If an Acceptable Blanket Policy is in effect with respect to the policies required pursuant to the 360 Spear Loan Agreement, deposits into the Insurance Account will be suspended to the extent that insurance premiums relate to such Acceptable Blanket Policy. As of the 360 Spear Origination Date, an Acceptable Blanket Policy was in effect for the 360 Spear Mortgaged Property.

Capital Expenditure Funds

On each 360 Spear Payment Date, the Borrower is required to deposit $3,734.94 with or on behalf of the Lender (the “Capital Expenditure Deposit Amount”), for capital expenditures (the “Capital Expenditure Funds”), which amounts will be transferred into an account (the “Capital Expenditure Account”).

Rollover Funds

The Borrower is required to deposit $18,674.69 with or on behalf of the Lender on each 360 Spear Payment Date (the “Rollover Deposit Amount”) for Approved Leasing Expenses that may be incurred following the 360 Spear Origination Date, all of which amounts will be transferred into an account (the “Rollover Account”).

Other than Lease Sweep Lease Termination Payments (which will be deposited into the Lease Sweep Account) (each as defined in the “Reserve Funds—Lease Sweep Funds” below), the following items will be deposited into the Rollover Account: all sums paid by a tenant to the Borrower with respect to (A) a modification of any lease or otherwise paid in connection with the Borrower taking any action under any lease or waiving any provision thereof, (B) any settlement of claims of the Borrower against third parties in connection with any termination of any lease, (C) any rejection, termination, surrender or cancellation of any lease (including in any bankruptcy case) or any lease buy-out or surrender payment from any tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions and/or application of any security deposit, including, without limitation, any forfeited security deposits and/or draws on letters of credit pursuant to the terms of the applicable lease and in accordance with applicable law) ( the “Lease Termination Payments”), and (D) without limitation of clause (A) above, any sum received by or on behalf of the Borrower from any tenant to obtain a consent to an assignment or sublet or otherwise.

“Approved Leasing Expenses” means actual out-of-pocket expenses to unaffiliated third-parties (except with respect to expenses to Affiliates of the Borrower or Guarantor to the extent such expenses either: (x) have been expressly approved by the Lender or (y) are paid to any Manager that is an Affiliate of the Borrower pursuant to either a Management Agreement in place as of the 360 Spear Origination Date or a Management Agreement which is entered into in accordance with the terms of the 360 Spear Loan Agreement, in any case under this clause (y), for leasing commission fees that are (A) not duplicative of fees paid to unaffiliated third parties and (B) at rates that do not exceed prevailing market rates (taking into consideration fees that will be paid to unaffiliated third-parties with respect to the same transaction)) incurred by the Borrower in leasing space at the 360 Spear Mortgaged Property pursuant to leases entered into in accordance with the 360 Spear Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by the Lender in connection with approving the applicable lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with leases which do not require the Lender’s approval under the 360 Spear Loan Documents, and the Lender has received a budget for such tenant improvement costs and a schedule of leasing commission payments payable in connection therewith, or (C) otherwise approved by the Lender, which approval may not be unreasonably withheld or delayed, and (ii) are substantiated by executed lease documents and brokerage agreements.

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Unfunded Obligations Funds

On the 360 Spear Origination Date, the Borrower deposited $15,312,282.84 with the Lender (the “Unfunded Obligations Reserve Funds”) for transfer into an account (the “Unfunded Obligations Reserve Account”), with respect to certain unfunded landlord obligations (including tenant improvement allowances, leasing commissions, landlord work and free/gap rent amounts) set forth more particularly on the schedule of Unfunded Obligations attached to the 360 Spear Loan Agreement (the “Unfunded Obligations”).

Holdback Reserve Funds

On the 360 Spear Origination Date, the Borrower deposited $8,042,501 with the Lender for transfer into an account (the “Holdback Reserve Account”). Amounts deposited into the Holdback Reserve Account are referred to as the “Holdback Reserve Funds”.

At such time as no Trigger Period is ongoing and the Borrower provides the Lender with evidence (in a form reasonably acceptable to the Lender) that the Holdback Release Conditions have been satisfied, the Holdback Reserve Funds will be disbursed as follows (in the following order of priority): (i) first, if the Holdback Release Conditions set forth in clause (i) of the definition thereof have been satisfied, (x) an amount equal to $5,247,550 (the “Remaining Vitalant TI/LC Amount”) will be deposited into the Unfunded Obligations Reserve Account to be held and disbursed like Unfunded Obligations for tenant improvements, tenant allowances and/or leasing commissions, and (y) an amount equal to $2,636,928 (the “Remaining Vitalant Rent Abatement Amount”) will be deposited into the Unfunded Obligations Reserve Account to be held and disbursed as described more particularly below, (ii) second, if the Holdback Release Conditions set forth in clause (ii) of the definition thereof have been satisfied, all or a portion thereof in an amount equal to the Remaining Vitalant Replacement Lease TI/LC Amount and the Remaining Vitalant Replacement Lease Rent Abatement Amount will be deposited into the Unfunded Obligations Reserve Account to be held and disbursed like Unfunded Obligations for tenant improvements, tenant allowances, leasing commissions, and/or free/gap rent, as applicable, and (iii) third and finally, the remainder thereof (if any) will be promptly disbursed to the Borrower. Upon disbursement of the Holdback Reserve Funds in accordance with the preceding sentence, (I) the schedule of Unfunded Obligations attached to the 360 Spear Loan Agreement will automatically be deemed to be modified to reflect and describe, in each case, as determined by the Lender in its reasonable discretion, (A) the nature and cost of the applicable tenant improvements, tenant allowances and leasing commissions, in each case, relating to, as applicable, the Remaining Vitalant TI/LC Amount or the Remaining Vitalant Replacement Lease TI/LC Amount and (B) the timing and amount of the applicable gap, free and/or abated rent period(s) related to, as applicable, the Remaining Vitalant Rent Abatement Amount or the Remaining Vitalant Replacement Lease Rent Abatement Amount, and (II) such tenant improvements, tenant allowances, leasing commissions and gap, free and/or abated rent period(s) will, as applicable, be deemed to be Unfunded Obligations for purposes of the 360 Spear Loan Agreement.

To the extent the Holdback Release Conditions have not been satisfied in full on or before the 3rd anniversary of the 360 Spear Origination Date (the “Disbursement Deadline”), the Borrower will no longer be entitled to any disbursement of said funds and the Lender, on any date from and after the Disbursement Deadline, will have the option (in its sole and absolute discretion) to continue to hold the Holdback Reserve Funds as additional collateral for the Loan or, upon the occurrence and during the continuance of a 360 Spear Loan Event of Default, to apply the Holdback Reserve Funds to the payment of the Debt in such order, proportion and priority as the Lender may determine in its sole and absolute discretion (any such application, a “Holdback Prepayment”). In connection with any Holdback Prepayment, the Lender may (in its sole and absolute discretion) require payment by the Borrower of the applicable Prepayment Fee. Notwithstanding the foregoing, during the 60-day period following the Disbursement Deadline, the Borrower will have the right (provided no 360 Spear Loan Event of Default has occurred and is continuing) to cause the Lender to consummate a Holdback Prepayment utilizing any remaining Holdback Reserve Funds (which Holdback Prepayment will require payment of a Prepayment Fee).

With respect to Unfunded Obligations Reserve Funds (if any) constituting all or any portion of the Remaining Vitalant Rent Abatement Amount following the deposit of the same into the Unfunded

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Obligations Reserve Account, provided no 360 Spear Loan Event of Default has occurred and is continuing, (i) promptly following the date on which the Borrower has delivered to the Lender evidence reasonably satisfactory to the Lender (provided that an estoppel certificate executed by the tenant pursuant to the Vitalant Lease in form and substance acceptable to the Lender will be deemed acceptable evidence) that the rent commencement date under the Vitalant Lease has been set (the date of acceptance and approval by the Lender of such evidence, the “Vitalant Evidentiary Date”), (A) the disbursement dates with respect to the Remaining Vitalant Rent Abatement Amount will automatically be deemed to be modified to reflect the actual rent commencement date under the Vitalant Lease, as determined by the Lender in its reasonable discretion, and (B) the Lender will deposit into the Deposit Account an amount equal to the aggregate rent credits with respect to the Vitalant Lease attributable to the period prior to the occurrence of the Vitalant Evidentiary Date (if any), and (ii) on each applicable 360 Spear Payment Date following the Vitalant Evidentiary Date, the Lender will deposit Unfunded Obligations Reserve Funds into the Deposit Account in an amount to cover rent credits with respect to the Vitalant Lease for the applicable month.

“Approved Bank” means a bank or other financial institution, the long-term unsecured debt rating of which are at least “A” by S&P, Fitch and DBRS and “A2” by Moody’s and the short-term unsecured debt ratings of which are at least “A-1” by S&P, “F1” by Fitch, “R-1” by DBRS and “P-1” by Moody’s.

“Calculation Date” means the last day of each calendar quarter during the term of the 360 Spear Loan Combination.

The “Collateral Cure Conditions” will be deemed to exist upon satisfaction of the following by the Borrower: The Borrower will deposit cash into an Eligible Account with the Lender (the “Collateral Account”) or will deliver to the Lender a Letter of Credit which, in either case, will serve as additional collateral for the 360 Spear Loan Combination, in an amount determined by the Lender (in its reasonable discretion) that (when combined with any Holdback Reserve Funds then on deposit in the Holdback Reserve Account) would be sufficient if the same (when combined with any Holdback Reserve Funds then on deposit in the Holdback Reserve Account) were to be deducted from the principal balance of the 360 Spear Loan Combination (and assuming there were to be a corresponding reduction in Debt Service and Debt Service (Mortgage Loan)) to cause the Debt Service Coverage Ratio to be equal to or greater than 1.10x and the Debt Service Coverage Ratio (Mortgage Loan) to be equal to or greater than 1.40x (the “DSCR Condition”) and thereafter, if the Lender determines (in its reasonable discretion) that the Debt Service Coverage Ratio and the Debt Service Coverage Ratio (Mortgage Loan) have further decreased such that the amount on deposit in the Collateral Account or, as applicable, the amount of the aforementioned Letter of Credit, is no longer sufficient to satisfy the DSCR Condition, then in order to continue to satisfy the Collateral Cure Conditions, the Borrower will (if it elects to continue to satisfy the Collateral Cure Conditions) deposit additional cash collateral or will (if it elects to continue to satisfy the Collateral Cure Conditions) increase the amount of the Letter of Credit (as applicable) by an amount necessary such that the amount on deposit in the Collateral Account (or the amount of the Letter of Credit (as applicable)) is sufficient to satisfy the DSCR Condition (for the avoidance of doubt, in the event the Lender determines that additional cash or an increased Letter of Credit is required for the Borrower to continue to satisfy the Collateral Cure Conditions and the Borrower elects not to deposit the same, a Trigger Period will immediately commence and, subject to the immediately succeeding sentence, all collateral which had previously been deposited with the Lender to satisfy the Collateral Cure Conditions will be retained by the Lender as additional collateral for the 360 Spear Loan Combination (until such time as the Collateral Release Conditions are satisfied as set forth in the next succeeding sentence)). Notwithstanding the foregoing to the contrary, the Lender acknowledges that the collateral referenced in this definition (which, for the avoidance of doubt, does not include any Holdback Reserve Funds on deposit in the Holdback Reserve Account) will be returned to the Borrower, provided no Trigger Period is ongoing, at such time as: (x) the Debt Service Coverage Ratio (without any imputed deduction to debt service for the aforementioned collateral but with a deduction for the Holdback Reserve Funds then on deposit in the Holdback Reserve Account (if any)) equals or is greater than 1.10x for two (2) consecutive Calculation Dates) and (y) the Debt Service Coverage Ratio (Mortgage Loan) (without any imputed deduction to Debt Service (Mortgage Loan) for the aforementioned collateral) equals or is greater than 1.40x for two (2) consecutive Calculation Dates) (the “Collateral Release Conditions”).

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“Debt Service” means, with respect to any particular period, the scheduled principal (if any) and interest payments due under (i) the 360 Spear Notes, and (ii) the Mezzanine Note in such period (but assuming, only for the purpose of calculating the Debt Service Coverage Ratio and Restoration DSCR, that each of the 360 Spear Loan Combination and the Mezzanine Loan is amortizing on a 30 year schedule regardless of whether the Interest-Only Commencement Date has already occurred).

“Debt Service (Mortgage Loan)” means, with respect to any particular period, the scheduled principal (if any) and interest payments due under the 360 Spear Notes (but assuming, only for the purpose of calculating the Debt Service Coverage Ratio (Mortgage Loan) and Restoration DSCR (Mortgage Loan), that the 360 Spear Loan Combination is amortizing on a 30 year schedule regardless of whether the Interest-Only Commencement Date has already occurred).

“Debt Service Coverage Ratio” means, as of any date of determination, a ratio reasonably calculated by the Lender, in which (a) the numerator is the underwritten net cash flow, and (b) the denominator is the annual Debt Service.

“Debt Service Coverage Ratio (Mortgage Loan)” means, as of any date of determination, a ratio reasonably calculated by the Lender, in which (a) the numerator is the underwritten net cash flow, and (b) the denominator is the annual Debt Service (Mortgage Loan).

“Debt Yield” means, for any date of calculation, the percentage obtained by dividing (i) the underwritten net cash flow as of such date by (ii) the combined outstanding principal balances of the 360 Spear Loan Combination and the Mezzanine Loan.

“Debt Yield (Mortgage Loan)” means, for any date of calculation, the percentage obtained by dividing (i) the underwritten net cash flow as of such date by (ii) the outstanding principal balance of the 360 Spear Loan Combination.

“Holdback Release Conditions” means either:

(i)	the delivery by the Borrower to the Lender of evidence reasonably satisfactory to the Lender (with an estoppel certificate executed by the tenant pursuant to the Vitalant Lease being deemed to be satisfactory to the Lender if it confirms the following items (A) and (B), does not contain any statements that would be reasonably likely to result in a Material Adverse Effect, and otherwise conforms to the form estoppel required to be delivered by the tenant under the Vitalant Lease) (A) the tenant pursuant to the Vitalant Lease has fully accepted the entire space demised pursuant to the Vitalant Lease, and (B) all contingencies under Vitalant Lease to the effectiveness of the lease have been satisfied; or
(ii)	To the extent the Vitalant Lease is terminated prior to satisfaction of the requirements contemplated in clause (i) above, (A) the Debt Yield equals or exceed 6.95% and the Debt Yield (Mortgage Loan) equals 8.04%, (B) the entire premises demised pursuant to the Vitalant Lease as of the 360 Spear Origination Date has been re-tenanted pursuant to one or more Qualified Lease(s) (each such Qualified Lease, a “Vitalant Replacement Lease”), (C) the tenant pursuant to each Vitalant Replacement Lease has accepted the entire space demised to such tenant, (D) all contingencies under each Vitalant Replacement Lease to the effectiveness of the lease(s) have been satisfied, (E) all leasing commissions payable in connection with any such lease(s) have been paid and all tenant improvement obligations or other landlord obligations of an inducement nature have either been completed or paid in full or, alternatively, there are sufficient funds (when aggregated with the Remaining Vitalant Replacement Lease Rent Abatement Amount) in the Holdback Reserve Account for such purposes (the “Remaining Vitalant Replacement Lease TI/LC Amount”), (F) with respect to each such tenant under a Vitalant Replacement Lease, either (i) such tenant has actually commenced paying full contractual rent under the applicable Vitalant Replacement Lease and any initial free rent period or period of partial rent abatements has expired or (ii) such tenant is not paying rent solely due to any ongoing free (and/or abated) rent period that is set forth in the applicable Vitalant Replacement Lease and sufficient funds are on deposit in the Holdback Reserve
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Account (when aggregated with the Remaining Vitalant Replacement Lease TI/LC Amount) to account for all remaining scheduled free rent periods or rent abatements (the “Remaining Vitalant Replacement Lease Rent Abatement Amount”), and (G) the rent commencement date under all such lease(s) has been set.

“Key Principal” means John R. Winther.

“Letter of Credit” means an irrevocable, unconditional, transferable (without payment of any material transfer fee by the transferring or transferee beneficiary thereof), clean sight draft letter of credit acceptable to the Lender in its reasonable discretion (either an evergreen letter of credit or one which does not expire until at least 30 business days after the 360 Spear Maturity Date) in favor of the Lender and entitling the Lender to draw thereon, in whole or in part, in New York, New York or such other domestic location approved by the Lender or pursuant to procedures of the issuing bank provided that such issuing bank allows for draws (including partial draws by facsimile), issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank , to an applicant/obligor that is not the Borrower. Any Letter of Credit delivered to the Lender in connection with the 360 Spear Loan Combination will be subject to the terms and conditions set forth in the 360 Spear Loan Agreement.

“Low DSCR Period” will (I) commence if: (x) the Debt Service Coverage Ratio is less than 1.10x as of any Calculation Date or (y) the Debt Service Coverage Ratio (Mortgage Loan) is less than 1.40x as of any Calculation Date, provided, however, if any tenant becomes subject to a Tenant Adjustment Event, then the underwritten net cash flow as of the most recent Calculation Date may be immediately adjusted downward by the Lender and to the extent said adjustment results in a Debt Service Coverage Ratio that is below 1.10x or a Debt Service Coverage Ratio (Mortgage Loan) that is below 1.40x, a Low DSCR Period will immediately commence and (II) end if the 360 Spear Mortgaged Property has achieved a Debt Service Coverage Ratio of at least 1.10x and a Debt Service Coverage Ratio (Mortgage Loan) of at least 1.40x, in each case, for 2 consecutive Calculation Dates, as determined by the Lender.

“Material Adverse Effect” means any material adverse effect upon (i) the business, operations, or financial condition of the Borrower or Guarantor, (ii) the ability of the Borrower or Guarantor to perform their obligations under any 360 Spear Loan Document to which they are a party, (iii) the enforceability or validity of any 360 Spear Loan Document, the perfection or priority of any lien created under any 360 Spear Loan Document or the rights, interests and remedies of the Lender under any 360 Spear Loan Document or (iv) the value or use of the 360 Spear Mortgaged Property (or any material portion thereof) or the cash flows from the 360 Spear Mortgaged Property. For the avoidance of doubt, a diminution in value of or cash flow of the 360 Spear Mortgaged Property (or any material portion thereof) which is related to general market conditions and is not the result of any act or omission of any the Borrower, Guarantor, Key Principal or any Affiliate thereof will not be deemed a “Material Adverse Effect.”

“Qualified Lease” means either: (A) the original Lease Sweep Lease (see “-Lease Sweep Funds” below), as extended in accordance with (i) the express renewal option set forth in such Lease Sweep Lease or (ii) a modification of the Lease Sweep Lease approved by the Lender, or (B) a replacement lease that (i) either (x) with respect to any replacement of the Verizon Lease and/or any replacement lease demising all or any portion of the Lease Sweep Space with respect to the Verizon Lease, has a term that extends at least 5 years beyond the end of the 360 Spear Loan Combination term and has an initial term of at least 10 years, or (y) with respect to any other replacement lease, has an initial term of at least 5 years, and (ii) is entered into in accordance with the 360 Spear Loan Agreement.

“Restoration” means the repair, restoration and re-tenanting of the 360 Spear Mortgaged Property after a casualty or condemnation as nearly as possible to the condition the 360 Spear Mortgaged Property was in immediately prior to such casualty or condemnation, with such alterations as may be reasonably approved by the Lender.

“Restoration DSCR” means, as of any date of determination, the ratio of (a) the underwritten net cash flow of the 360 Spear Mortgaged Property, based on (x) annualized in place rents or annualized rents under leases that are reasonably expected by the Lender to remain in place following the completion of such

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Restoration and (y) expenses on a pro forma basis, to (b) an amount equal to the annual aggregate debt service on the 360 Spear Loan Combination and the Mezzanine Loan.

“Restoration DSCR (Mortgage Loan)” means, as of any date of determination, the ratio of (a) the underwritten net cash flow of the 360 Spear Mortgaged Property, based on (x) annualized in place rents or annualized rents under leases that are reasonably expected by the Lender to remain in place following the completion of such Restoration and (y) expenses on a pro forma basis, to (b) an amount equal to the annual debt service on the 360 Spear Loan Combination.

“Tenant Adjustment Event” means, with respect to a particular tenant, that such tenant (1) is not currently in occupancy and paying full, unabated rent (provided that no exclusion pursuant to this clause (1) will be made (x) to the extent such non-payment of rent is due to any ongoing free rent period that is set forth in a lease that is either in place as of the 360 Spear Origination Date or is executed in accordance with the terms of the 360 Spear Loan Agreement and for which the applicable tenant has accepted possession of its space and the Borrower has deposited into a reserve with the Lender (which such reserved free rent will be held by the Lender as Unfunded Obligations Reserve Funds and disbursed, in its reasonable discretion, in accordance with the 360 Spear Loan Agreement) an amount equal to the unabated rent that would otherwise be due and payable with respect to such lease during each unexpired free rent period if no rent concession were in place, including, without limitation, the free rent period with respect to the Verizon Lease for which Unfunded Obligations Reserve Funds are being deposited on the 360 Spear Origination Date (including, without limitation, that portion of the free rent being reserved with respect to the Verizon Lease related to January 2021 notwithstanding the fact that the Borrower will not be entitled to receive disbursements from the Unfunded Obligations Reserve Funds on account of such free rent amounts until the 360 Spear Payment Date occurring in February 2021, subject to the conditions set forth in the 360 Spear Loan Agreement)), (y) on and after the date on which the Holdback Release Conditions set forth in clause (i) of the definition thereof have been satisfied in full (the “Vitalant Holdback Release Date”) but prior to the Vitalant Evidentiary Date, with respect to the tenant under the Vitalant Lease for the 12-month period immediately following the Vitalant Holdback Release Date, and (z) on and after the Vitalant Evidentiary Date, with respect to the tenant under the Vitalant Lease for each month that the Remaining Vitalant Rent Abatement Amount is released pursuant to the 360 Spear Loan Agreement), (2) is affiliated with the Borrower or Guarantor (except with respect to Verizon to the extent Verizon becomes affiliated with the Borrower or Guarantor in accordance with the terms of the 360 Spear Loan Agreement), (3) is in default or in bankruptcy, (4) is under a month-to-month lease, or (5) is under a Lease where the term is set to expire in the next 2 succeeding calendar quarters.

“Trigger Period” will commence upon the occurrence of (i) an 360 Spear Loan Event of Default, or (ii) the commencement of a Low DSCR Period (provided, however, no Trigger Period will be deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions are satisfied), (iii) the commencement of an event of default under the Mezzanine Loan, or (iv) the commencement of a Lease Sweep Period; and will end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the 360 Spear Loan Event of Default commencing the Trigger Period has been cured and such cure has been accepted by the Lender (and no other 360 Spear Loan Event of Default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the Low DSCR Period has ended pursuant to the terms of the 360 Spear Loan Agreement, or (C) with respect to a Trigger Period continuing due to clause (iii), the Lender has received a notice from Mezzanine Lender that the applicable event of default under the Mezzanine Loan has either been cured or waived or (D) with respect to a Trigger Period continuing due to clause (iv), such Lease Sweep Period has ended pursuant to the terms of the 360 Spear Loan Agreement (and no other Lease Sweep Period is then continuing).

“Vitalant Lease” means that certain lease dated as of August 31, 2020 by and between VITALANT, an Arizona nonprofit corporation, dba “Vitalant Research Institute”, and MC PR II 360 SPEAR (SF) OWNER LLC, a Delaware limited liability company, as the same may be amended, supplemented or otherwise modified from time in accordance with the 360 Spear Loan Agreement.

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Cash Collateral Funds

If a Trigger Period is continuing (and no Lease Sweep Period is continuing), all Available Cash (see “Property Cash Flow Allocation” below) will be paid to the Lender and transferred by the Lender into an account (the “Cash Collateral Account”) to be held by the Lender as cash collateral for the debt (such amounts, the “Cash Collateral Funds”). Any Cash Collateral Funds on deposit in the Cash Collateral Account not previously disbursed or applied will, upon the termination of such Trigger Period be deposited into the Deposit Account to be applied and disbursed as described more fully in “Property Cash Flow Allocation” below on the next 360 Spear Payment Date. Notwithstanding the foregoing, the Lender will have the right, but not the obligation, at any time during the continuance of a 360 Spear Loan Event of Default, in its sole and absolute discretion to apply any and all Cash Collateral Funds then on deposit in the Cash Collateral Account to the debt or obligations, in such order and in such manner as the Lender will elect in its sole and absolute discretion, including to make a prepayment of principal (together with the applicable Prepayment Fee, if any, applicable thereto) or any other amounts due under the 360 Spear Loan Agreement.

Lease Sweep Funds

If a Lease Sweep Period is continuing, on each 360 Spear Payment Date all Available Cash (see “Property Cash Flow Allocation” below) will be transferred by the Lender (such amounts, the “Lease Sweep Funds”) into an account (the “Lease Sweep Account”).

Additionally, all Lease Sweep Lease Termination Payments will be deposited into the Lease Sweep Account and held as Lease Sweep Funds.

“Approved Lease Sweep Space Leasing Expenses” means actual out-of-pocket expenses to unaffiliated third-parties (except with respect to expenses to Affiliates of the Borrower or Guarantor to the extent such expenses either: (x) have been expressly approved by the Lender or (y) are paid to any Manager that is an Affiliate of the Borrower pursuant to either a Management Agreement in place as of the 360 Spear Origination Date or a Management Agreement which is entered into in accordance with the terms of the 360 Spear Loan Agreement, in any case under this clause (y), for leasing commission fees that are (A) not duplicative of fees paid to unaffiliated third parties and (B) at rates that do not exceed prevailing market rates (taking into consideration fees that will be paid to unaffiliated third-parties with respect to the same transaction)) incurred by the Borrower in leasing Lease Sweep Space at the 360 Spear Mortgaged Property pursuant to Qualified Leases, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by the Lender in connection with approving the applicable lease, or (B) otherwise approved by the Lender, which approval may not be unreasonably withheld or delayed, and (ii) are substantiated by executed lease documents and brokerage agreements. In no event may the disbursement of funds from the Lease Sweep Account to cover Approved Lease Sweep Space Leasing Expenses exceed (in the aggregate) the Lease Sweep Deposit Amount applicable to the Lease Sweep Space in question if such Lease Sweep Period was terminated pursuant to clauses (E) and/or (F) in the definition of Lease Sweep Period (unless otherwise approved by the Lender).

A “Go Dark Trigger” will be deemed to occur on the date on which any tenant under a Lease Sweep Lease has ceased operating its business (i.e., “goes dark”) in more than 50% of its Lease Sweep Space at the 360 Spear Mortgaged Property or gives notice that it intends to cease operating its business (unless the Lender determines in its reasonable judgment that such tenant does not actually intend to cease operating its business) in greater than 50% of its Lease Sweep Space at the 360 Spear Mortgaged Property, provided, however, to the extent (and for so long as) that any such cessation of operations by a tenant pursuant to a Lease Sweep Lease satisfies any of the following conditions, no Go Dark Trigger will be deemed to occur (said conditions, the “Permitted Go Dark Criteria”):

(i)	said discontinuation is effectuated in order to comply with governmental restrictions which restrict the use or occupancy of the 360 Spear Mortgaged Property as a result of, or otherwise in connection with, the COVID-19 pandemic or any other pandemic or epidemic, and the applicable tenant resumes operations in its Lease Sweep Space within 180 days after such government restrictions are lifted; or
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(ii)	said discontinuation is effectuated in connection with the applicable tenant’s commercially reasonable safety protocols relating to the COVID-19 pandemic (provided and for so long as said safety protocols are generally consistent (as determined by the Lender in its reasonable discretion) with the protocols instituted by similarly situated businesses in the geographic area where the 360 Spear Mortgaged Property is located and provided further that the applicable tenant resumes operations in its respective space no later than the date that is 18 months following the 360 Spear Origination Date (provided that in no event will a tenant be deemed to satisfy the Permitted Go Dark Criteria in accordance with this clause (ii) at any time from and after the date that is 18 months following the 360 Spear Origination Date); or
(iii)	during the period that said discontinuation of operations continues, such tenant (or any parent entity thereof that has guaranteed all of said tenant’s obligations pursuant to the Lease Sweep Lease) maintains an Investment Grade Rating.

“Investment Grade Rating” means, with respect to any Person, a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other national statistical rating agencies which rate such Person.

“Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $60.00.

“Lease Sweep Lease Termination Payments” means, collectively, all sums paid with respect to any rejection, termination, surrender or cancellation of any Lease Sweep Lease (including in any Lease Sweep Tenant Party Insolvency Proceeding) or any lease buy-out or surrender payment from any tenant under a Lease Sweep Lease (including any payment relating to unamortized tenant improvements and/or leasing commissions and/or application of any security deposit, including, without limitation, any forfeited security deposits and/or draws on letters of credit pursuant to the terms of the applicable lease and in accordance with applicable law).

“Lease Sweep Period”

(i)       will commence on the first 360 Spear Payment Date following the occurrence of any of the following:

(a)       with respect to each Lease Sweep Lease, the earlier to occur of: (1) 9 months prior to the earliest stated expiration (including the stated expiration of any renewal term) with respect to the Lattice Lease or, with respect to any other Lease Sweep Lease, 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease; and (2) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised);

(b)       the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the Borrower or Manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date), except to the extent that each of the conditions set forth below in clause (ii)(A) of this definition are satisfied;

(c)       the occurrence of a Go Dark Trigger except to the extent that (and for so long as) (x) the Sublease Conditions are satisfied with respect to the applicable Lease Sweep Lease and/or (y) the applicable tenant under the applicable Lease Sweep Lease is in possession of its premises and is not open for business (for a period not to exceed 12 months from the date on which the applicable tenant takes possession of the premises demised pursuant to the applicable Lease Sweep Lease) because (and for so long as) it is performing its initial build out of its premises (in accordance with the terms of a Lease Sweep Lease in place as of the 360 Spear Origination Date or entered into in accordance with the terms of the 360 Spear Loan Agreement) in a commercially reasonable diligent fashion;

(d)       upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

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(e)       the occurrence of a Lease Sweep Tenant Party Insolvency Proceeding; or

(f)       the date that is 12 months prior to the 360 Spear Maturity Date if any Lease Sweep Lease (and/or any lease (x) replacing any Lease Sweep Lease and/or (y) demising any Lease Sweep Space) has a stated expiration date that will occur on or before the date that is 2 years following the 360 Spear Maturity Date; and

(ii)       will end upon the first to occur of the following:

(A)       in the case of clauses (i)(a), (i)(b), (i)(c), (i)(d) and (i)(e) above, the entirety of the Lease Sweep Space (or applicable portion thereof) is leased pursuant to one or more Qualified Leases and, in the Lender’s reasonable judgment, sufficient funds have been accumulated in the Lease Sweep Account (provided that the Borrower may deposit additional funds into the Lease Sweep Account to satisfy this requirement) to cover all anticipated Approved Lease Sweep Space Leasing Expenses, free rent periods, and/or rent abatement periods set forth in all such Qualified Leases and any shortfalls in required payments under the 360 Spear Loan Agreement or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Qualified Leases;

(B)       in the case of clauses (i)(a) and (i)(b) above, the date on which (x) the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Space, (y) in the Lender’s judgment, sufficient funds have been accumulated in the Lease Sweep Account (provided that the Borrower may deposit additional funds into the Lease Sweep Account to satisfy this requirement) to cover all anticipated Approved Lease Sweep Space Leasing Expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension, and (z) solely with respect to a Lease Sweep Period with respect to clause (i)(b) above, with the Lender’s written consent (not to be unreasonably withheld, conditioned or delayed; provided that the Lender’s written consent will not be required if the applicable reinstated or reaffirmed Lease Sweep Lease is on the same terms and conditions as in effect immediately prior to the termination or cancellation of such Lease Sweep Lease, as applicable), the applicable tenant under the Lease Sweep Lease has revoked or rescinded the termination or cancellation with respect to the applicable Lease Sweep Lease and has re-affirmed the applicable Lease Sweep Lease as being in full force and effect (and, if applicable, each guarantor under each guaranty with respect to such Lease Sweep Lease has (X) acknowledged such revocation or rescission of the termination or cancellation, as applicable, (Y) acknowledged that the Lease Sweep Lease is in full force and effect, and (Z) has re-affirmed the applicable guaranty as being in full force and effect);

(C)       in the case of clause (i)(d) above, the date on which the subject default has been cured, and no other monetary or material non-monetary default under such Lease Sweep Lease occurs for a period of 3 consecutive months following such cure;

(D)       in the case of clause (i)(e) above, either (a) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the Lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the Lender;

(E)       in the case of clauses (i)(a), (i)(b), (i)(c), (i)(d), and (i)(e) above, the date on which each of the following conditions is satisfied:

a. The sum of Lease Sweep Funds in the Lease Sweep Account collected with respect to the Untenanted Portion of the Lease Sweep Lease in question (including any Lease Termination Payments with respect to such Lease Sweep Lease) deposited into the Lease Sweep Account (without duplication of any amounts necessary to satisfy clause (E)(b) below) is equal to the Lease Sweep Deposit Amount applicable to such Untenanted Portion of the Lease Sweep Space (provided that the Borrower may deposit cash into the Lease Sweep Account in order to satisfy this clause (ii)(E)(a)); provided that, solely in connection with Lease Sweep Period pursuant to clause (i)(c) above, and solely to the extent that the applicable tenant under the applicable Lease Sweep Space continues to operate (and has not given notice that it intends to cease operating) its business in at least 25% of its Lease

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Sweep Space at the 360 Spear Mortgaged Property (such applicable portion of the applicable Lease Sweep Space, the “Non-Dark Portion”), the applicable Untenanted Portion of the Lease Sweep Lease in question will be deemed to be reduced by the rentable square footage of the Non-Dark Portion; and

b. In the Lender’s judgment (in its reasonable discretion), sufficient funds have been accumulated in the Lease Sweep Account (without, in any case, duplication of any amounts necessary to satisfy clause (E)(a) above) with respect to the Tenanted Portion of the Lease Sweep Space in question to cover all anticipated Approved Lease Sweep Space Leasing Expenses, free rent periods, and/or rent abatement periods set forth in all Qualified Leases demising the Tenanted Portion of the applicable Lease Sweep Space and any debt service shortfalls or shortfalls in operating expenses as a result of any anticipated down time prior to the commencement of payments under such Qualified Leases (provided that the Borrower may deposit cash into the Lease Sweep Account in order to satisfy this clause (ii)(E)(b));

(F)       in the case of clause (i)(c) above, the Sublease Conditions are satisfied with respect to the applicable Lease Sweep Lease; and

(G)       in the case of clause (i)(f) above, the date on which either (a) each Lease Sweep Lease (and each lease (if any) (x) replacing any Lease Sweep Lease and/or (y) demising any Lease Sweep Space) (such applicable Lease Sweep Leases and/or other applicable leases, each an “Applicable Short Lease”) has been amended and/or modified, as applicable, with the Lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed provided that no 360 Spear Loan Event of Default has occurred and is continuing) so that it has a stated expiration date that will occur after the date that is 2 years following the 360 Spear Maturity Date, or (b) the sum of Lease Sweep Funds in the Lease Sweep Account collected with respect to each such Applicable Short Lease in question deposited into the Lease Sweep Account (without duplication of any amounts necessary to satisfy clause (ii)(E) above) is equal to the Lease Sweep Deposit Amount applicable to each such Applicable Short Lease (it being acknowledged and agreed, for the avoidance of doubt, that (x) solely for purposes of determining the applicable Lease Sweep Deposit Amount for purposes of this clause (ii)(G)(b), each Applicable Short Lease will be deemed to be a Lease Sweep Lease, and (y) the Borrower may deposit cash into the Lease Sweep Account in order to satisfy this clause (ii)(G)(b)).

For purposes of the definition of “Lease Sweep Period”, “Tenanted Portion” means any portion of the applicable Lease Sweep Space which has been re-tenanted pursuant to one or more Qualified Leases, and the “Untenanted Portion” means any portion of the applicable Lease Sweep Space which does not qualify as the “Tenanted Portion”.

“Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

“Lease Sweep Tenant Party” means a tenant under a Lease Sweep Lease and/or any guarantor of such tenant’s obligations under a Lease Sweep Lease.

“Lease Sweep Tenant Party Insolvency Proceeding” means (A) the admission in in writing in court or in writing in a similar proceeding by any Lease Sweep Tenant Party of its inability to pay its debts generally, or the making of a general assignment for the benefit of creditors, or the instituting by any Lease Sweep Tenant Party of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or the taking advantage by any Lease Sweep Tenant Party of any insolvency law, or the commencement by any Lease Sweep Tenant Party of a case or other proceeding naming it as debtor under any insolvency law or the instituting of a case or other proceeding against or with respect to any Lease Sweep Tenant Party under any insolvency law or (B) the instituting of any proceeding against or with respect to any Lease Sweep Tenant Party seeking liquidation of its assets or the appointment of (or if any Lease Sweep Tenant Party consents to the appointment of) a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.

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The “Sublease Conditions” will be deemed satisfied to the extent that the Borrower provides evidence to the Lender that is reasonably acceptable to the Lender that: (i) the majority (i.e., more than 50%) of the applicable Lease Sweep Space is demised to a subtenant pursuant to a sublease entered into in accordance with the 360 Spear Loan Agreement, (ii) the applicable subtenant is open for business in the entirety of the space demised pursuant to such sublease, (iii) the applicable sublease either (A) has a stated expiration that is co-terminus with the applicable Lease Sweep Lease and does not contain any early termination options (other than standard and customary termination rights in connection with casualty, condemnation, and sublandlord default), or (B) has an initial term of at least 2 years, and, as of the applicable date of determination, there are at least 12 months remaining until the stated expiration date thereof without any early termination options (other than (x) standard and customary termination rights in connection with casualty, condemnation, and sublandlord default and/or (y) termination options that are not exercisable by the applicable tenant within 12 months of the applicable date of determination) (provided, for the avoidance of doubt, that, with respect to any sublease that does not satisfy the condition set forth in the foregoing clause (iii)(A), the Sublease Conditions will not be deemed to be satisfied during the last 12 months of the term of such sublease), (iv) the applicable sublease provides for base rental rates and other economic terms which are as favorable or better than the comparable terms in the prime Lease Sweep Lease, (v) the applicable subtenant is paying full unabated rent pursuant to its sublease, is not in default thereunder, and said subtenant is not subject to a Lease Sweep Tenant Party Insolvency Proceeding, (vi) the applicable subtenant has not sent any written notice indicating an intent to “go dark” (unless the Lender determines in its reasonable judgment that such tenant does not actually intend to “go dark”) and/or terminate its sublease and (vii) the applicable subtenant (A) is of an equal or higher credit quality and reputation as the tenant pursuant to the applicable Lease Sweep Lease (as determined by the Lender in its reasonable discretion) and/or (B) has (or a guarantor that guarantees all of the obligations of the applicable subtenant under the applicable sublease has) an Investment Grade Rating.

Property Cash Flow Allocation

On each 360 Spear Payment Date, except during the continuance of a 360 Spear Loan Event of Default, all funds deposited into the Deposit Account during the immediately preceding 360 Spear Interest Period will be applied on such 360 Spear Payment Date in the following order of priority:

(i)       First, to the Tax Account, to make the required payments of Tax Funds as required under the 360 Spear Loan Agreement;

(ii)       Second, to the Insurance Account, to make any required payments of Insurance Funds as required under the 360 Spear Loan Agreement;

(iii)       Third, to the Lender, funds sufficient to pay the Monthly Interest Payment Amount or Monthly Debt Service Payment Amount (as applicable) to the Lender, funds sufficient to pay the Monthly Interest Payment Amount or Monthly Debt Service Payment Amount (as applicable), applied first to the payment of interest computed at the 360 Spear Interest Rate with the remainder (to the extent said payment is prior to the Interest-Only Commencement Date) applied to the reduction of the 360 Spear Loan Combination Outstanding Principal Balance;

(iv)       Fourth, to the Capital Expenditure Account, funds in an amount equal to the Capital Expenditure Deposit Amount;

(v)       Fifth, to the Rollover Account, funds in an amount equal to the Rollover Deposit Amount;

(vi)       Sixth, to the Lender, of any other amounts then due and payable to the Lender under the 360 Spear Loan Documents;

(vii)       Seventh, during any Trigger Period or while any Mezzanine Loan is outstanding, to the Borrower, funds in an amount equal to (I) the lesser of (A) the Monthly Operating Expense Budgeted Amount and (B) the actual operating expenses paid in cash or incurred by or on behalf of the Borrower with

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respect to the 360 Spear Mortgaged Property during such calendar month minus (II) any excess of (A) over (B) received by the Borrower that has not been previously deducted pursuant to this clause (vii)(II);

(viii)       Eighth, during any Trigger Period or while any Mezzanine Loan is outstanding, to the Borrower, payments for Approved Extraordinary Operating Expenses, if any;

(ix)       Ninth, if a Trigger Period is continuing, to the Mezzanine Payment Account, funds in an amount equal to the current monthly debt service payment on the Mezzanine Loan due and owing on such 360 Spear Payment Date in accordance with the Mezzanine Lender Payment Instruction with respect to such 360 Spear Payment Date;

(x)       Lastly, all amounts remaining after payment of the amounts set forth in clauses (i) through (ix) above (collectively, “Available Cash”): (A) during a Trigger Period continuing due to a Lease Sweep Period (regardless of whether any other Trigger Period is continuing), to the Lease Sweep Account to be held and disbursed in accordance with the 360 Spear Loan Agreement; (B) during a Trigger Period other than a Trigger Period continuing due to a Lease Sweep Period, to the Cash Collateral Account to be held or disbursed in accordance with the 360 Spear Loan Agreement or (C) provided no Trigger Period is continuing (1) if the Mezzanine Loan (or any portion thereof) is outstanding, be deposited into the Mezzanine Payment Account (to be transferred to the Mezzanine Deposit Account and applied or disbursed in accordance with the Mezzanine Loan Documents) or (2) otherwise, be disbursed to the Borrower.

The failure of the Borrower to make all of the payments required under clauses (i) through (vi) above in full on each 360 Spear Payment Date will constitute a 360 Spear Loan Event of Default; provided, however, if adequate funds are available in the Deposit Account (as opposed to subaccounts thereof) for such payments, and the Borrower is not otherwise in default under the 360 Spear Loan Agreement, the failure by the Deposit Bank to allocate such funds into the appropriate accounts will not constitute a 360 Spear Loan Event of Default.

The Borrower has pledged, transferred and assigned to the Lender, a continuing perfected security interest in and to, and a general first lien upon, among other things (i) the Deposit Account, the Clearing Account and all of the Borrower’s right, title and interest in and to all cash, property or rights transferred to or deposited in the Deposit Account or the Clearing Account, (ii) all earnings, investments and securities held in the Deposit Account or the Clearing Account and (iii) any and all proceeds of the foregoing.

All proceeds or awards due to a casualty or condemnation will be deposited in an account (the “Casualty and Condemnation Account”) and applied in accordance with the 360 Spear Loan Agreement.

“Approved Extraordinary Operating Expense” means an extraordinary operating expense not set forth in the Approved Annual Budget (as defined in the “Annual Budget”, see below) incurred by the Borrower which (x) relates to utilities costs, insurance premiums (to the extent incurred in procuring insurance required by the 360 Spear Loan Agreement), and taxes, in each case, actually imposed on the 360 Spear Mortgaged Property and/or actually incurred with respect to the 360 Spear Mortgaged Property (as applicable), (y) does not result in an increase of more than 2% of the applicable cost set forth in the applicable Approved Annual Budget, and/or (z) is approved by the Lender, as applicable.

“Mezzanine Lender Payment Instruction” means a notice, which notice may be in the form of the monthly payment invoice sent to Mezzanine Borrower, setting forth the Monthly Mezzanine Debt Service Payment and with respect to the initial notice or if there is any change from the initial notice or any prior notice, (i) the Mezzanine Deposit Account and (ii) wire instructions for such payment.

“Mezzanine Payment Account” means an account into which the Deposit Bank will deposit from the Deposit Account the amounts required to be deposited pursuant to the payment priorities set forth above.

“Monthly Mezzanine Debt Service Payment” means, as to each 360 Spear Payment Date, an amount equal to the scheduled payment of interest payable by Mezzanine Borrower on such 360 Spear Payment Date pursuant to the terms of the Mezzanine Loan Documents (it being acknowledged that the Monthly

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Mezzanine Debt Service Payment will not include any payments due to Mezzanine Lender beyond regularly scheduled principal (if any) and interest payments, which excluded additional payments will include, without limitation, any default interest, late charges, missed payments, reserve deposits (if any) and/or amounts due in connection with an acceleration of the Mezzanine Loan or other exercise of remedies thereunder).

“Monthly Operating Expense Budgeted Amount” means the monthly amount set forth in the Approved Annual Budget for operating expenses for the calendar month in which such 360 Spear Payment Date occurs; provided that management fees payable to Manager as part of the Monthly Operating Expense Budgeted Amount may not exceed 4% of rents.

Property Management

The 360 Spear Mortgaged Property is currently managed by Harvest Properties, Inc., a California corporation, which is an Affiliate of the Borrower. The Borrower is required to (i) cause the Manager to manage the 360 Spear Mortgaged Property in accordance with the Management Agreement, (ii) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Management Agreement on the part of the Borrower to be performed and observed, (iii) promptly notify the Lender of any material default under the Management Agreement of which it is aware, (iv) promptly deliver to the Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement, and (v) promptly enforce in a commercially reasonable manner the performance and observance of all of the material covenants required to be performed and observed by the Manager under the Management Agreement. If the Borrower defaults in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of the Borrower to be performed or observed), then, without limiting the Lender’s other rights or remedies under the 360 Spear Loan Agreement or the other 360 Spear Loan Documents, and without waiving or releasing the Borrower from any of its obligations thereunder or under the Management Agreement, the Lender will have the right to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of the Borrower to be performed or observed.

The Borrower may not (i) surrender, terminate, cancel, or modify in any material respect, renew or extend the Management Agreement, (ii) enter into any other agreement relating to the management or operation of the related 360 Spear Mortgaged Property with Manager or any other Person, (iii) consent to the assignment by the Manager of its interest under any Management Agreement, or (iv) waive or release any of its material rights and remedies under the Management Agreement, in each case without the express consent of the Lender, which consent may not be unreasonably withheld, conditioned or delayed; provided, however, with respect to a new property manager such consent may be conditioned upon the Borrower delivering a rating agency confirmation from each applicable rating agency as to such new property manager and management agreement. Notwithstanding the foregoing, however, provided no 360 Spear Loan Event of Default is continuing, the approval of the Lender and the rating agencies will not be required with respect to (x) the appointment of an Unaffiliated Qualified Manager and/or (y) any automatic extension and/or automatic renewal of the then-existing Management Agreement expressly and specifically provided in such Management Agreement which does not require any affirmative action of either party. If at any time the Lender consents to the appointment of a new property manager or a Qualified Manager is appointed, such new property manager (including a Qualified Manager) and the Borrower will be required, as a condition of the Lender’s consent, (a) to execute a management agreement in form and substance reasonably acceptable to the Lender, (b) to execute a subordination of management agreement in a form reasonably acceptable to the Lender and (c) to deliver an updated non-consolidation opinion if such Qualified Manager is an Affiliate of the Borrower, Guarantor or Key Principal.

The Lender has the right to require the Borrower to replace the Manager with (x) an Unaffiliated Qualified Manager selected by the Borrower or (y) another property manager chosen by the Borrower and approved by the Lender (provided, that such approval may be conditioned upon the Borrower delivering a rating agency confirmation from each applicable rating agency as to such new property manager and management agreement) upon the occurrence of any one or more of the following events: (i) at any time during the continuance of a 360 Spear Loan Event of Default, (ii) if Manager is in default under the

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Management Agreement beyond any applicable notice and cure period, (iii) if Manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if at any time the Manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

“Management Agreement” means the management agreement entered into by and between the Borrower and the current Manager or any replacement management agreement in accordance with the terms of the 360 Spear Loan Documents, pursuant to which the Manager is to provide property management and other services with respect to a 360 Spear Mortgaged Property.

“Qualified Manager” means (i) so long as the Borrower is Controlled by Key Principal, a property management company owned and/or Controlled by Key Principal, (ii) Harvest Properties, Inc., a California corporation (for so long as there has been no material adverse change in such Person’s general business standing or reputation from the respective levels thereof as of the 360 Spear Origination Date), or (iii) an Unaffiliated Qualified Manager.

“Unaffiliated Qualified Manager” means an unaffiliated property manager of the 360 Spear Mortgaged Property that (A) is a reputable, nationally or regionally recognized management company having at least 5 years’ experience in the management of properties that are similar to the 360 Spear Mortgaged Property as to quality, location and type, (B) at the time of its engagement as property manager has (x) leasable square footage of the same property type as the 360 Spear Mortgaged Property equal to the lesser of 1,000,000 leasable square feet in the aggregate and 5 times the leasable square feet of the 360 Spear Mortgaged Property and (y) managed at least 5 properties that are similar to the 360 Spear Mortgaged Property as to quality, location and type and (C) is not the subject of a bankruptcy or similar insolvency proceeding.

Permitted Transfers

Notwithstanding anything to the contrary contained in the 360 Spear Loan Agreement, the following transfers (the “Permitted Transfers”) are permitted under the 360 Spear Loan Agreement without the consent or approval of the Lender:

(1)               a lease entered into in accordance with the 360 Spear Loan Documents;

(2)               a Transfer and Assumption in accordance with the 360 Spear Loan Agreement (described below);

(3)               a 360 Spear Permitted Encumbrance;

(4)               the transfer of publicly traded shares on a nationally or internationally recognized stock exchange in any indirect equity owner of the Borrower;

(5)               a Mezzanine Transfer in accordance with the terms and provisions of the Mezzanine Intercreditor Agreement;

(6)               a transfer (other than a pledge, hypothecation, assignment or other encumbrance) of any direct or indirect interest in the Borrower related to or in connection with the estate planning of such transferor to (1) an immediate family member of such interest holder (or to partnerships or limited liability companies Controlled solely by one or more of such family members) or (2) a trust established for the benefit of such immediate family member, provided that:

(A)  if such transfer would cause the transferee, together with its Affiliates, to increase its direct or indirect interest in the Borrower or any Person that Controls the Borrower to an amount which equals or exceeds 10% (and said transferee did not own an interest in excess of 10% of the direct or indirect interest in the Borrower or any Person that Controls the Borrower prior to said transfer), the Borrower must provide to the Lender 30 days prior written notice thereof;

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(B)  such transfer will not otherwise result in a change of Control of the Borrower or change of the day to day management and operations of the 360 Spear Mortgaged Property;

(C)  the Borrower will continue to be a Special Purpose Bankruptcy Remote Entity and a Delaware single member limited liability company;

(D)  if such transfer causes the transferee, together with its Affiliates, to increase its direct or indirect interest (excluding Persons whose applicable direct or indirect interests consist solely of publicly traded shares on a nationally or internationally recognized stock exchange in any indirect equity owner of the Borrower) in the Borrower or any Person that Controls the Borrower to an amount which equals or exceeds the Satisfactory Search Threshold, such transferee must be a Qualified Transferee;

(E)  the 360 Spear Mortgaged Property will continue to be managed by a Qualified Manager or by a property manager reasonably acceptable to the Lender and acceptable to the applicable rating agencies; and

(F)   if such transfer causes the transferee together with its Affiliates to acquire or to increase its direct or indirect interest in the Borrower to an amount which equals or exceeds 49%, to the extent that the Lender reasonably determines that the pairings in the most recently delivered non-consolidation opinion with respect to the 360 Spear Loan Combination no longer apply, the Borrower must deliver to the Lender a non-consolidation opinion in form and substance, and from counsel, reasonably satisfactory to the Lender (it being acknowledged and agreed that a non-consolidation opinion in form and substance, and from counsel, substantially similar to the non-consolidation opinion delivered to the Lender in connection with the 360 Spear Loan Combination (with the updated pairings) will be deemed to be satisfactory to the Lender) and satisfactory to the applicable rating agencies;

(7)               a transfer (other than a pledge, hypothecation, assignment or other encumbrance) of any direct or indirect interest in the Borrower that occurs by devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest, provided that:

(A)  the Borrower gives the Lender notice of such transfer together with copies of all instruments effecting such transfer not less than 30 days after the date of such transfer;

(B)  the Borrower will continue to be a Special Purpose Bankruptcy Remote Entity and a Delaware single member limited liability company;

(C)  the 360 Spear Mortgaged Property will continue to be managed by a Qualified Manager or by a property manager reasonably acceptable to the Lender and acceptable to the applicable rating agencies;

(D)  if such transfer causes the transferee, together with its Affiliates, to increase its direct or indirect interest (excluding Persons whose applicable direct or indirect interests consist solely of publicly traded shares on a nationally or internationally recognized stock exchange in any indirect equity owner of the Borrower) in the Borrower or any Person that Controls the Borrower to an amount which equals or exceeds the Satisfactory Search Threshold, such transferee must be a Qualified Transferee;

(E)  if such transfer results in a change of Control of the Borrower to a Person other than (A) a Key Principal (directly or indirectly) or (B) the estate of any Key Principal (during the pendency of the settlement by the estate of any Key Principal and if such transfer occurs as a result of the death of any Key Principal); such transfer is approved by the Lender in writing within 30 days after any such transfer, which approval not to be unreasonably withheld, conditioned or delayed (but may be conditioned upon delivery of a rating agency confirmation from each applicable rating agency within 60 days after any such transfer (or such longer time

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as may reasonably be necessary for the Borrower to obtain the rating agency confirmations, provided the Borrower is diligently pursuing same)); and

(F)   if such transfer causes (x) a change of Control of the Borrower or (y) the transferee together with its Affiliates to acquire or to increase its direct or indirect interest in the Borrower to an amount which equals or exceeds 49%, then, to the extent that the Lender reasonably determines that the pairings in the most recently delivered non-consolidation opinion with respect to the 360 Spear Loan Combination no longer apply, the Borrower must deliver to the Lender a non-consolidation opinion in form and substance, and from counsel, reasonably satisfactory to the Lender (it being acknowledged and agreed that a non-consolidation opinion in form and substance, and from counsel, substantially similar to the non-consolidation opinion delivered to the Lender in connection with the 360 Spear Loan Combination (with the updated pairings) will be deemed to be satisfactory to the Lender) and satisfactory to the applicable Rating Agencies within 30 days of the Lender’s request for such non-consolidation opinion;

(8)               a transfer (other than a pledge, hypothecation, assignment or other encumbrance) of a direct or indirect interest in the Borrower will be permitted without the Lender’s consent provided that:

(A)  such transfer will not (x) cause the transferee (other than Key Principal), together with its Affiliates, to increase its direct or indirect interest in the Borrower to an amount which equals or exceeds 49% or (y) result in a change in Control of the Borrower;

(B)  the Borrower will continue to be a Special Purpose Bankruptcy Remote Entity and a Delaware single member limited liability company;

(C)  if such transfer causes the transferee, together with its Affiliates, to increase its direct or indirect interest (excluding Persons whose applicable direct or indirect interests consist solely of publicly traded shares on a nationally or internationally recognized stock exchange in any indirect equity owner of the Borrower) in the Borrower or any Person that Controls the Borrower to an amount which equals or exceeds the Satisfactory Search Threshold, such transferee must be a Qualified Transferee and Borrower must provide Lender 30 days prior written notice;

(D)  the 360 Spear Mortgaged Property will continue to be managed by a Qualified Manager or by a property manager reasonably acceptable to the Lender and acceptable to the applicable rating agencies; and

(E)  after giving effect to such transfer, (A) Key Principal will continue to control the day to day operations of the Borrower, (B) Key Principal, together with Key Principal’s immediate family members, will continue to own at least 30% (or, solely to the extent that the Verizon Ownership Conditions are satisfied after giving effect to such transfer, 20%) of all equity interests (direct or indirect) of the Borrower, and (C) Key Principal (together with (I) officers and/or employees of Harvest Properties, Inc., a California corporation, so long as John Winther is (x) the Key Principal and (y) a senior officer of Harvest Properties, Inc., a California corporation, and (II) Key Principal’s immediate family members) own at least 40% (or, solely to the extent that the Verizon Ownership Conditions are satisfied after giving effect to such transfer, 30%) of all equity interests (direct or indirect) of the Borrower;

(9)               provided that the Verizon Assumption Conditions are satisfied and no 360 Spear Loan Event of Default then exists, a transfer (other than a pledge, hypothecation, assignment or other encumbrance) of up to a 49% non-controlling direct and/or indirect interest in the Borrower to any Person that is wholly owned and Controlled by Verizon Communications, Inc. (such transfer, a “Permitted Verizon Transfer”), provided that:

(A)  such transfer will not result in a change of Control of the Borrower or change of the day to day management and operations of the 360 Spear Mortgaged Property;

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(B)  the Borrower will continue to be a Special Purpose Bankruptcy Remote Entity and a Delaware single member limited liability company;

(C)  the Borrower provides the Lender not less than 30 days prior written notice (and not more than 90 days prior written notice) and said notice (and said transfer) must occur after securitization of the 360 Spear Loan Combination;

(D)  if such transfer causes the transferee, together with its Affiliates, to increase its direct or indirect interest (excluding Persons whose applicable direct or indirect interests consist solely of publicly traded shares on a nationally or internationally recognized stock exchange in any indirect equity owner of the Borrower) in the Borrower or any Person that Controls the Borrower to an amount which equals or exceeds the Satisfactory Search Threshold, such transferee must be a Qualified Transferee;

(E)  after giving effect to such transfer, (A) Key Principal will continue to control the day to day operations of the Borrower, (B) Key Principal, together with Key Principal’s immediate family members, will continue to own at least 20% of all equity interests (direct or indirect) of the Borrower, and (C) Key Principal (together with (I) officers and/or employees of Harvest Properties, Inc., a California corporation, so long as John Winther is (x) the Key Principal and (y) a senior officer of Harvest Properties, Inc., a California corporation, and (II) Key Principal’s immediate family members) own at least 40% (or, solely to the extent that the Verizon Ownership Conditions are satisfied after giving effect to such transfer, 30%) of all equity interests (direct or indirect) of the Borrower;

(F)   the 360 Spear Mortgaged Property will continue to be managed by a Qualified Manager or by a property manager reasonably acceptable to the Lender and acceptable to the applicable rating agencies;

(G)  all organizational documents which are entered into (and/or any amendments of any organizational documents of the Borrower that are modified in connection with the applicable transfer) will be subject to Lender review and approval in its reasonable discretion;

(H)  the Borrower must deliver to the Lender a non-consolidation opinion in form and substance, and from counsel, reasonably satisfactory to the Lender and satisfactory to the applicable rating agencies (which non-consolidation opinion will, among other standard and customary matters, specifically addresses the Verizon Lease and the affiliation of the tenant thereunder to the Borrower and nevertheless expressly provide that such lease and ownership structure will not create any additional risk of substantive consolidation); and

(I)    the Borrower will enter into any modifications of the 360 Spear Loan Documents as may be requested by the Lender to provide for additional representations, covenants and non-recourse provisions regarding the Verizon Lease as the Lender determines in its reasonable discretion are customarily included in an “owner-occupied” or “affiliate tenant” loan transaction; and/or

(10)            any Permitted Pledge provided that: (X) the Lender receives at least 10 days prior written notice of the same (provided such prior written notice will only be required to the extent a notice would be required under the 360 Spear Loan Agreement in the event the interests that are the subject to the Permitted Pledge were being transferred rather than pledged) and (Y) for the avoidance of doubt any transfer (other than the initial granting of the Permitted Pledge) consummated in connection with said Permitted Pledge (including, without limitation, any transfer as a result of a foreclosure of the applicable Permitted Pledge) must satisfy the applicable transfer requirements set forth above.

As used above, “immediate family member” means a sibling, family trust, parent, spouse, child (or step-child), grandchild or other lineal descendant of the interest holder.

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Notwithstanding anything to the contrary contained in the 360 Spear Loan Agreement, if, as a result of any transfer, Guarantor no longer Controls the Borrower and/or Guarantor no longer owns any direct or indirect interest in the Borrower (or if there were two or more Guarantors immediately prior to such transfer, no Guarantor any longer Controls the Borrower or any such Guarantor no longer has a direct or indirect interest in the Borrower), then it will also be a condition for such transfer to be a Permitted Transfer that one or more Approved Replacement Guarantors execute and deliver a guaranty of recourse obligations (in the same form as the Guaranty delivered to the Lender by Guarantor on the 360 Spear Origination Date) and an environmental indemnity agreement (in the same form as the Environmental Indemnity Agreement delivered to the Lender by Guarantor on the 360 Spear Origination Date) on or prior to the date of such transfer (or, in the case of a transfer described in clause (7) above, within 30 days after the date of such transfer), pursuant to which, in each case, the Approved Replacement Guarantor(s) agree(s) to be liable under each such guaranty of recourse obligations and environmental indemnity agreement from and after the date of such transfer (whereupon the previous guarantor will be released from any further liability under the guaranty of recourse obligations from acts that arise from and after the date of such transfer other than the acts or actions of the released Guarantor or any Affiliate thereof (or any Person acting on behalf thereof) and such Approved Replacement Guarantor(s) will be the “Guarantor” for all purposes set forth in the 360 Spear Loan Agreement); provided, however, that the previous guarantors will have the burden of proof with respect to any events or acts that such guarantors allege to have occurred after the date of any such release in accordance with the terms of the 360 Spear Loan Agreement and the replacement guarantors will have the burden of proof with respect to any events or acts that such replacement guarantors allege to have occurred prior to the date such guarantors became replacement guarantors under the 360 Spear Loan Agreement).

In addition, the replacement of Guarantor with one or more Approved Replacement Guarantors is permitted, provided that: (i) the Borrower provides the Lender (A) at least 30 days prior written notice of its intention to consummate such replacement, which such notice will be accompanied by (x) the legal name, contact information and state of formation/incorporation of such proposed Approved Replacement Guarantor, as applicable, and (y) unaudited financial statements, balance sheets and statement of profits and loss of such proposed Approved Replacement Guarantor (or such other comparable financial statements as reasonably acceptable to the Lender) certified as true and correct in all material respects as of the date thereof by an officer of such proposed Approved Replacement Guarantor, and (B) such other information and/or materials as the Lender may request in its reasonable discretion; (ii) each such Approved Replacement Guarantor will execute and deliver a guaranty of recourse obligations (in the same form as the Guaranty delivered to the Lender by Guarantor on the date of the 360 Spear Loan Agreement) and an environmental indemnity agreement (in the same form as the Environmental Indemnity Agreement delivered to the Lender by Guarantor on the 360 Spear Origination Date) on or prior to the date of such replacement, pursuant to which, in each case, the Approved Replacement Guarantor(s) agree(s) to be liable under each such guaranty of recourse obligations and environmental indemnity agreement from and after the date of such replacement (whereupon the previous guarantor will be released from any further liability under the guaranty of recourse obligations from acts that arise from and after the date of such transfer other than the acts or actions of the released Guarantor or any Affiliate thereof (or any Person acting on behalf thereof) and such Approved Replacement Guarantor(s) will be the “Guarantor” for all purposes set forth in the 360 Spear Loan Agreement); provided, however, that the previous guarantors have the burden of proof with respect to any events or acts that such guarantors allege to have occurred after the date of any such release in accordance with the terms of the 360 Spear Loan Agreement and the replacement guarantors have the burden of proof with respect to any events or acts that such replacement guarantors allege to have occurred prior to the date such guarantors became replacement guarantors under the 360 Spear Loan Agreement); (iii) one or more of such Approved Replacement Guarantors will Control the Borrower and have a direct or indirect interest in the Borrower; (iv) such Approved Replacement Guarantor(s) will satisfy the Guarantor financial covenants (as the same may be increased by the Lender as a condition to consummating the applicable replacement (said increased financial covenants not to exceed net worth of 100% of the outstanding principal balance of the 360 Spear Loan Combination and any Mezzanine Loan and liquidity of 10% of the outstanding principal balance of the 360 Spear Loan Combination and any Mezzanine Loan) in the Lender’s sole discretion), and (v) any transfer in connection with such replacement is a Permitted Transfer consummated pursuant to and in accordance with the 360 Spear Loan Agreement.

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“360 Spear Permitted Encumbrances” means , collectively, (i) the liens and security interests created by the 360 Spear Loan Documents, (ii) all encumbrances and other matters disclosed in the title insurance policy issued to Lender in connection with the origination of the 360 Spear Loan Combination, (iii) liens, if any, for taxes or Other Charges imposed by any governmental authority not yet due or delinquent, (iv) any workers’, mechanics’ or other similar liens on the 360 Spear Mortgaged Property provided that any such lien is bonded or discharged within 30 days after the Borrower first receives written notice of such lien or which is being contested in good faith in accordance with the requirements of the 360 Spear Loan Agreement, (v) immaterial easements, in each case, so long as the same (a) are entered into in the ordinary course of Borrower’s business (but in no event in connection with the borrowing of money or the obtaining of advance credit), (b) do not interfere with the ordinary conduct of the business of the Borrower, (c) do not have a Material Adverse Effect, and (d) do not require material ongoing payments, and (vi) such other title and survey exceptions as Lender has approved or may approve in writing in the Lender’s reasonable discretion.

“Anti-Money Laundering Laws” means any laws relating to money laundering or terrorist financing, including, without limitation, (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, and (E) the Patriot Act.

“Approved Replacement Guarantor” means a Person (i) that satisfies the conditions set forth in clauses (x) and (y) of the definition of “Qualified Transferee”, (ii) is formed in (or, if such Person is an individual, is a citizen of), maintains its principal place of business in (or, if such Person is an individual, maintains a primary residence in), and is subject to service in the United States or Canada, (iii) has all or substantially all of its assets in the United States or Canada, (iv) (x) whose identity, experience, financial condition and creditworthiness is acceptable to the Lender in the Lender’s reasonable discretion, and for which the Lender has received a rating agency confirmation from each applicable rating agency or (y) to the extent the applicable Approved Replacement Guarantor is being delivered in connection with a Verizon Assumption or a Permitted Verizon Equity Assumption, who is Verizon Communications, Inc. or a wholly owned subsidiary thereof that is Controlled by Verizon Communications, Inc (a “Verizon Replacement Guarantor”), (v) that satisfies the Guarantor financial covenants (as the same may be increased by the Lender (and, for the avoidance of doubt, will be increased in connection with any Verizon Assumption or Permitted Verizon Equity Assumption) as a condition to consummating the applicable transfer (said increased financial covenants not to exceed net worth of 100% of the outstanding principal balance of the 360 Spear Loan Combination and any Mezzanine Loan and liquidity of 10% of the outstanding principal balance of the 360 Spear Loan Combination and any Mezzanine Loan) in Lender’s sole discretion) and (vi) who Controls the Borrower (or Transferee Borrower, as applicable) and owns a direct or indirect interest in the Borrower (or Transferee Borrower, as applicable). If two or more Approved Replacement Guarantors are delivering replacement guaranties and replacement environmental indemnities to the Lender, then (1) only one such Approved Replacement Guarantor must Control the Borrower (or Transferee Borrower, as applicable), directly or indirectly (provided that each such Approved Replacement Guarantor must own a direct or indirect interest in the Borrower (or Transferee Borrower, as applicable)) and (2) the obligations of all Approved Replacement Guarantors will be joint and several.

“Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that the Lender notified the Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America that the Lender notified the Borrower in writing is now included in “Government Lists”.

“Other Charges” means all ground rents (if any), contractual maintenance charges, impositions other than taxes and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the 360 Spear Mortgaged Property, levied or assessed or imposed against the 360 Spear Mortgaged Property or any part thereof.

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“Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under any Anti-Money Laundering Laws. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

“Permitted Pledge” means pledges of indirect interests in Mezzanine Borrower provided (A) such pledges are (i) of a minority, non-controlling interest or (ii) made to secure a parent level (i.e. an indirect owner of the Borrower which has substantial assets other than its interest in the 360 Spear Mortgaged Property) credit facility involving substantial interests held by such parent and are not tied specifically to the cash flow of the 360 Spear Mortgaged Property, and (B) such pledges do not involve either (a) pledge(s) of direct equity interests in the Borrower or any Mezzanine Borrower or (b) pledge(s) of equity by any Person(s) that does not have a substantial source of revenue to repay the applicable debt other than direct or indirect distributions from the Borrower (i.e. the applicable pledgor’s direct or indirect interest in the Borrower at all times while the Permitted Pledge is outstanding must be less than 20% of the value of the assets pledged by such pledgor in connection with such Permitted Pledge).

“Permitted Verizon Equity Assumption” means a transfer of not less than 100% of the direct ownership interests in the Mezzanine Borrower to an entity that is directly or indirectly wholly owned and Controlled by Verizon Communications, Inc., which transfer will be subject to satisfaction of the following conditions:

(i)            the Borrower has provided the Lender with not less than 30 days prior written notice (provided that the consummation of the Permitted Verizon Equity Assumption is subject to the Lender’s approval in its sole but good faith discretion of all of the conditions set forth below), which notice will contain sufficient detail to enable the Lender to determine that the Borrower complies with the requirements set forth in the 360 Spear Loan Agreement (the “Verizon Equity Assumption Notice”);

(ii)           no 360 Spear Loan Event of Default has occurred and is continuing as of the date of delivery of the Verizon Equity Assumption Notice and/or as of the date of such Permitted Verizon Equity Assumption;

(iii)          after giving effect to the Permitted Verizon Equity Assumption, the Borrower will continue to be Delaware single member limited liability company that is a Special Purpose Bankruptcy Remote Entity in accordance with “SPE Covenants” below;

(iv)          the Verizon Assumption Conditions must be satisfied and, after giving effect to the Permitted Verizon Equity Assumption, the Borrower will be Controlled by and wholly owned by a Qualified Verizon Transferee;

(v)           the Property will be managed by an Unaffiliated Qualified Manager or by a property manager reasonably acceptable to the Lender;

(vi)          the Borrower has proposed one or more Verizon Replacement Guarantors that is/are Approved Replacement Guarantor(s) (and each such proposed replacement guarantor that is an Approved Replacement Guarantor is referred to as a “Equity Assumption Transferee Guarantor”);

(vii)         each Equity Assumption Transferee Guarantor will deliver to the Lender a guaranty of recourse obligations (in the same form as the Guaranty delivered to the Lender by Guarantor on the 360 Spear Origination Date) and an environmental indemnity agreement (in the same form as the Environmental Indemnity Agreement delivered to the Lender by Guarantor on the 360 Spear Origination Date), pursuant to which, in each case, the Equity Assumption Transferee Guarantor(s) agree(s) to be liable under each such guaranty of recourse obligations and environmental indemnity agreement from and after the date of such Permitted Verizon Equity Assumption (whereupon the previous guarantor(s) and indemnitor(s) will be released from any further liability under the guaranty of recourse obligations and the environmental indemnity

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agreement, in each case, for acts and/or events, in each case, that first occur (as opposed to being first discovered) from and after the date of such Permitted Verizon Equity Assumption and such Equity Assumption Transferee Guarantor(s) will be the “Guarantor” for all purposes set forth in the 360 Spear Loan Agreement

(viii)        the Borrower will submit to the Lender true, correct and complete copies of all documents reasonably requested by the Lender concerning the organization and existence of the Borrower (as of consummation of the Permitted Verizon Equity Assumption) and each Equity Assumption Transferee Guarantor;

(ix)          each Person that will (upon consummation of the Permitted Verizon Equity Assumption) have Control of, or the Satisfactory Search Threshold or greater direct or indirect interest (excluding Persons whose applicable direct or indirect interests consist solely of publicly traded shares on a nationally or internationally recognized stock exchange in any indirect equity owner of the Borrower) in, the Borrower or any Person that Controls the Borrower upon such transfer will be a Qualified Transferee;

(x)           the Lender has received a Rating Agency Confirmation from each of the applicable Rating Agencies if required pursuant to the Pooling and Servicing Agreement;

(xi)          counsel to the Borrower and each Equity Assumption Transferee Guarantor(s) will deliver to the Lender opinions in form and substance reasonably satisfactory to the Lender as to such matters as the Lender requires, which may include opinions as to substantially the same matters and were required in connection with the origination of the 360 Spear Loan Combination (including a new substantive non-consolidation opinion which will specifically addresses the Verizon Lease and the affiliation of the tenant thereunder to the Borrower and nevertheless expressly provide that such Lease and ownership structure will not create any additional risk of substantive consolidation);

(xii)         if the Lender determines the same is necessary in order to retain the protections granted by the title insurance policy as of the 360 Spear Origination Date, the Borrower will cause to be delivered to the Lender, an endorsement (relating to the recapitalization of the Borrower) to the title insurance policy in form and substance acceptable to the Lender, in the Lender’s reasonable discretion;

(xiii)        the Borrower will deliver to the Lender, upon such conveyance, a transfer fee equal to: (x) with respect to the first Transfer and Assumption or Permitted Verizon Equity Assumption that is consummated in accordance with the terms of the 360 Spear Loan Agreement, 0.25% of the outstanding principal balance of the 360 Spear Loan Combination and (y) with respect to each subsequent Transfer and Assumption or Permitted Verizon Equity Assumption that is consummated in accordance with the terms of the 360 Spear Loan Agreement, 1.00% of the outstanding principal balance of the 360 Spear Loan Combination;

(xiv)        if any Mezzanine Loan is outstanding at the time of the Permitted Verizon Equity Assumption, the proposed Permitted Verizon Equity Assumption will not constitute or cause a default under the applicable Mezzanine 360 Spear Loan Documents;

(xv)         the Borrower will pay all of the Lender’s reasonable out-of-pocket costs and expenses in connection with the Permitted Verizon Equity Assumption. The Lender may, as a condition to evaluating any requested consent to a transfer, require that the Borrower post a cash deposit with the Lender in an amount equal to the Lender’s reasonably anticipated costs and expenses in evaluating any such request for consent;

(xvi)        the Borrower will enter into any modifications of the 360 Spear Loan Documents as will be requested by the Lender to provide for additional representations, covenants and non-recourse provisions regarding the Verizon Lease as the Lender determines in its

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reasonable discretion are customarily included in an “owner-occupied” or “affiliate tenant” loan transaction; and

(xvii)       the Borrower has otherwise received the Lender’s written consent to such Permitted Verizon Equity Assumption (which consent will not be unreasonably withheld, conditioned or delayed, in each case, so long as all of the other conditions set forth in this definition are satisfied, including receipt of a Rating Agency Confirmation from each of the applicable Rating Agencies (if required pursuant to the Pooling and Servicing Agreement).

“Qualified Transferee” means a transferee for whom, prior to the applicable transfer, the Lender has received and approved: (x) satisfactory evidence that the proposed transferee (1) has never been indicted or convicted of, or pled guilty or no contest to, a felony, (2) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act Offense and is not on any Government List, (3) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding and (4) has no material outstanding judgments against such proposed transferee (other than, with respect to any such proposed transferee which holds a non-controlling interest in the Borrower, any such judgment which could not be reasonably be anticipated to cause a Material Adverse Effect) and (y) Satisfactory Search Results with respect to (1) such proposed transferee and (2) its direct and indirect owners that will (A) Control such proposed transferee and/or (B) have Control of, or the Satisfactory Search Threshold or greater direct or indirect interest (excluding Persons whose applicable direct or indirect interests consist solely of publicly traded shares on a nationally or internationally recognized stock exchange in any indirect equity owner of the Borrower) in, the Borrower and/or Transferee Borrower, as applicable, upon the consummation of such transfer (including, without limitation, a Transfer and Assumption).

“Satisfactory Search Results” means, with respect to (a) any Person and (b) such Person’s direct and indirect owners that (i) Control such Person and/or (ii) have (or will have upon consummation of the subject proposed transfer) Control of, or the Satisfactory Search Threshold or greater direct or indirect interest (excluding Persons whose applicable direct or indirect interests consist solely of publicly traded shares on a nationally or internationally recognized stock exchange in any indirect equity owner of the Borrower) in, the Borrower and/or Transferee Borrower, as applicable, in each case: (A) satisfactory completion by the Lender of its anti-financial crime and “know your customer” procedures (internal or otherwise), including receipt of credit history, litigation, judgment, and other related searches, each of which are satisfactory to the Lender in all respects and (B) confirmation satisfactory to the Lender that such Person does not violate any Anti-Money Laundering Laws and is not on any Government List.

“Satisfactory Search Threshold” means (i) prior to a securitization of the entire 360 Spear Loan Combination, 10%, or (ii) following the securitization of the entire 360 Spear Loan Combination, the lesser of (x) 20% and (y) the threshold required by each applicable REMIC trust to comply with applicable legal requirements (which such threshold will not be less than 10%).

“Verizon Assumption Conditions” means (i) the Verizon Lease is in full force and effect with respect to the entire premises demised to Verizon as of the 360 Spear Origination Date (including, without limitation, the expansion space demised pursuant to the Verizon Lease Seventh Amendment) and no Lease Sweep Period is ongoing with respect to the Verizon Lease, (ii) no portion of the Verizon Lease is scheduled to expire prior to the 5th anniversary of the 360 Spear Maturity Date (the “Required VL Expiration Date”) and the tenant pursuant to the Verizon Lease does not have any right to terminate all or any portion of the Verizon Lease prior to the Required VL Expiration Date (other than, subject to the conditions set forth in the Verizon Lease as of the 360 Spear Origination Date, in connection with a landlord default, casualty, and/or condemnation), and (iii) either the tenant pursuant to the Verizon Lease (or any parent thereof that is guaranteeing all of the applicable tenant’s obligations pursuant to the Verizon Lease) maintains an Investment Grade Rating.

The “Verizon Ownership Conditions” will be deemed to exist upon satisfaction of the following: (i) a Permitted Verizon Transfer has been consummated pursuant to and in accordance with the terms and conditions of the 360 Spear Loan Agreement, and (ii) a Person that is wholly owned and Controlled by Verizon Communications, Inc., continues to own not less than 21% of all equity interests (direct or indirect) of the Borrower.

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Transfer and Assumption

The Borrower has the right to convey the entire 360 Spear Mortgaged Property to a new borrower (the “Transferee Borrower”) and have Transferee Borrower assume all of the Borrower’s obligations under the 360 Spear Loan Documents, and have replacement guarantors and indemnitors replace the guarantors and indemnitors with respect to all of the obligations of the indemnitors and guarantors of the 360 Spear Loan Documents, in each case, from and after the date of such transfer (collectively, a “Transfer and Assumption”), subject to the terms and full satisfaction of all of the following conditions precedent:

(1)               the Borrower has provided the Lender with not less than 30 days prior written notice (it being understood that the consummation of the Transfer and Assumption is subject to the Lender’s approval in its sole but good faith discretion of all of the conditions set forth in the 360 Spear Loan Agreement), which notice will contain sufficient detail to enable the Lender to determine that the Transferee Borrower complies with the requirements set forth in the 360 Spear Loan Agreement (the “Assumption Notice”);

(2)               no 360 Spear Loan Event of Default has occurred and is continuing as of the date of delivery of the Assumption Notice and/or as of the date of such Transfer and Assumption;

(3)               Transferee Borrower will be a newly formed Delaware single member limited liability company that is a Special Purpose Bankruptcy Remote Entity in accordance with “SPE Covenants” below;

(4)               Transferee Borrower will: (x) be Controlled by, and no less than 51% directly or indirectly owned by, a Qualified Equity Holder or otherwise acceptable to the Lender in its sole and absolute discretion or (y) to the extent the Verizon Assumption Conditions are satisfied, be Controlled by and wholly owned by a Qualified Verizon Transferee (any Transfer and Assumption contemplated by this clause (iv) will be deemed a “Verizon Assumption”);

(5)               the 360 Spear Mortgaged Property will be managed by an Unaffiliated Qualified Manager or by a property manager reasonably acceptable to the Lender;

(6)               Transferee Borrower will have executed and delivered to the Lender a customary assumption agreement agreed upon by the Lender and the applicable parties thereto;

(7)               Transferee Borrower will have proposed one or more replacement guarantors that is/are Approved Replacement Guarantor(s) and, to the extent the applicable Transfer and Assumption is a Verizon Assumption, will be a Verizon Replacement Guarantor (and each such proposed replacement guarantor that is an Approved Replacement Guarantor is referred to as a “Transferee Guarantor”);

(8)               each Transferee Guarantor will deliver to the Lender a guaranty of recourse obligations (in the same form as the guaranty of recourse obligations delivered to the Lender by Guarantor on the date of the 360 Spear Loan Agreement) and an environmental indemnity agreement (in the same form as the Environmental Indemnity Agreement delivered to the Lender by Guarantor on the 360 Spear Origination Date), pursuant to which, in each case, the Transferee Guarantor(s) agree(s) to be liable under each such guaranty of recourse obligations and environmental indemnity agreement from and after the date of such Transfer and Assumption (whereupon the previous guarantor(s) and indemnitor(s) will be released from any further liability under the guaranty of recourse obligations and the environmental indemnity agreement, in each case, for acts and/or events, in each case, that first occur (as opposed to being first discovered) from and after the date of such Transfer and Assumption and such Transferee Guarantor(s) will be the “Guarantor” for all purposes set forth in the 360 Spear Loan Agreement)

(9)               Transferee Borrower will submit to the Lender true, correct and complete copies of all documents reasonably requested by the Lender concerning the organization and existence of Transferee Borrower and each Transferee Guarantor;

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(10)            Each Person that will have Control of, or the Satisfactory Search Threshold or greater direct or indirect interest (excluding Persons whose applicable direct or indirect interests consist solely of publicly traded shares on a nationally or internationally recognized stock exchange in any indirect equity owner of Transferee Borrower) in, Transferee Borrower or any Person that Controls Transferee Borrower upon such Transfer and Assumption will be a Qualified Transferee;

(11)            the Lender has received a rating agency confirmation from each of the applicable rating agencies (if required pursuant to the Pooling and Servicing Agreement);

(12)            counsel to Transferee Borrower and each Transferee Guarantor(s) will deliver to the Lender opinions in form and substance reasonably satisfactory to the Lender as to such matters as the Lender requires, which may include opinions as to substantially the same matters and were required in connection with the origination of the 360 Spear Loan Combination (including a new substantive non-consolidation opinion which, in the case of any Verizon Assumption, will specifically addresses the Verizon Lease and the affiliation of the tenant thereunder to the Borrower and nevertheless expressly provide that such lease and ownership structure will not create any additional risk of substantive consolidation);

(13)            the Borrower will cause to be delivered to the Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to the Lender’s title insurance policy in form and substance acceptable to the Lender, in the Lender’s reasonable discretion;

(14)            Transferee Borrower or the Borrower will deliver to the Lender, upon such conveyance, a transfer fee equal to: (x) with respect to the first Transfer and Assumption or Permitted Verizon Equity Assumption that is consummated in accordance with the terms of the 360 Spear Loan Agreement, 0.25% of the outstanding principal balance of the 360 Spear Loan Combination and (y) with respect to each subsequent Transfer and Assumption or Permitted Verizon Equity Assumption that is consummated in accordance with the terms of the 360 Spear Loan Agreement, 1.00% of the outstanding principal balance of the 360 Spear Loan Combination;

(15)            if any Mezzanine Loan is outstanding at the time of the Transfer and Assumption of the 360 Spear Mortgaged Property, the proposed Transfer and Assumption will not constitute or cause a default under the applicable Mezzanine 360 Spear Loan Documents;

(16)            the Borrower will pay all of the Lender’s reasonable out-of-pocket costs and expenses in connection with the Transfer and Assumption. The Lender may, as a condition to evaluating any requested consent to a transfer, require that the Borrower post a cash deposit with the Lender in an amount equal to the Lender’s reasonably anticipated costs and expenses in evaluating any such request for consent;

(17)            in connection with any Transfer and Assumption which is a Verizon Assumption, such Transferee Borrower will enter into any modifications of the 360 Spear Loan Documents as will be requested by the Lender to provide for additional representations, covenants and non-recourse provisions regarding the Verizon Lease as the Lender determines in its reasonable discretion are customarily included in an “owner-occupied” or “affiliate tenant” loan transaction; and

(18)            the Borrower will have otherwise received the Lender’s written consent to such Transfer and Assumption (which consent will not be unreasonably withheld, conditioned or delayed, in each case, so long as all of the other conditions described above are satisfied, including receipt of a rating agency confirmation from each of the applicable rating agencies (if required pursuant to the Pooling and Servicing Agreement)).

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total real estate assets (in name or under management) in excess of $750,000,000 (exclusive of the 360 Spear Mortgaged Property) and (except with respect to a fund manager, pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of at least $300,000,000, (ii) is a Qualified Transferee and

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(iii) is regularly engaged in the business of owning or operating Class “A” office properties similar to the 360 Spear Mortgaged Property located in major metropolitan markets in the United States and Canada containing, in the aggregate, not less than 1,000,000 square feet of office space of a size, quality, level of service and class similar to the 360 Spear Mortgaged Property (in each case, excluding the 360 Spear Mortgaged Property).

“Permitted Fund Manager” means any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate with total assets (in name or under management) in excess of $750,000,000 (exclusive of the 360 Spear Mortgaged Property) and capital/statutory surplus or shareholder’s equity of at least $300,000,000, (ii) investing through a fund with committed capital of at least $400,000,000 and (iii) not subject to a bankruptcy proceeding and has not in the previous 7 years, the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding.

“Qualified Equity Holder” means one or more of the following:

(a)           a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements;

(b)           an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements;

(c)           an institution substantially similar to any of the foregoing entities described in clauses (a) and (b) that satisfies the Eligibility Requirements;

(d)           any entity Controlled by any of the entities described in clauses (a) through (c) above that satisfies the Eligibility Requirements; or

(e)           an investment fund, limited liability company, limited partnership, general partnership, or other entity where a Permitted Fund Manager or an entity that is otherwise a Qualified Equity Holder under clauses (a) through (d) above and which is investing through a fund with committed capital of at least $250,000,000, acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Equity Holders under clauses (a) through (d) above.

“Qualified Verizon Transferee” means any Person that: (i) is Verizon Communications, Inc. or that is wholly owned and Controlled by Verizon Communications Inc., (ii) is a Qualified Transferee and (iii) is regularly engaged in the business of owning or operating Class “A” office properties similar to the 360 Spear Mortgaged Property located in major metropolitan markets in the United States and Canada containing, in the aggregate, not less than 1,000,000 square feet of office space of a size, quality, level of service and class similar to the 360 Spear Mortgaged Property (in each case, excluding the 360 Spear Mortgaged Property).

Liens

The 360 Spear Loan Documents provide that the Borrower is not permitted to incur any liens on any direct or indirect interest in the Borrower or any portion of the 360 Spear Mortgaged Property, other than 360 Spear Permitted Encumbrances, and unsecured trade payables and certain permitted equipment financing entered into in the ordinary course of the Borrower’s ownership of the 360 Spear Mortgaged Property.

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Leases and Major Contracts

Leases

Within 5 business days of request by the Lender (which request may not be made by Lender more frequently than quarterly, except in connection with a Secondary Market Transaction and/or upon the occurrence and/or during the continuance of a 360 Spear Loan Event of Default), the Borrower is required to furnish the Lender with executed copies of all leases then in effect. All renewals of leases and all proposed leases will provide for rental rates and terms comparable to existing local market rates and will be arm’s length transactions with bona fide, independent third-party tenants. Within 10 days after the execution of a lease or any renewals, amendments or modification of a lease, the Borrower is required to deliver to the Lender a copy thereof, together with the Borrower’s certification that such lease (or such renewal, amendment or modification) was entered into in accordance with the terms of the 360 Spear Loan Agreement.

Any lease and any renewals, amendments or modification of a lease (provided such lease or lease renewal, amendment or modification is not a Major Lease (or a renewal, amendment or modification to a Major Lease) that meets the following requirements may be entered into by the Borrower without the Lender’s prior consent: (i) provides for economic terms, including rental rates, comparable to existing local market rates for similar properties and is otherwise on commercially reasonable terms, (ii) has an initial term of not less than 3 years and a total term (together with all extension and renewal options) of not more than 10 years (provided, however, said lease may contain one or more additional extension options beyond said 10 year period provided that the lease requires said additional extension periods to be at market rental rates as of the expiration of said initial 10 year period, no other terms of the lease are otherwise modified during said additional extension periods, and said additional extension periods do not provide for aggregate extension rights of more than 10 additional years), (iii) unless a subordination, non-disturbance and attornment agreement is delivered pursuant to the 360 Spear Loan Agreement, provides that such lease is subordinate to the 360 Spear Deed of Trust and the 360 Spear Assignment of Leases and that the tenant thereunder will attorn to the Lender and any purchaser at a foreclosure sale, (iv) is with tenants that are creditworthy, (v) is written substantially in accordance with the standard form of lease which will have been approved by the Lender (subject to any commercially reasonable changes made in the course of negotiations with the applicable tenant), (vi) is not with an Affiliate of the Borrower or any Guarantor, and (vii) does not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except if such termination right is triggered by the destruction or condemnation of substantially all of the 360 Spear Mortgaged Property) or any other terms which would materially adversely affect the Lender’s rights under the 360 Spear Loan Documents. All other leases (including Major Leases) and all renewals, amendments and modifications thereof executed after the date of the 360 Spear Loan Agreement will be subject to the Lender’s prior approval (which approval, provided no 360 Spear Loan Event of Default has occurred and is continuing, will not be unreasonably withheld, conditioned or delayed).

The Borrower will not permit or consent to any assignment or sublease of any Major Lease without the Lender’s prior written approval (which approval will (x) provided no 360 Spear Loan Event of Default has occurred and is continuing, not be unreasonably withheld, conditioned or delayed, and/or (y) not be required with respect to assignments or subleases expressly permitted under any Major Lease pursuant to a unilateral right of the tenant thereunder not requiring the consent of the Borrower). The Lender, at the Borrower’s sole cost and expense, will execute and deliver its standard form of subordination, non-disturbance and attornment agreement to tenants under any future Major Lease approved by the Lender upon request, with such commercially reasonable changes as may be requested by such tenants and which are reasonably acceptable to the Lender.

The Borrower has the right, without the consent or approval of the Lender, to terminate or accept a surrender of any lease that is not a Major Lease so long as such termination or surrender is (i) by reason of a tenant default and (ii) in a commercially reasonable manner to preserve and protect the 360 Spear Mortgaged Property.

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Provided no 360 Spear Loan Event of Default is continuing, whenever the Lender’s approval or consent is required with respect to the matters described in this “—Leases” section, the Lender’s consent will be deemed given if the Deemed Approval Requirements are satisfied in connection with the applicable approval or request.

“360 Spear Assignment of Leases” means that certain first priority Assignment of Leases and Rents, dated as of the 360 Spear Origination Date, from the Borrower, as assignor, to the Lender, as assignee.

“Deemed Approval Requirements” means, with respect to any matter, that (i) no 360 Spear Loan Event of Default has occurred and be continuing (either at the date of any notices specified below or as of the effective date of any deemed approval), (ii) the Borrower has sent the Lender a written request for approval with respect to such matter in accordance with the applicable terms and conditions of the 360 Spear Loan Agreement and the first such correspondence from the Borrower to the Lender requesting such approval or consent is in an envelope marked “PRIORITY” and contains a bold-faced, conspicuous legend at the top of the first page thereof stating that “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE 360 SPEAR LOAN BY DBR INVESTMENTS CO. LIMITED TO 360 SPEAR PROPERTY OWNER, LLC. FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED”, and is accompanied by the information and documents required pursuant to the term of the 360 Spear Loan Agreement in order for the Lender to grant any such approval, and any other information reasonably requested by the Lender in writing prior to the expiration of such ten (10) business day period in order to adequately review the same has been delivered; and (iii) if the Lender fails to respond or to deny such request for approval in writing within the first five (5) business days of the aforementioned ten (10) business day period, a second notice requesting approval is delivered to the Lender by the Borrower in an envelope marked “PRIORITY” containing a bold-faced, conspicuous legend at the top of the first page thereof stating that “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE 360 SPEAR LOAN BY DBR INVESTMENTS CO. LIMITED TO 360 SPEAR PROPERTY OWNER, LLC. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) BUSINESS DAYS, YOUR APPROVAL WILL BE DEEMED GIVEN” and the Lender fails to provide a substantive response to such request for approval within such second five (5) business day period.

“Major Lease” means any lease which, either individually, or when taken together with any other lease with the same tenant or its Affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, (i) covers more than 35,000 rentable square feet, (ii) contains an option or other preferential right to purchase all or any portion of the 360 Spear Mortgaged Property, (iii) is with an Affiliate of the Borrower as tenant, or (iv) is entered into during the continuance of an 360 Spear Loan Event of Default.

“Secondary Market Transaction” means (i) a sale or other transfer of the 360 Spear Loan Combination or any portion thereof as a whole loan, (ii) a sale of any participation interests in the 360 Spear Loan Combination, or (iii) a securitization of the 360 Spear Loan Combination or any portion thereof in a single asset securitization or in one or more pooled loan securitizations

Major Contracts

The Borrower is required to obtain the Lender’s prior written approval of any and all Major Contracts affecting the 360 Spear Mortgaged Property, which approval, provided no 360 Spear Loan Event of Default has occurred and be ongoing, will not be unreasonably withheld, conditioned or delayed. To the extent that the Deemed Approval Requirements are fully satisfied in connection with any the Borrower request for Lender approval with respect to a Major Contract and the Lender thereafter fails to respond, Lender’s approval will be deemed given with respect to the matter for which approval was requested.

“Major Contract” means (i) any management, brokerage or leasing agreement, (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than leases) of a material nature (materiality for these purposes means contracts which extend beyond one year and have aggregate annual payments of more than $250,000 (unless cancelable on 30 days or less notice without requiring the

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payment of termination fees or payments of any kind)), or (iii) any contract or agreement with an Affiliate of the Borrower, in each case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the 360 Spear Mortgaged Property, whether written or oral; provided that the Management Agreement in place as of the 360 Spear Origination Date (as the same may be amended, extended, or otherwise modified, in each case, pursuant to and in accordance with the 360 Spear Loan Agreement and the terms and conditions of the Assignment of Management Agreement) will not be deemed to be a Major Contract requiring Lender’s approval as described in this “—Major Contracts” section.

Risk Management

Insurance

The Borrower, at its sole cost and expense, is required to obtain and maintain, or cause to be maintained, insurance policies for the Borrower and the 360 Spear Mortgaged Property, providing at least the following coverages:

(1)   Property/Casualty insurance against loss or damage by fire, any type of wind (including named storm), lightning, and such other perils as are included in a standard “special form” or “all-risk” policy, and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, with no exclusion for damage or destruction caused by the acts of “Terrorists” (as defined by TRIA) (or, subject to the limitations described below, standalone coverage with respect thereto) riot and civil commotion, vandalism, malicious mischief, burglary and theft (A) in an amount equal to 100% of the “Full Replacement Cost” of the 360 Spear Mortgaged Property, which for purposes of the 360 Spear Loan Agreement means actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) have deductibles no greater than $25,000, with the exception of windstorm or earthquake, which may have deductibles not to exceed 5% of the total insurable value of the 360 Spear Mortgaged Property per occurrence; (C) to be written on a no coinsurance form or containing an agreed amount endorsement with respect to the improvements and personal property at the 360 Spear Mortgaged Property waiving all co-insurance provisions; and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the improvements or the use of the 360 Spear Mortgaged Property will at any time constitute legal non-conforming structures or uses, and compensating for loss to the undamaged portion of the building (with a limit equal to replacement cost), the cost of demolition and the increased costs of construction, each in amounts as reasonably required by the Lender. In addition, the Borrower will obtain: (y) if any portion of the improvements or personal property is currently or at any time in the future located in a federally designated special flood hazard area (“SFHA”), flood hazard insurance for all such improvements and/or personal property located in the SFHA in an amount equal (1) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended (the “Flood Insurance Acts”) plus (2) such additional coverage as the Lender reasonably requires, subject to a deductible not to exceed an amount equal to the maximum available through the Flood Insurance Acts; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to the Lender (provided that the Lender will not require earthquake insurance unless the 360 Spear Mortgaged Property is located in an area with a high degree of seismic activity and a Probable Maximum Loss (“PML”) or Scenario Expected Loss (“SEL”) of greater than 20%), provided that the insurance pursuant to clauses (y) and (z) above will be on terms consistent with the comprehensive all risk insurance policy required under this paragraph (1);

(2)   commercial general liability insurance, including coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the 360 Spear Mortgaged Property, such insurance (A) to be on the so-called “occurrence” form and containing minimum limits per occurrence of $1,000,000.00, with a combined limit per policy year, excluding umbrella coverage, of not less than $2,000,000.00; (B) to continue at not less than the aforesaid limit until reasonably required to be changed by the Lender by reason of changed economic conditions

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making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) the Borrower’s liability arising from independent contractors; and (4) contractual liability for insured contracts to the extent the same is available;

(3)   rental loss and/or business income interruption insurance (A) with loss payable to the Lender; (B) covering all risks required to be covered by the insurance provided for the immediately preceding paragraph (1), the immediately succeeding paragraph (6) below and the antepenultimate paragraph of this “—Insurance” section below; (C) covering a period of restoration of 36 months and containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 12 months from the date that the 360 Spear Mortgaged Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to 100% of the projected gross revenue from the 360 Spear Mortgaged Property (less non-continuing expenses) for a period of 36 months. The amount of such business income insurance will be determined prior to the date of the 360 Spear Loan Agreement and at least once each year thereafter based on the Borrower’s reasonable estimate of the gross revenue from the 360 Spear Mortgaged Property (less non-continuing expenses) for the succeeding 12 month period. All proceeds payable to the Lender pursuant to this subsection will be held by the Lender and, unless otherwise provided in the 360 Spear Loan Documents, will be applied to the obligations secured by the 360 Spear Loan Documents from time to time due and payable under the 360 Spear Loan Agreement and under the Note; provided, however, that nothing in the 360 Spear Loan Agreement contained will be deemed to relieve the Borrower of its obligations to pay the Debt on the respective dates of payment provided for in the Note and the other 360 Spear Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(4)   at all times during which structural construction, repairs or alterations are being made with respect to the improvements, and only if the property or liability coverage forms do not otherwise apply, (A)  commercial general liability and umbrella liability insurance covering claims related to the construction, repairs or alterations being made which are not covered by or under the terms or provisions of the commercial general liability and umbrella liability insurance policy required as set forth in the 360 Spear Loan Agreement; and (B) the insurance provided for in paragraph (1) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to paragraph (1) above, (3) including permission to occupy the 360 Spear Mortgaged Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(5)   workers’ compensation, subject to the statutory limits of the state in which the 360 Spear Mortgaged Property is located, and employer’s liability insurance with limits which are required from time to time by the Lender in respect of any work or operations on or about the 360 Spear Mortgaged Property, or in connection with the 360 Spear Mortgaged Property or its operation (if applicable);

(6)   comprehensive boiler and machinery/equipment breakdown insurance, if applicable, in amounts as will be reasonably required by the Lender on terms consistent with the commercial property insurance policy required under paragraph (1) above;

(7)   umbrella liability insurance in addition to primary coverage in an amount not less than $50,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under paragraph (2) above and paragraph (8) below;

(8)   motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are required from time to time by the Lender (if applicable);

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(9)   if applicable, insurance against employee dishonesty with respect to any employees of the Borrower in an amount not less than one (1) month of gross revenue from the 360 Spear Mortgaged Property and with a deductible not greater than $25,000.00; and

(10)            upon 60 days’ notice, such other reasonable insurance and in such reasonable amounts as the Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the 360 Spear Mortgaged Property located in or around the region in which the 360 Spear Mortgaged Property is located.

All insurance provided for in paragraphs (1)-(10) above will be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and will be subject to the reasonable approval of the Lender as to form and substance, including insurance companies, amounts, deductibles, loss payees and insureds. Not less than 5 days prior to the expiration dates of the Policies, the Borrower is required to deliver to the Lender certificates of insurance evidencing the Policies (and, upon the written request of the Lender, copies of such Policies) accompanied by evidence satisfactory to the Lender of payment of the premiums then due thereunder (the “Insurance Premiums”).

Any blanket insurance Policy will be subject to the reasonable approval of the Lender and provide the same protection as would a separate Policy insuring only the 360 Spear Mortgaged Property in compliance with paragraphs (1)-(10) above (any such blanket policy, an “Acceptable Blanket Policy”). To the extent that the Policies are maintained pursuant to an Acceptable Blanket Policy that covers more than one location within a one thousand foot radius of the 360 Spear Mortgaged Property (the “Radius”), the limits of such Acceptable Blanket Policy must be sufficient to maintain coverage as set forth in paragraphs (1)-(10) above for the 360 Spear Mortgaged Property and any and all other locations combined within the Radius that are covered by such blanket policy calculated on a total insured value basis. The Borrower is required to notify the Lender of any changes to the Acceptable Blanket Policy, including changes to the limits and the insured values covered under the Acceptable Blanket Policy, which such changes will be subject to the Lender’s reasonable approval.

All Policies of insurance provided for or contemplated by paragraphs (1)-(10) above, will name the Borrower as a named insured and, with respect to Policies of liability insurance, except for the Policies referenced in paragraphs (5) and (8) above, will name the Lender and its successors and/or assigns as mortgagee and loss payee, as its interests may appear, and in the case of Policies of property insurance, including but not limited to special form/all-risk, boiler and machinery, terrorism, windstorm, flood, rental loss and/or business interruption and earthquake insurance, will contain a standard non-contributing mortgagee clause in favor of the Lender providing that the loss thereunder will be payable to the Lender unless below the threshold for the Borrower to handle such claim without Lender intervention as described below. Additionally, if the Borrower obtains property insurance coverage in addition to or in excess of that required by paragraph (1) above, then such insurance policies will also contain a standard non-contributing mortgagee clause in favor of the Lender providing that the loss thereunder will be payable to the Lender.

All Policies of insurance provided for in paragraphs (1)-(10) above must:

(i)            with respect to the Policies of property insurance, contain clauses or endorsements to the effect that, (1) no act or negligence of the Borrower, or anyone acting for the Borrower, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, will in any way affect the validity or enforceability of the insurance insofar as the Lender is concerned, and (2) the Policies will not be cancelled without at least 30 days’ written notice to the Lender, except 10 days’ notice for non-payment of premium;

(ii)           with respect to all Policies of liability insurance, if obtainable by the Borrower using commercially reasonable efforts, contain clauses or endorsements to the effect that, (1) the Policy will not be canceled without at least 30 days’ written notice to the Lender and any other party named tin the 360 Spear Loan Agreement as an additional insured (other than in the case of non-payment in which case only ten days prior notice, or the shortest time allowed by

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applicable legal requirement (whichever is longer), will be required) and will not be materially changed (other than to increase the coverage provided thereby) without such a 30-day notice and (2) the issuers thereof will give notice to the Lender if the issuers elect not to renew such Policies prior to its expiration. If the issuers cannot or will not provide notice, the Borrower will be obligated to provide such notice; and

(iii)          not contain any clause or provision that would make the Lender liable for any Insurance Premiums thereon or subject to any assessments thereunder.

If at any time the Lender is not in receipt of written evidence that all insurance required under the 360 Spear Loan Agreement is in full force and effect, the Lender has the right, without notice to the Borrower, to take such action as the Lender deems necessary to protect its interest in the 360 Spear Mortgaged Property, including the obtaining of such insurance coverage as the Lender in its sole discretion deems appropriate and all premiums incurred by the Lender in connection with such action or in obtaining such insurance and keeping it in effect will be paid by the Borrower to the Lender upon demand and until paid will be secured by the 360 Spear Deed of Trust and will bear interest at the 360 Spear Default Rate.

In the event of foreclosure of the 360 Spear Deed of Trust or other transfer of title to the 360 Spear Mortgaged Property in extinguishment in whole or in part of the Borrower’s obligations under the 360 Spear Loan Combination, all right, title and interest of the Borrower in and to all proceeds payable under the Policies that are not blanket Policies then in force concerning the 360 Spear Mortgaged Property and all proceeds payable thereunder will thereupon vest in the purchaser at such foreclosure or the Lender or other transferee in the event of such other transfer of title.

The property insurance, commercial general liability, umbrella liability insurance and rental loss and/or business interruption insurance required under paragraphs (1), (2), (3) and (7) above will cover perils of terrorism and acts of terrorism (or at least not specifically exclude same) and the Borrower will maintain property insurance, commercial general liability, umbrella liability insurance and rental loss and/or business interruption insurance for loss resulting from perils and acts of terrorism on terms (including amounts and deductibles) consistent with those required under paragraphs (1), (2), (3) and (7) above (or at least not specifically excluding same) at all times during the term of the 360 Spear Loan Combination. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the Lender will accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA.. Notwithstanding anything to the contrary above, the Borrower will be required to obtain and maintain coverage in its property insurance Policy (or by a separate Policy) against loss or damage by terrorist acts in an amount equal to 100% of the “Full Replacement Cost” of the 360 Spear Mortgaged Property plus the rental loss and/or business interruption coverage under paragraph (3) above; provided that such coverage is available. In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by paragraph (1) above, the Borrower will, nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the 360 Spear Mortgaged Property plus the rental loss and/or business interruption coverage under paragraph (3) above; provided that such coverage is available. The Borrower will obtain the coverage required under this paragraph from a carrier which otherwise satisfies the rating criteria specified in the paragraph immediately below (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, the Borrower will obtain such coverage from the highest rated insurance company providing such coverage. Notwithstanding the foregoing, in the event TRIPRA is no longer in effect, the Borrower will be required to carry terrorism insurance throughout the term of the 360 Spear Loan Combination as required in the 360 Spear Loan Agreement this paragraph, but in such event the Borrower will not be required to pay any Insurance Premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap and, if the cost of such terrorism coverage exceeds the Terrorism Premium Cap, the Borrower will purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap; provided that, if the Insurance Premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, the Lender may, at its option (1) purchase such stand-alone terrorism Policy, with the Borrower paying such portion of the Insurance Premiums with respect thereto equal to the Terrorism Premium Cap and the Lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other

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required policy terms to reduce the Insurance Premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap. “Terrorism Premium Cap” means an amount equal to two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the 360 Spear Loan Documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable Policy.

All Policies required pursuant to paragraph (1)-(10) above: (i) will be issued by companies authorized or licensed to do business in the state where the 360 Spear Mortgaged Property is located, with a financial strength and claims paying ability rating of (1) (x) “A” or better by S&P and (y) “A2” or better by Moody’s, to the extent Moody’s rates the insurance companies (provided, however for multi-layered policies, (A) if 4 or fewer insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the insurance companies, with no carrier below “BBB” with S&P and “Baa2” by Moody’s, to the extent Moody’s rates the insurance companies, or (B) if five (5) or more insurance companies issue the Policies, then at least 60% of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the insurance companies, with no carrier below “BBB” with S&P and “Baa2” by Moody’s, to the extent Moody’s rates the insurance companies, and (2) “A:X” or better in the current Best’s Insurance Reports; (ii) will, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause/Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to whom all payments made by such insurance company (relating to this specific location) will be paid; (iii) will contain a waiver of subrogation against the Lender; (iv) will contain such provisions required under the 360 Spear Loan Agreement including endorsements providing (A) that neither the Borrower, the Lender nor any other party will be a co-insurer under said Policies and (B) in addition to complying with any other requirements expressly set forth above for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the 360 Spear Mortgaged Property, but in no event in excess of an amount reasonably acceptable to the Lender; and (v) will be reasonably satisfactory in form and substance to the Lender and will be reasonably approved by the Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. In addition to the insurance coverages described above, the Borrower will obtain such other insurance as may from time to time be reasonably required by the Lender in order to protect its interests. Complete copies of the Policies will be delivered to the Lender at the address specified in the 360 Spear Loan Agreement (or to such other address or Person as the Lender will designate from time to time by notice to the Borrower) on the date of the 360 Spear Loan Agreement with respect to the current Policies and within 30 days after the effective date thereof with respect to all renewal Policies.

The Borrower will pay the Insurance Premiums annually in advance as the same become due and payable and will furnish to the Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to the Lender (provided, however, that the Borrower will not be required to pay such Insurance Premiums nor furnish such evidence of payment to the Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Insurance Account pursuant to the cash management provisions of the 360 Spear Loan Agreement). Within 30 days after request by the Lender, the Borrower will obtain such increases in the amounts of coverage required under the 360 Spear Loan Agreement as may be reasonably requested by the Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices.

Casualty and Condemnation

If the 360 Spear Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty, the Borrower is required to give prompt notice thereof to the Lender. Following the occurrence of a casualty, the Borrower, regardless of whether insurance proceeds are available, will promptly proceed to restore, repair, replace or rebuild the 360 Spear Mortgaged Property in accordance with legal requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

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The Lender may, but will not be obligated to make proof of loss if not made promptly by the Borrower. In addition, the Lender may participate in any settlement discussions with any insurance companies (and will approve any final settlement) (i) if an 360 Spear Loan Event of Default is continuing or (ii) with respect to any casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Restoration Threshold and the Borrower will deliver to the Lender all instruments required by the Lender to permit such participation. Except as set forth in the foregoing sentence, any insurance proceeds in connection with any casualty (whether or not the Lender elects to settle and adjust the claim or the Borrower settles such claim) will be due and payable solely to the Lender and held by the Lender in accordance with the terms of the 360 Spear Loan Agreement. In the event the Borrower or any party other than the Lender is a payee on any check representing insurance proceeds with respect to any casualty, the Borrower will promptly endorse, and cause all such third parties to endorse, such check payable to the order of the Lender. To the extent no 360 Spear Loan Event of Default is ongoing, if a casualty occurs whereby the Net Proceeds or the cost of completing the Restoration are reasonably anticipated to be less than the Restoration Threshold, the Borrower will be permitted to settle all claims with the applicable insurance companies in connection with such casualty (provided that the Borrower proceeds with such settlement in a commercially reasonable, good faith and diligent manner) with the Lender’s consent and/or participation.

The Borrower will promptly give the Lender notice of the actual or threatened in writing commencement of any proceeding for the condemnation of all or any portion of the 360 Spear Mortgaged Property and will deliver to the Lender copies of any and all papers served in connection with such proceedings. The Lender may participate in any such proceedings, and the Borrower will from time to time deliver to the Lender all instruments reasonably requested by it to permit such participation. The Borrower will, at its expense, diligently prosecute any such proceedings, and will consult with the Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), the Borrower will continue to pay the Debt at the time and in the manner provided for its payment in the 360 Spear Notes and in the 360 Spear Loan Agreement and the Debt will not be reduced until any award has been actually received and applied by the Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. The Lender will not be limited to the interest paid on the award by the condemning authority but will be entitled to receive out of the award interest at the rate or rates provided in the 360 Spear Loan Agreement or in the 360 Spear Notes. If the 360 Spear Mortgaged Property or any portion thereof is taken by a condemning authority, the Borrower will promptly commence and diligently prosecute the Restoration of the 360 Spear Mortgaged Property and otherwise comply with restoration-related provisions below, whether or not an award is available to pay the costs of such Restoration. If the 360 Spear Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by the Lender of the award, the Lender has the right, whether or not a deficiency judgment on the 360 Spear Notes has been sought, recovered or denied, to receive the award, or a portion thereof sufficient to pay the remaining Debt.

In connection with any Restoration, if the Net Proceeds are less than the Restoration Threshold, and provided no 360 Spear Loan Event of Default is continuing, the Net Proceeds will be disbursed by the Lender to the Borrower upon receipt, provided that all of the conditions set forth in paragraph (i) below are met and the Borrower delivers to the Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of the 360 Spear Loan Agreement.

If the Net Proceeds are equal to or greater than the Restoration Threshold, the Net Proceeds will be held by the Lender and the Lender will make the Net Proceeds available for the Restoration in accordance with the conditions set forth below.

(i)            The Net Proceeds will be made available to the Borrower for Restoration upon the determination of the Lender, in its sole but good faith discretion, that the following conditions are met:

(A)          no 360 Spear Loan Event of Default has occurred and be continuing;

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(B)          (1) in the event the Net Proceeds are insurance proceeds, less than 30% of the total floor area of the improvements on the 360 Spear Mortgaged Property has been damaged, destroyed or rendered unusable as a result of such casualty or (2) in the event the Net Proceeds are condemnation proceeds, less than 10% of the land constituting the 360 Spear Mortgaged Property is taken, and such land is located along the perimeter or periphery of the 360 Spear Mortgaged Property, and no portion of the improvements is located on such land;

(C)          leases demising in the aggregate a percentage amount equal to or greater than 65% of the total rentable space in the 360 Spear Mortgaged Property which has been demised under executed and delivered leases in effect as of the date of the occurrence of such casualty or condemnation, whichever the case may be, will remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of any such casualty or condemnation, whichever the case may be, and will make all necessary repairs and restorations thereto that are not being made by the Borrower as part of the Restoration at their sole cost and expense;

(D)          the Borrower will commence the Restoration as soon as reasonably practicable (but in no event later than 90 days after such casualty or condemnation, whichever the case may be, occurs) and will diligently pursue the same to satisfactory completion;

(E)          the Lender will be reasonably satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the 360 Spear Mortgaged Property as a result of the occurrence of any such casualty or condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in to paragraph (3) of “Risk Management—Insurance” above, if applicable, or (3) by other funds of the Borrower;

(F)           the Lender will be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) the date 6 months prior to the 360 Spear Maturity Date, (2) the earliest date required for such completion under the terms of any Major Lease, (3) such time as may be required under applicable legal requirements or (4) three months prior to the expiration of the insurance coverage referred to in paragraph (3) of “Risk Management—Insurance” above;

(G)          the 360 Spear Mortgaged Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable legal requirements;

(H)          such casualty or condemnation, as applicable, does not result in the loss of access to the 360 Spear Mortgaged Property or the related improvements;

(I)            the Restoration DSCR, after giving effect to the Restoration, will be equal to or greater than 1.20:1.00 and the Restoration DSCR (Mortgage Loan), after giving effect to the Restoration, will be equal to or greater than 1.51:1.00;

(J)           the Loan to Value Ratio after giving effect to the Restoration, will be equal to or less than 72.5% and the Loan to Value Ratio (Mortgage Loan) after giving effect to the Restoration, will be equal to or less than 62.7%;

(K)          the Borrower will deliver, or cause to be delivered, to the Lender a signed detailed budget approved in writing by the Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget will be reasonably acceptable to the Lender; and

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(L)           the Net Proceeds together with any cash or cash equivalent deposited by the Borrower with the Lender are sufficient in the Lender’s reasonable discretion to cover the cost of the Restoration.

(ii)           The Net Proceeds will be held by the Lender in the Casualty and Condemnation Account and, until disbursed in accordance with the 360 Spear Loan Agreement, will constitute additional security for the debt and other obligations under the 360 Spear Loan Documents. The Net Proceeds will be disbursed by the Lender to, or as directed by, the Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to the Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the 360 Spear Mortgaged Property (other than Permitted Encumbrances) which have not either been fully bonded to the reasonable satisfaction of the Lender and discharged of record or in the alternative fully insured to the reasonable satisfaction of the Lender by the title company issuing the Lender’s title insurance policy.

(iii)          All plans and specifications required in connection with the Restoration will be subject to the prior approval of the Lender and an independent consulting engineer selected by the Lender (the “Casualty Consultant”). The Lender has the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, will be subject to the approval of the Lender and the Casualty Consultant. All out-of-pocket costs and expenses incurred by the Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, will be paid by the Borrower.

(iv)          In no event will the Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” means, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage will in no event, and notwithstanding anything to the contrary set forth above, be less than the amount actually held back by the Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage will not be released until the Casualty Consultant certifies to the Lender that the Restoration has been completed in accordance with the 360 Spear Loan Agreement and that all approvals necessary for the re-occupancy and use of the 360 Spear Mortgaged Property have been obtained from all appropriate governmental authorities, and the Lender receives evidence satisfactory to the Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that the Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which (i) the Casualty Consultant certifies to the Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor’s, subcontractor’s or materialman’s contract, (ii) the contractor, subcontractor or materialman delivers the lien waivers (which lien waivers may be conditioned solely upon such Person being paid in full upon receipt of the portion of the Casualty Retainage being held with respect to such Person) and evidence of payment in full of all sums due to the contractor, subcontractor or materialman (except the applicable Casualty Retainage to be paid promptly upon release of the same) as may be reasonably requested by the Lender or by the title company issuing the title insurance policy, and (iii) the Lender receives an endorsement to the title insurance policy insuring the continued priority of the lien of the 360 Spear Deed of Trust and evidence of payment of any premium payable for

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such endorsement. If required by the Lender, the release of any such portion of the Casualty Retainage will be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)           The Lender will not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)          If at any time the Net Proceeds or the undisbursed balance thereof will not, in the reasonable opinion of the Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, the Borrower will deposit the deficiency (the “Net Proceeds Deficiency”) with the Lender (for deposit into the Casualty and Condemnation Account) before any further disbursement of the Net Proceeds will be made. The Net Proceeds Deficiency deposited with the Lender will be deposited by the Lender into the Casualty and Condemnation Account and will be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to these provisions will constitute additional security for the obligations of the Borrower under the 360 Spear Loan Documents.

(vii)         The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with the Lender after the Casualty Consultant certifies to the Lender that the Restoration has been completed in accordance with these provisions, and the receipt by the Lender of evidence satisfactory to the Lender that all costs incurred in connection with the Restoration have been paid in full, will be remitted by the Lender to the Borrower, provided no 360 Spear Loan Event of Default has occurred and will be continuing.

Notwithstanding anything to the contrary set forth in the 360 Spear Loan Agreement, if the 360 Spear Loan Combination is included in a REMIC trust and, immediately following a release of any portion of the lien of the 360 Spear Deed of Trust following a casualty or condemnation (but taking into account any proposed Restoration of the remaining 360 Spear Mortgaged Property), the ratio of the unpaid principal balance of the 360 Spear Loan Combination to the value of the remaining 360 Spear Mortgaged Property is greater than 125% (such value to be determined, in the Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any), the outstanding principal balance of the 360 Spear Loan Combination must be paid down (such payment, a “REMIC Prepayment”) by an amount equal to the least of the following amounts (the “REMIC Paydown Amount”): (i) the net award (after payment of the Lender’s out-of-pocket costs and expenses and any other fees and expenses that have been approved by the Lender) or the net insurance proceeds (after payment of Lender’s costs and expenses and any other fees and expenses that have been approved by the Lender), as the case may be, or (ii) a “qualified amount” as that term is defined in the IRS Revenue Procedure 2010-30, as the same may be amended, replaced, supplemented or modified from time to time, unless the Lender receives an opinion of counsel that if such amount is not paid, the applicable securitization will not fail to maintain its status as a REMIC trust as a result of the related release of such portion of the lien of the 360 Spear Deed of Trust. If and to the extent the preceding sentence applies, only such amount of the net award or net insurance proceeds (as applicable), if any, in excess of the amount required to pay down the principal balance of the 360 Spear Loan Combination may be released for purposes of Restoration or released to the Borrower as otherwise expressly provided above.

All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to the Borrower as excess Net Proceeds pursuant to paragraph (vii) above may be retained and applied by the Lender as a mandatory prepayment of the 360 Spear Loan Combination in such order, priority and proportions as the Lender in its sole discretion deems proper, or, at the discretion of the Lender, the same may be paid, either in whole or in part, to the Borrower for such purposes as the Lender approves, in its discretion. Additionally, throughout the term of the 360 Spear Loan Combination if an 360 Spear Loan Event of Default is continuing, then the Borrower will pay to the Lender, with respect to any payment of the Debt pursuant to this paragraph, an additional amount equal to the Prepayment Fee; provided, however, that if an 360 Spear Loan Event of Default is not continuing, then no Prepayment Fee will be payable.

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In the event of foreclosure of the 360 Spear Deed of Trust, or other transfer of title to the 360 Spear Mortgaged Property in extinguishment in whole or in part of the Debt all right, title and interest of the Borrower in and to the Policies that are not blanket Policies then in force concerning the 360 Spear Mortgaged Property and all proceeds payable thereunder will thereupon vest in the purchaser at such foreclosure or the Lender or other transferee in the event of such other transfer of title.

Notwithstanding anything to the contrary contained in the 360 Spear Loan Agreement, if in connection with a casualty, any insurance company makes a payment under a property or business or rental interruption insurance Policy that the Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance company as to the purpose of such payment, as between the Lender and the Borrower, such payment will not be treated as business or rental interruption insurance proceeds unless the Borrower (i) has demonstrated to the Lender’s satisfaction that the remaining Net Proceeds that have been received from the property insurance companies are sufficient to pay 100% of the cost of the Restoration or, if such Net Proceeds are to be applied to repay the obligations in accordance with the terms of the 360 Spear Loan Agreement, that such remaining Net Proceeds will be sufficient to satisfy the obligations in full or (ii) to the extent the Borrower is not able to satisfy the Lender as to the sufficiency of the remaining funds to pay 100% of the Restoration or to satisfy the obligations in full prior to distribution of Net Proceeds, the Borrower has agreed to fund any shortfall from funds other than from gross revenues or borrowed funds and has provided such security as the Lender may require to insure payment of such shortfalls. To the extent any payment under a property or business or rental interruption insurance Policy is treated as business or rental interruption insurance in accordance with this paragraph, such funds will be deposited into the Casualty and Condemnation Account. Provided that no 360 Spear Loan Event of Default then exists, insurance proceeds treated as business or rental interruption insurance in accordance with this paragraph (to the extent of available funds) will be (A) first applied by the Lender, on each 360 Spear Payment Date, to pay for debt service, deposits of reserve funds and payments of the Monthly Operating Expense Budgeted Amount and any Approved Extraordinary Operating Expenses, in each case as approved by the Lender, actually incurred (collectively, the “Approved Monthly BI Expenses”) for such month pursuant to, and in the priorities set forth in the 360 Spear Loan Agreement, and (B) second, to the extent that the Lender reasonably determines that the amount of business or rental interruption insurance proceeds then remaining in the Casualty and Condemnation Account is sufficient to pay for all future Approved Monthly BI Expenses through the completion of the subject Restoration and stabilization of the 360 Spear Mortgaged Property, disbursed by the Lender to the Borrower in an aggregate amount under this clause (B) not to exceed the Approved Monthly BI Expenses actually incurred and paid for by the Borrower from the date of the applicable casualty to the date of the first installment of business or rental interruption insurance proceeds advanced by the applicable insurance company (as evidenced by supporting documentation by the Borrower that is acceptable to the Lender). Provided no Trigger Period then exists, all remaining business or rental interruption insurance proceeds will be disbursed to the Borrower upon the final completion of the subject Restoration and the recommencement of full unabated rent being paid by the tenants under the leases required to remain in place pursuant to paragraph (i)(C) above.

“Acceptable Appraisal” means an appraisal of the 360 Spear Mortgaged Property in its then “as is” condition, prepared not more than 90 days prior to any relevant date by a member of the American Institute of Real Estate Appraisers selected or approved by the Lender, which appraisal will (a) meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA), (b) will comply with the Uniform Standards of Professional Appraisal Practice (USPAP) and (c) otherwise be in both form and substance satisfactory to the Lender in its reasonable discretion.

“Loan to Value Ratio (Mortgage Loan)” means the ratio, as of a particular date, in which the numerator is equal to the outstanding principal balance of the 360 Spear Loan Combination and the denominator is equal to the appraised value of the 360 Spear Mortgaged Property, as determined by an Acceptable Appraisal.

“Loan to Value Ratio” means the ratio, as of a particular date, in which the numerator is equal to the sum of the outstanding principal balance of the 360 Spear Loan Combination and the outstanding principal

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balance (as of the applicable date of determination) of all Mezzanine Loans and the denominator is equal to the appraised value of the 360 Spear Mortgaged Property, as determined by an Acceptable Appraisal.

“Restoration Threshold” means $5,000,000.

Annual Budget

The Borrower is required to submit to the Lender by November 1 of each year the annual budget for the succeeding fiscal year. The Lender has the right to approve each annual budget (which approval will not be unreasonably withheld, conditioned or delayed, so long as no 360 Spear Loan Event of Default is continuing). Each annual budget approved by the Lender is an “Approved Annual Budget”. Until such time that any annual budget has been approved (or deemed approved) by Lender, the prior Approved Annual Budget will apply for all purposes under the 360 Spear Loan Agreement (with such adjustments as reasonably determined by the Lender to reflect actual increases in taxes, insurance premiums and utilities expenses). Neither the Borrower nor Manager will change or modify the annual budget that has been approved by the Lender without the prior written consent of the Lender. During the continuance of a Trigger Period, the Lender may require the Borrower, on a quarterly basis, to furnish to the Lender for approval (which approval will not be unreasonably withheld, conditioned or delayed, provided no 360 Spear Loan Event of Default exists) an updated annual budget. To the extent that the Deemed Approval Requirements are fully satisfied in connection with any the Borrower request for Lender approval of an annual budget and the Lender thereafter fails to respond, the Lender’s approval will be deemed given with respect to the applicable annual budget for which approval was requested. The Approved Annual Budget for the 2021 fiscal year is attached to the 360 Spear Loan Agreement.

Financial Reporting

Annual Financial Statements

The Borrower is required to deliver to the Lender, not later than 85 days after the end of each fiscal year of the Borrower’s operations, unaudited financial statements, internally prepared on an accrual basis, covering the 360 Spear Mortgaged Property, including a balance sheet as of the end of such year, a statement of revenues and expenses for such year and the fourth quarter thereof, and stating in comparative form the figures for the previous fiscal year and the annual budget for such fiscal year, as well as the supplemental schedule of net income or loss presenting the net income or loss for the 360 Spear Mortgaged Property and occupancy statistics for the 360 Spear Mortgaged Property, and copies of all federal income tax returns to be filed. Such statements will be accompanied by an officer’s certificate as provided for in the 360 Spear Loan Agreement.

Not later than 120 days after the end of each fiscal year of the Borrower’s operations, the Borrower is required to deliver to the Lender audited financial statements certified by an independent accountant in accordance with acceptable accounting principles, and, to the extent required under the 360 Spear Loan Agreement, the requirements of Regulation AB, covering the 360 Spear Mortgaged Property, including a balance sheet as of the end of such year, a statement of revenues and expenses for such year and the fourth quarter thereof, and stating in comparative form the figures for the previous fiscal year and the annual budget for such fiscal year, as well as the supplemental schedule of net income or loss presenting the net income or loss for the 360 Spear Mortgaged Property and occupancy statistics for the 360 Spear Mortgaged Property, and copies of all federal income tax returns to be filed. Such statements will be accompanied by an officer’s certificate as provided for in the 360 Spear Loan Agreement.

Quarterly and Monthly Financial Statements

Not later than 45 days following the end of each fiscal quarter, the Borrower is required to deliver to the Lender:

(i)            unaudited financial statements, internally prepared on an accrual basis including a balance sheet and profit and loss statement as of the end of such quarter (or month)

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and for the corresponding quarter (or month) of the previous year, a statement of revenues and expenses for such quarter (or month) and the year to date, a statement of operating income and operating expenses for such quarter (or month), and a comparison of the year to date results with (i) the results for the same period of the previous year, (ii) the results that had been projected by the Borrower for such period and (iii) the annual budget for such period and the fiscal year. Such statements will be accompanied by an officer’s certificate certifying to the best of the signer’s knowledge (A) that such statements fairly represent the financial condition and results of operations of the Borrower, (B) that as of the date of such officer’s certificate, no 360 Spear Loan Event of Default exists under the 360 Spear Loan Agreement, the 360 Spear Notes or any other 360 Spear Loan Document or, if so, specifying the nature and status of each such 360 Spear Loan Event of Default and the action then being taken by the Borrower or proposed to be taken to remedy such 360 Spear Loan Event of Default, (C) that as of the date of each officer’s certificate, no litigation exists involving the Borrower or the 360 Spear Mortgaged Property in which the amount involved is $500,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto and (D) the amount by which actual operating expenses were greater than or less than the operating expenses anticipated in the applicable annual budget. Such financial statements will contain such other information as will be reasonably requested by the Lender for purposes of calculations to be made by the Lender pursuant to the terms of the 360 Spear Loan Agreement; and

(ii)           a true, correct and complete rent roll for the 360 Spear Mortgaged Property, dated as of the last month of such fiscal quarter (or month), showing the percentage of gross leasable area of the 360 Spear Mortgaged Property, if any, leased as of the last day of the preceding calendar quarter (or month), the current annual rent for the 360 Spear Mortgaged Property, the expiration date of each lease, whether to the Borrower’s knowledge any portion of the 360 Spear Mortgaged Property has been sublet, and if it has, the name of the subtenant, and such rent roll will be accompanied by an officer’s certificate (A) certifying that such rent roll is true, correct and complete in all material respects as of its date, (B) stating whether the Borrower, within the past 3 months, has issued a notice of default with respect to any lease which has not been cured and the nature of such default, and (C) stating whether, to the Borrower’s actual knowledge, within the past 3 months, any tenant has “gone dark” or the Borrower has received a written notice from any tenant of its intention to “go dark.”

Other Reports

The Borrower is required to deliver to the Lender, within 10 business days of the receipt thereof by the Borrower, a copy of all reports prepared by Manager pursuant to the Management Agreement, including, without limitation, the annual budget and any inspection reports.

The Borrower is required, within 10 business days after request by the Lender or by the Rating Agencies, to furnish or cause to be furnished to the Lender and, if applicable, the Rating Agencies, in such manner and in such detail as may be reasonably requested by the Lender or the Rating Agencies, such reasonable additional information as may be reasonably requested with respect to the 360 Spear Mortgaged Property to the extent such information is maintained by the Borrower in the ordinary course or is otherwise available to the Borrower at no material cost after the exercise of commercially reasonable efforts to obtain the same.

The Borrower is required to furnish or cause to be furnished to the Lender, within 10 business days of the Lender’s written request therefor (which may be made by email), any financial data or financial statements prepared by or on behalf of a tenant under any Lease Sweep Lease, to the extent such financial data or statements were actually delivered to the Borrower.

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Representations and Warranties

The Borrower made the representations and warranties in the 360 Spear Loan Agreement set forth in “Annex A—Representations and Warranties of the Borrower” as of the 360 Spear Loan Origination Date.

SPE Covenants

The Borrower has covenanted under the 360 Spear Loan Agreement that it is a special purpose bankruptcy remote entity (a “Special Purpose Bankruptcy Remote Entity”) and that since the date of its formation or other date as indicated below and at all times on and after the 360 Spear Loan Origination Date (except as otherwise indicated below) and until such time as the obligations under the 360 Spear Loan Agreement will be paid and performed in full, has complied and will comply with the following representations, warranties and covenants:

(a)       the Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the 360 Spear Mortgaged Property, entering into the 360 Spear Loan Agreement with the Lender, refinancing the 360 Spear Mortgaged Property in connection with a permitted repayment of the 360 Spear Loan Combination, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the 360 Spear Mortgaged Property, and (B) incidental personal property necessary for the ownership or operation of the 360 Spear Mortgaged Property;

(b)       the Borrower has not engaged and will not engage in any business other than the ownership, leasing, management, financing (in accordance with the 360 Spear Loan Documents), disposition (in accordance with the 360 Spear Loan Documents) and operation of the 360 Spear Mortgaged Property.

(c)       the Borrower has not and will not enter into any contract or agreement with any Affiliate of the Borrower, except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than would be available on an arms-length basis with third parties other than any such party.

(d)       the Borrower has not incurred and will not incur any indebtedness other than certain permitted indebtedness as provided for the in the 360 Spear Loan Agreement.

(e)       the Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and will not acquire obligations or securities of its Affiliates.

(f)       the Borrower has been, is, and intends to remain solvent and the Borrower has paid and intends to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets; provided that the foregoing will not require any direct or indirect member, partner or shareholder of the Borrower to make any additional capital contributions to the Borrower.

(g)       the Borrower has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve its existence, and the Borrower has not and will not (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless (A) the Lender has consented and (B) the Rating Agencies have issued a Rating Agency Confirmation, amend, modify or otherwise change its operating agreement or other organizational documents (other than modifications which are permitted pursuant to the 360 Spear Loan Documents and unrelated to the special purpose provisions contained tin the 360 Spear Loan Agreement and which would not otherwise violate or cause the Borrower to breach any of the provisions of this section).

(h)       Except to the extent that the Borrower is (i) required to file consolidated tax returns by law; or (ii) treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, (1) the Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person; (2) the Borrower’s assets will not be listed as assets on the financial statement of any other Person; it being understood that the Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate

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notation will be made on such consolidated financial statements to indicate the separateness of the Borrower and such Affiliates and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets will be listed on the Borrower’s own separate balance sheet; and (3) the Borrower will file its own tax returns (to the extent the Borrower is required to file any tax returns) and will not file a consolidated federal income tax return with any other Person. the Borrower has maintained and will maintain its books, records, resolutions and agreements in accordance with the 360 Spear Loan Agreement.

(i)       the Borrower has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of the Borrower or any constituent party of the Borrower (recognizing that the Borrower may be treated as a “disregarded entity” for tax purposes and is not required to file tax returns for tax purposes under applicable law)), will correct any known misunderstanding regarding its status as a separate entity, will conduct business in its own name, will not identify itself or any of its Affiliates as a division or department or part of the other and will, to the extent reasonably necessary for the operation of its business, maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)       the Borrower has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that the foregoing will not require any direct or indirect member, partner or shareholder of the Borrower to make any additional capital contributions to the Borrower.

(k)       (x) Neither the Borrower nor any constituent party of the Borrower has sought or will seek or effect the liquidation, dissolution, winding up, division (whether pursuant to Section 18-217 of the Act or otherwise), consolidation or merger, in whole or in part, of the Borrower and (y) the Borrower has not been the product of, the subject of or otherwise involved in, in each case, any limited liability company division (whether as a plan of division pursuant to Section 18-217 of the Act or otherwise).

(l)       the Borrower has not and will not commingle the funds and other assets of the Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.

(m)       the Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(n)       the Borrower has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o)       the organizational documents of the Borrower will provide that the business and affairs of the Borrower will be managed by or under the direction of (A) a board of one or more directors designated by the Borrower’s sole member (the “Sole Member”) or (B) a committee of managers designated by Sole Member (a “Committee”) or (C) Sole Member, and at all times there will be at least two (2) duly appointed Independent Directors or Independent Managers. In addition, the organizational documents of the Borrower will provide that no Independent Director or Independent Manager (as applicable) of the Borrower may be removed or replaced without cause and unless the Borrower provides the Lender with not less than three (3) business days’ prior written notice of (a) any proposed removal of an Independent Director or Independent Manager (as applicable), together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director or Independent Manager, as applicable, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director or Independent Manager (as applicable).

(p)       the organizational documents of the Borrower will also provide an express acknowledgment that the Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents.

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(q)       the organizational documents of the Borrower will provide that the board of directors, the Committee or Sole Member (as applicable) of the Borrower will not take any action which, under the terms of any certificate of formation, limited liability company operating agreement or any voting trust agreement, requires an unanimous vote of the board of directors (or the Committee as applicable) of the Borrower unless at the time of such action there will be (A) at least two (2) members of the board of directors (or the Committee as applicable) who are Independent Directors or Independent Managers, as applicable (and such Independent Directors or Independent Managers, as applicable, have participated in such vote) or (B) if there is no board of directors or Committee, then such Independent Directors or Independent Managers (as applicable) has participated in such vote. The organizational documents of the Borrower will provide that the Borrower will not and the Borrower agrees that it will not, without the unanimous written consent of its board of directors, its Committee or its Sole Member (as applicable), including, or together with, the Independent Directors or Independent Managers (as applicable) (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official of the Borrower or a substantial part of its business, except for the appointment of a receiver, liquidator or similar official expressly and specifically sought by the Lender, (iii) take any action that could reasonably be anticipated to cause such entity to become insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing its inability to pay debts generally as they become due (other than to the Lender or the Master Servicer or the Special Servicer, as applicable, in connection with a workout or other similar scenario or as otherwise provided in (2) below; without limiting the generality of the foregoing, no board of directors, Committee, Independent Manager or Independent Director consent will be required in case (1) the Borrower admits in writing to the Lender or the Master Servicer or the Special Servicer that: (A) the Borrower cannot pay its operating expenses, (B) the Borrower cannot pay the scheduled principal and interest payments due on any 360 Spear Payment Date or make any required deposits to the reserve funds, or (C) the Borrower cannot refinance the Debt on the 360 Spear Maturity Date or (2) in response to any legal proceeding, the Borrower makes a truthful admission regarding its insolvency or inability to pay its debts and such admission is necessary to avoid perjury or other material violation of applicable law, and the Borrower does not make any other admission in writing other than those described in clauses (1) and (2) above), (vi) declare or effectuate a moratorium on the payment of any obligations, or (vii) take any action in furtherance of the foregoing. the Borrower will not take any of the foregoing actions without the unanimous written consent of its board of directors, its Committee or its Sole Member, as applicable, including (or together with) all Independent Directors or Independent Managers, as applicable. In addition, the organizational documents of the Borrower will provide that, when voting with respect to any matters set forth in the immediately preceding sentence of this clause (q), the Independent Directors or Independent Managers (as applicable) will consider only the interests of the Borrower, including its creditors. Without limiting the generality of the foregoing, such documents will expressly provide that, to the greatest extent permitted by law, except for duties to the Borrower (including duties to the members of the Borrower solely to the extent of their respective economic interest in the Borrower and to the Borrower’s creditors as set forth in the immediately preceding sentence), such Independent Directors or Independent Managers (as applicable) will not owe any fiduciary duties to, and will not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of the Borrower, (ii) other Affiliates of the Borrower, or (iii) any group of Affiliates of which the Borrower is a part); provided, however, the foregoing will not eliminate the implied contractual covenant of good faith and fair dealing.

(r)       the organizational documents of the Borrower will provide that, as long as any portion of the obligations remains outstanding, upon the occurrence of any event that causes Sole Member to cease to be a member of the Borrower (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in the Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of the Borrower and the 360 Spear Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of the Borrower, if permitted pursuant to the organizational documents of the Borrower and the 360 Spear Loan Documents), each of the persons acting as an Independent Director or Independent Manager (as applicable) of the Borrower will, without any action of any Person and simultaneously with Sole Member ceasing to be a member of the Borrower, automatically be admitted as members of the Borrower (in each case, individually, a “Special Member” and collectively, the “Special Members”) and will preserve and continue the existence of the Borrower without dissolution or division (whether pursuant to Section 18-217 of the Act or otherwise). The organizational documents of the

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Borrower will further provide that for so long as any portion of the obligations is outstanding, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Borrower as a Special Member, and (ii) such successor Special Member has also accepted its appointment as an Independent Director or Independent Manager (as applicable).

(s)       the organizational documents of the Borrower will provide that, as long as any portion of the obligations remains outstanding, except as expressly permitted pursuant to the terms of the 360 Spear Loan Agreement, (i) Sole Member may not resign, and (ii) no additional member will be admitted to the Borrower.

(t)       the organizational documents of the Borrower will provide that, as long as any portion of the obligations remains outstanding: (i) the Borrower will be dissolved, and its affairs will be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of the Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of the Borrower in the Borrower unless the business of the Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (as the same may be amended, modified or replaced, the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of the Borrower to cease to be a member of the Borrower or that causes Sole Member to cease to be a member of the Borrower (other than (A) upon an assignment by Sole Member of all of its limited liability company interest in the Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of the Borrower and the 360 Spear Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of the Borrower, if permitted pursuant to the organizational documents of the Borrower and the 360 Spear Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member will be authorized to, and will, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Borrower, agree in writing (I) to continue the existence of the Borrower, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in the Borrower; (iii) the bankruptcy of Sole Member or a Special Member will not cause such Sole Member or Special Member, respectively, to cease to be a member of the Borrower and upon the occurrence of such an event, the business of the Borrower will continue without dissolution; (iv) in the event of the dissolution of the Borrower, the Borrower will conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Borrower in an orderly manner), and the assets of the Borrower will be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; (v) to the fullest extent permitted by law, each of Sole Member and the Special Members will irrevocably waive any right or power that they might have to cause the Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Borrower, to compel any sale of all or any portion of the assets of the Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, division (whether pursuant to Section 18-217 of the Act or otherwise), liquidation, winding up or termination of the Borrower and (vi) the Borrower will be prohibited from effectuating a division (whether pursuant to Section 18-217 of the Act or otherwise).

(u)       the Borrower will conduct its business so that the assumptions made with respect to the Borrower in the insolvency opinion will be true and correct in all material respects. In connection with the foregoing, the Borrower has covenanted and agreed that it will comply with or cause the compliance with, in all material respects (i) all of the facts and assumptions (whether regarding the Borrower or any other Person) set forth in the insolvency opinion, (ii) all of the representations, warranties and covenants in this section, and (iii) all of the organizational documents of the Borrower.

(v)       the Borrower has paid and intends to pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds, and has maintained and will maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided that the foregoing will not require any direct or indirect member, partner or shareholder of the Borrower to make any additional capital contributions to the Borrower.

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(w)       except with respect to Manager pursuant to the Management Agreement (and subject to the terms and conditions set forth in the 360 Spear Loan Documents), the Borrower has not permitted and will not permit any Affiliate or constituent party independent access to its bank accounts.

(x)       the Borrower has compensated and will compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred to the extent there exists sufficient cash flow from the 360 Spear Mortgaged Property available to the Borrower to do so after the payment of all operating expenses and debt service and other payments required under the 360 Spear Loan Documents; provided that the foregoing will not require any direct or indirect member, partner or shareholder of the Borrower to make any additional capital contributions to the Borrower.

(y)       the Borrower has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(z)       except in connection with the 360 Spear Loan Combination, the Borrower has not pledged and will not pledge its assets for the benefit of any other Person.

(aa) the Borrower has and has no obligation to indemnify its officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.

(bb) the Borrower has not, does not, and will not have any of its obligations guaranteed by an Affiliate (other than from the Guarantor with respect to the 360 Spear Loan Combination).

“Independent Director” or “Independent Manager” means a natural person selected by the Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least 3 years of employment experience, (c) who is provided by a Nationally Recognized Service Company, (d) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in the Borrower’s operating agreement providing for the appointment of such Independent Director or Independent Manager to become a “special member” upon the last remaining member of the Borrower ceasing to be a member of the Borrower) and will not have been at any time during the preceding 5 years, any of the following: (i) a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of the Borrower, any Affiliate of the Borrower or any direct or indirect parent of the Borrower; (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with the Borrower or any Affiliate of the Borrower; (iii) a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person described in clause (i) or clause (ii) above; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person described in clause (i) or clause (ii) above. A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with the Borrower will be qualified to serve as an Independent Director or Independent Manager of the Borrower, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of affiliates of the Borrower in any given year constitute in the aggregate less than 5% of such individual's annual income for that year. A natural person who satisfies the foregoing definition other than clause (ii) will not be disqualified from serving as an Independent Director or Independent Manager of the Borrower if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.

“Nationally Recognized Service Company” means any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, National Corporate Research, Ltd., United Corporate Services, Inc., Independent Member Services LLC or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to the Lender, in each case that is not an Affiliate of the Borrower

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and that provides professional independent directors and other corporate services in the ordinary course of its business.

Other Covenants of the Borrower

The Borrower is required to comply with certain covenants including, without limitation, to comply with in all material respects, and cause the 360 Spear Mortgaged Property to be operated in compliance with all legal requirements and to maintain the insurance coverages required by the 360 Spear Loan Agreement. In addition, the Borrower is required to cause the 360 Spear Mortgaged Property to be maintained (or cause tenants to maintain) in good and safe condition and repair and will not remove, demolish or alter the improvements or equipment owned or leased by the Borrower, except for (i) alterations performed in accordance with the 360 Spear Loan Agreement and (ii) normal replacement of equipment with equipment of equivalent value and functionality.

The Borrower is required to give the Lender prompt notice of: (i) the occurrence of any 360 Spear Loan Event of Default of which the Borrower has actual knowledge and (ii) upon obtaining knowledge thereof, any litigation or governmental proceedings pending or threatened against the 360 Spear Mortgaged Property, the Borrower, the Manager or the Guarantor which would reasonably be expected to result in a material adverse effect.

In addition, the Borrower is required to promptly pay in full any and all fees that may be assessed by any governmental authority in connection with the issuance of all necessary licenses and/or permits allowing a change in use to laboratory use with respect to the space within the 360 Spear Mortgaged Property that is subject to the Vitalant Lease (collectively, the “Vitalant Permit”). the Borrower (i) must observe and perform in all material respects the obligations imposed upon the Borrower under that certain escrow agreement established pursuant to the Property Acquisition PSA with respect to the Impact Fees Holdback Escrow (as defined in the Property Acquisition PSA) (the “Impact Fee Escrow Agreement”) in a commercially reasonable manner, (ii) must enforce the terms, covenants and conditions contained in the Impact Fee Escrow Agreement upon the part of each other party thereto to be observed or performed in a commercially reasonable manner, provided, however, the Borrower will not terminate the Impact Fee Escrow Agreement without the Lender’s prior approval, and (iii) must not amend or modify in any material respect the Impact Fee Escrow Agreement. The obligations described in this paragraph are the “Vitalant Permit Obligations.”

“Property Acquisition PSA” means that certain Purchase and Sale Agreement dated as of December 17, 2020 by and between MC PR II 360 SPEAR (SF) OWNER, LLC, a Delaware limited liability company, as seller, and the Borrower, as buyer, as amended by that certain First Amendment to Purchase and Sale Agreement, dated as of December 24, 2020, by and between MC PR II 360 SPEAR (SF) OWNER, LLC, a Delaware limited liability company, as seller, and the Borrower, as buyer.

360 Spear Loan Events of Default

Events of default under the 360 Spear Loan Documents (each, a “360 Spear Loan Event of Default”) include, with respect to the 360 Spear Loan Combination and the Borrower, the following:

(i)       if (A) the Borrower’s obligations are not paid in full on the 360 Spear Maturity Date, (B) any regularly scheduled monthly payment of interest, and, if applicable, principal due under the 360 Spear Notes is not paid in full on the applicable 360 Spear Payment Date, (C) any prepayment of principal due under the 360 Spear Loan Agreement or the 360 Spear Notes is not paid when due, (D) the Prepayment Fee is not paid when due, or (E) any deposit to the reserve funds is not made on the required deposit date therefor; provided that it will not be an 360 Spear Loan Event of Default under clause (B) or (E) if, as of such 360 Spear Payment Date, funds deposited in the Deposit Account are sufficient to make the payments required under clauses (i) through (v) set forth in “Property Cash Flow Allocation” above, no other 360 Spear Loan Event of Default is then continuing and the Master Servicer, the Special Servicer, the Deposit Bank or the Lender, as applicable, fails to make the applicable payments in violation of the 360 Spear Loan Agreement;

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(ii)       if any other amount payable pursuant to the 360 Spear Loan Agreement, the 360 Spear Notes or any other 360 Spear Loan Document (other than as set forth in the foregoing clause (i)) is not paid in full when due and payable in accordance with the provisions of the applicable 360 Spear Loan Document, with such failure continuing for 10 business days after the Lender delivers written notice thereof to the Borrower;

(iii)       if any of the taxes or Other Charges, other than those being contested in good faith in accordance with the 360 Spear Loan Agreement, are not paid when due (provided that it will not be an 360 Spear Loan Event of Default if such past due taxes are real estate taxes and there are sufficient funds in the Tax Account to pay such amounts when due, no other 360 Spear Loan Event of Default is then continuing and the Master Servicer, the Special Servicer, the Deposit Bank or the Lender, as applicable, fails to make such payment in violation of the 360 Spear Loan Agreement); provided further that it will not be an 360 Spear Loan Event of Default if (A) such past due taxes or Other Charges are not real estate taxes, (B) neither the 360 Spear Mortgaged Property nor any part thereof or interest tin the 360 Spear Loan Agreement is, or is reasonably likely to be, in imminent danger of being sold, forfeited, terminated, cancelled or lost, (C) no Material Adverse Effect occurs, or is reasonably likely to occur, as the result of such past due taxes or Other Charges, and (D) within 10 business days after obtaining actual knowledge of such past due taxes or Other Charges, the Borrower pays the same in full (together with all costs, interest and penalties which may be payable in connection therewith);

(iv)       if (A) certificates of insurance evidencing the Policies (accompanied by evidence satisfactory to the Lender of payment of the premiums then due thereunder) are not delivered to the Lender within 5 business days of the Lender’s written request therefor, and (B) the Policies are not kept in full force and effect, each in accordance with the terms and conditions of the 360 Spear Loan Agreement;

(v)       a transfer other than a Permitted Transfer occurs (any such transfer, a “Prohibited Transfer”) occurs’ provided, however, that (A) with respect to any such Prohibited Transfer which does not constitute a transfer of all or any portion of the 360 Spear Mortgaged Property, a transfer of a 10% or greater direct and/or indirect interest in the Borrower and/or any direct or indirect Controlling interest in a the Borrower, any such Prohibited Transfer will not be deemed to be an 360 Spear Loan Event of Default under the 360 Spear Loan Agreement if (1) such Prohibited Transfer is susceptible to cure, (2) such Prohibited Transfer would not reasonably be anticipated to (and does not actually) cause a Material Adverse Effect and (3) within 30 days of the occurrence thereof, the Borrower cures such breach or violation in a manner reasonably acceptable to the Lender (which will include, without limitation and for the avoidance of doubt, reversing and/or unwinding such Prohibited Transfer) and (B) with respect to any such Prohibited Transfer which does not constitute a transfer of all or any portion of the 360 Spear Mortgaged Property and/or any Controlling interest in a the Borrower, any such transfer will not be deemed to be an 360 Spear Loan Event of Default under the 360 Spear Loan Agreement if: (x) the sole reason the applicable transfer is a Prohibited Transfer is the unintentional failure to deliver notice and/or any other information required in accordance with the terms of the 360 Spear Loan Agreement in connection with the same (i.e. for the avoidance of doubt, the applicable transfer otherwise complies in all respects with all of the applicable requirements of a Permitted Transfer under the 360 Spear Loan Agreement), (y) said failure would not reasonably be anticipated to (and does not actually) cause a Material Adverse Effect, and (z) the applicable the failure is cured within 5 days of the Borrower becoming aware of the same;

(vi)       if any certification, representation or warranty made by the Borrower or Guarantor in the 360 Spear Loan Agreement or in any other 360 Spear Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document prepared by or on behalf of the Borrower and/or Guarantor and furnished to the Lender has been false or misleading in any material respect as of the date such representation or warranty was made (provided, however, that as to any such false or misleading representation or warranty which was unintentionally made or submitted to the Lender, which would not reasonably expected to cause (and does not actually cause) a Material Adverse Effect and which can either be made true and correct by action of the Borrower or be cured to the Lender’s reasonable satisfaction, the Borrower has a period of 30 days to undertake and complete all action necessary to make such representation or warranty either true and correct in all material respects as and when made or cured to the Lender’s reasonable satisfaction following the earlier of (x) delivery of written notice of such false or

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misleading representation or warranty to the Borrower and (y) the date on which the Borrower becomes aware of the applicable false or misleading certification, representation or warranty);

(vii)       if the Borrower, any Mezzanine Borrower or Guarantor will make a general assignment for the benefit of creditors;

(viii)       if a receiver, liquidator or trustee is appointed for the Borrower, any Mezzanine Borrower or Guarantor or if the Borrower, any Mezzanine Borrower or Guarantor is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, the Borrower, any Mezzanine Borrower or Guarantor, or if any proceeding for the dissolution or liquidation of the Borrower, any Mezzanine Borrower or Guarantor is instituted, or if the Borrower, or any Mezzanine Borrower is substantively consolidated with any other Person; provided, however, if such appointment, adjudication, petition, proceeding or consolidation was involuntary and not consented to by the Borrower, any Mezzanine Borrower or Guarantor, upon the same not being discharged, stayed or dismissed within one hundred twenty (120) days following its filing;

(ix)       if the Borrower attempts to assign its rights under the 360 Spear Loan Agreement or any of the other 360 Spear Loan Documents or any interest in the 360 Spear Loan Agreement or tin the 360 Spear Loan Agreement in contravention of the 360 Spear Loan Documents;

(x)       if any of the factual assumptions contained in the insolvency opinion, or in any other non-consolidation opinion delivered to the Lender in connection with the 360 Spear Loan Combination, or in any other non-consolidation opinion delivered subsequent to the closing of the 360 Spear Loan Combination, is or becomes untrue in any material respect; provided, however, that such untruth will not constitute an 360 Spear Loan Event of Default if (A) such untruth was inadvertent, immaterial and non-recurring and is not reasonably likely to cause (and does not actually cause) a Material Adverse Effect, (B) such untruth is curable and the Borrower promptly cures such breach within ten (10) business days of notice from the Lender and (C) within 30 days of the request by the Lender, the Borrower will cause counsel to deliver a new insolvency opinion to the effect that the failure of such factual assumption to be true will not in any material manner impair, negate or amend the opinions rendered in the existing insolvency opinion in any material respect, which opinion is acceptable to the Lender in its reasonable discretion and the Rating Agencies;

(xi)       a breach of the covenants set forth in “SPE Covenants” above, provided, however, that such breach will not constitute an 360 Spear Loan Event of Default if (A) such breach was inadvertent, immaterial and non-recurring and is not reasonably likely to cause (and does not actually cause) a Material Adverse Effect, (B) such breach is curable and the Borrower will promptly cure such breach within 10 business days of notice from the Lender and (C) within 30 days of the request by the Lender, the Borrower will cause counsel to deliver a new insolvency opinion to the effect that such breach will not in any material manner impair, negate or amend the opinions rendered in the then applicable insolvency opinion in any material respect, which opinion is acceptable to the Lender in its reasonable discretion and the Rating Agencies;

(xii)       a breach of the covenants set forth in the 360 Spear Loan Agreement regarding dissolution of the Borrower and/or ERISA;

(xiii)       if the Borrower is in default beyond any applicable notice and cure periods under any mortgage or security agreement covering any part of the 360 Spear Mortgaged Property whether it be superior, pari passu or junior in lien to the 360 Spear Deed of Trust;

(xiv)       subject to the Borrower’s right to contest set forth in the 360 Spear Loan Agreement, if the 360 Spear Mortgaged Property becomes subject to any mechanic’s, materialman’s or other lien except a Permitted Encumbrance or a lien for taxes not then due and payable, and the applicable lien remains undischarged of record (by payment, bonding or otherwise) in accordance with all applicable legal requirements for a period of 30 days;

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(xv)       the alteration, improvement, demolition or removal of any of the improvements without the prior consent of the Lender, other than in accordance with the 360 Spear Loan Agreement and the leases at the 360 Spear Mortgaged Property entered into in accordance with the 360 Spear Loan Documents;

(xvi)       if, without the Lender’s prior written consent, (i) the Management Agreement is terminated (unless within 30 days after the applicable termination, the Borrower enters into a Management Agreement with a replacement Manager in accordance with the 360 Spear Loan Agreement (including, without limitation, delivery of a subordination of management agreement delivered in connection with the origination of the 360 Spear Loan Combination or otherwise in form and substance reasonably acceptable to the Lender)), (ii) if Manager is an Affiliate of the Borrower or any Guarantor, control of Manager is transferred (unless within 30 days after the applicable termination, the Borrower enters into a Management Agreement with a replacement Manager in accordance with the 360 Spear Loan Agreement (including, without limitation, delivery of a subordination of management agreement delivered in connection with the origination of the 360 Spear Loan Combination or otherwise in form and substance reasonably acceptable to the Lender)), or (iii) there is a material change in the Management Agreement;

(xvii)       if the Borrower or any Person owning a direct or indirect ownership interest in the Borrower is convicted of a Patriot Act Offense by a court of competent jurisdiction; provided, however, that, notwithstanding the occurrence of an 360 Spear Loan Event of Default pursuant to this clause (xvi), such 360 Spear Loan Event of Default will be deemed to be cured to the extent that (A) the Person convicted of such Patriot Act Offense (the “Convicted Person”) is not the Borrower, Key Principal, and/or Guarantor, does not Control the Borrower, Key Principal and/or Guarantor, and does not own any ownership interest (excluding Persons whose applicable direct or indirect interests consist solely of publicly traded shares on a nationally or internationally recognized stock exchange in any indirect equity owner of the Borrower) equal to or greater than 10% in the Borrower, Key Principal and/or Guarantor, (B) within 10 business days after the Borrower becomes aware of the occurrence of such 360 Spear Loan Event of Default, such Convicted Person no longer owns any direct or indirect interest in the Borrower, Guarantor and/or Key Principal, in each case, pursuant to one or more Permitted Transfers, and (C) no Material Adverse Effect is reasonably likely to occur as a result of such conviction;

(xviii)       if the Borrower breaches any covenant contained the 360 Spear Loan Agreement regarding the Borrower’s monthly, quarterly and/or annual reporting requirements, provided that if such breach was unintentional and is reasonably susceptible of cure within 10 days, then no 360 Spear Loan Event of Default will exist so long as the Borrower causes such breach to be cured within 10 days after written notice of the occurrence of the applicable breach, provided, however, the foregoing cure right will only be available with respect to 1 such breach during any 366 consecutive day period;

(xix)       if there is a default under any of the other 360 Spear Loan Documents beyond any applicable cure periods contained in such 360 Spear Loan Documents, whether as to the Borrower, Guarantor or the 360 Spear Mortgaged Property (provided that to the extent either (i) no specific cure period is provided or (ii) the applicable breach is not expressly described as an “360 Spear Loan Event of Default” or an immediate “360 Spear Loan Event of Default” in the applicable Loan Document and/or section, then the cure periods set forth in clause (xxiv) below will apply), or if any other such event will occur or condition will exist, if the effect of such event or condition is to accelerate the maturity of any portion of the obligations or to permit the Lender to accelerate the maturity of all or any portion of the obligations;

(xx)       Guarantor breaches any of the Guarantor financial covenants (except to the extent that (1) within 5 business days of the occurrence of such default, the Borrower delivers a written notice to Lender of the Borrower’s intention to provide an Acceptable Additional Guarantor, together with the Acceptable Additional Guarantor Information, and (2) within 10 business days following Lender’s approval of the Acceptable Additional Guarantor, the Acceptable Additional Guarantor will execute a supplemental guaranty of recourse obligations and environmental indemnity (each in form and substance substantially identical to the Guaranty and the Environmental Indemnity Agreement) whereby such Acceptable Additional Guarantor will assume all of the obligations of Guarantor pursuant thereto (on a joint and several basis with the then existing Guarantor)). The Borrower has agreed that, it is an 360 Spear Loan Event of Default under the 360 Spear Loan Agreement if, (A) the Acceptable Additional Guarantor is not approved by the Lender (based on the Lender’s reasonable determination) or (B) any of the foregoing requirements are not satisfied within

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the time frame provided for above. The Borrower has also agreed that no more than two (2) Acceptable Additional Guarantors are permitted during the term of the 360 Spear Loan Combination, at any time, or from time to time;

(xxi)       if the Borrower fails to establish a new Clearing Account and enter into a new clearing account agreement in accordance with the 360 Spear Loan Agreement on or prior to the termination of any existing Clearing Account Agreement;

(xxii)       if any of the terms, covenants or conditions of any Lease Sweep Lease will in any material manner be modified, changed, supplemented, altered or amended or if any Lease Sweep Lease is terminated or surrendered, in each case, without Lender’s consent except as otherwise permitted by the 360 Spear Loan Agreement;

(xxiii)       a material breach (following any applicable notice and cure periods) by Mezzanine Borrower of the “special purpose entity” covenants contained the applicable Mezzanine 360 Spear Loan Documents; or

(xxiv)       if the Borrower or Guarantor(s) continues to be in default under any of the other terms or covenants of the 360 Spear Loan Agreement or any other Loan Document not specified in subsections (i) to (xxiii) above, and such default continues for 10 days after notice to the Borrower from the Lender, in the case of any such Default which can be cured by the payment of a sum of money, or for 30 days after notice to the Borrower from the Lender in the case of any other such Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that the Borrower and/or Guarantor has commenced to cure such Default within such 30-day period will and thereafter diligently and expeditiously proceed to cure the same, such 30-day period is extended for such time as is reasonably necessary for the Borrower and/or Guarantor in the exercise of due diligence to cure such Default, such additional period not to exceed 60 days.

Upon the occurrence and during the continuance of an 360 Spear Loan Event of Default (other than an 360 Spear Loan Event of Default described in clauses (vii), (viii) or (ix) above), the Lender may, in addition to any other rights or remedies available to it pursuant to the 360 Spear Loan Agreement and the other 360 Spear Loan Documents or at law or in equity, take such action, without notice or demand except to the extent expressly and specifically required pursuant to the terms and conditions of a 360 Spear Loan Document or applicable legal requirements (provided that the Borrower has expressly waived any such notice or demand required under applicable legal requirements to the fullest extent permitted pursuant to such applicable legal requirements), that the Lender deems advisable to protect and enforce its rights against the Borrower and in and to the 360 Spear Mortgaged Property, including declaring the obligations to be immediately due and payable, and the Lender may enforce or avail itself of any or all rights or remedies provided in the 360 Spear Loan Documents against the Borrower and the 360 Spear Mortgaged Property, including all rights or remedies available at law or in equity; and upon any 360 Spear Loan Event of Default described in clauses (vii), (viii) or (ix) above, the obligations of the Borrower under the 360 Spear Loan Agreement and under the other 360 Spear Loan Documents will immediately and automatically become due and payable in full, without notice or demand, and the Borrower has waived any such notice or demand, anything contained in the 360 Spear Loan Agreement or in any other 360 Spear Loan Document to the contrary notwithstanding.

If the Borrower fails to perform any covenant or obligation contained in the 360 Spear Loan Agreement and such failure continues for a period of 10 business days after the Borrower’s receipt of written notice thereof from the Lender, without in any way limiting the Lender’s right to exercise any of its rights, powers or remedies as provided under the 360 Spear Loan Agreement, or under any of the other 360 Spear Loan Documents, the Lender may, but has no obligation to, perform, or cause the performance of, such breached covenant or obligation, and all out-of-pocket costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith will be payable by the Borrower to the Lender upon demand and if not paid within 5 business days of demand therefor will be added to the obligations (and to the extent permitted under applicable laws, secured by the 360 Spear Deed of Trust and the other 360 Spear Loan Documents) and will bear interest thereafter at the 360 Spear Default Rate. Notwithstanding the foregoing, the Lender has no obligation to send notice to the Borrower of any such failure except as may be expressly

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and specifically required pursuant to any applicable Loan Document or applicable legal requirements (provided that the Borrower has expressly waived any such notice required under applicable legal requirements to the fullest extent permitted pursuant to such applicable legal requirements).

“Acceptable Additional Guarantor” means an additional guarantor who satisfies the conditions of an Approved Replacement Guarantor, when considered together with Guarantor. For the avoidance of doubt, the addition of such additional guarantor pursuant to the terms and conditions of the 360 Spear Loan Agreement will be deemed to be the “applicable transfer” for purposes of clause (v) of the definition of Approved Replacement Guarantor.

“Acceptable Additional Guarantor Information” means, with respect to the applicable proposed Acceptable Additional Guarantor, (i) the legal name, contact information and state of formation/incorporation of such proposed Acceptable Additional Guarantor, as applicable, (ii) unaudited financial statements, balance sheets and statement of profits and loss of such proposed Acceptable Additional Guarantor (or such other comparable financial statements as reasonably acceptable to the Lender) certified as true and correct in all material respects as of the date thereof by an officer of such proposed Acceptable Additional Guarantor and (iii) such other information and/or materials as the Lender may request in its reasonable discretion.

Environmental Indemnity

The Borrower and the Guarantor (collectively, “Indemnitors”) have entered into an environmental indemnity agreement (the “Environmental Indemnity Agreement”) for the benefit of the Lender. Under the Environmental Indemnity Agreement, the Indemnitors have agreed, at their sole cost and expense, to protect, defend, indemnify, release and hold harmless the Lender and other Indemnified Parties from and against any and all Losses imposed upon, or incurred by, or asserted against, the indemnified parties and to the extent caused by or arising out of one or more of the following:

(a)           any presence of any Hazardous Substances in, on, above or under the 360 Spear Mortgaged Property in violation of any Environmental Law;

(b)           any past, present or threatened Release of Hazardous Substances in, on, above, under or from the 360 Spear Mortgaged Property in violation of any Environmental Law;

(c)           any activity by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the 360 Spear Mortgaged Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the 360 Spear Mortgaged Property of any Hazardous Substances at any time located in, under, on or above the 360 Spear Mortgaged Property, in each case in violation of any Environmental Law;

(d)           any activity by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the 360 Spear Mortgaged Property in connection with any Remediation of any Hazardous Substances at any time located in, under, on or above the 360 Spear Mortgaged Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action;

(e)           any past, present or threatened non-compliance or violation of any Environmental Law (or of any permit issued pursuant to any Environmental Law) in connection with the 360 Spear Mortgaged Property or operations thereon, including, but not limited to, any failure by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the 360 Spear Mortgaged Property to comply with any order of any governmental authority in connection with any Environmental Laws;

(f)            the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the 360 Spear Mortgaged Property;

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(g)           any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the 360 Spear Loan Agreement;

(h)           any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with Hazardous Substances and Environmental Law at the 360 Spear Mortgaged Property, including, but not limited to, costs to investigate and assess such injury, destruction or loss;

(i)       any acts of any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the 360 Spear Mortgaged Property in arranging for the disposal or treatment, or arranging with a transporter for transport for the disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances;

(j)       any acts of any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the 360 Spear Mortgaged Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation;

(k)           any personal injury, wrongful death or property or other damage arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the 360 Spear Mortgaged Property, in each case relating to Hazardous Substance in, at or on the 360 Spear Mortgaged Property in violation of any Environmental Law; and

(l)       any misrepresentation or inaccuracy in any representation or warranty at the time made or material breach or failure to perform any covenants or other obligations pursuant to the Environmental Indemnity Agreement.

Notwithstanding the foregoing, however, Indemnitor will not have any obligations for any Losses to the extent that the same have been finally adjudicated (and are not subject to further appeal) as having arisen solely out of, or that Indemnitor can prove to the satisfaction of the Lender (determined in Lender’s sole and absolute discretion) arose solely out of, Hazardous Substances in, on, under or about the 360 Spear Mortgaged Property that (a) were both (i) the result of acts or events first occurring (as opposed to being first discovered) either (A) during the continuance of a Lender Control Period (and in no event resulting from or relating to a condition existing or which may have existed prior to any Lender Control Period), or (B) following the occurrence of any Mezzanine Transfer that satisfies the Mezzanine Transfer Conditions (and in no event resulting from or relating to a condition existing or which may have existed prior to such Mezzanine Transfer) and (ii) not the result of any act or negligence of any Indemnitor (other than the Borrower following a Mezzanine Transfer that satisfies the Mezzanine Transfer Conditions) or any of any Indemnitor’s (other than the Borrower following a Mezzanine Transfer that satisfies the Mezzanine Transfer Conditions) affiliates, agents or contractors, or (b) were solely the result of the illegal acts, fraud, willful misconduct or gross negligence of the Lender or any receiver appointed by, on behalf of, or at the request of the Lender.

“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law applicable to the 360 Spear Mortgaged Property and relating to protection of the environment, relating to Hazardous Substances and/or relating to liability for or costs of other actual or threatened danger to the environment. The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the provisions of the Occupational Safety and Health Act relating to Hazardous Substances, Remediation and/or protection of the environment; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the

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Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; and those relating to lead-based paint. The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the 360 Spear Mortgaged Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any governmental authority or other Person, whether or not in connection with any transfer of title to or interest in such property; imposing conditions or requirements in connection with permits or other authorization for lawful activity, in each case as the same relate to Hazardous Substances, or relating to nuisance, trespass or other causes of action, in each case, relating to Hazardous Substances.

“Environmental Lien” means any lien or other encumbrance imposed pursuant to any Environmental Law, whether due to any act or omission of any of the Indemnitors or any other Person.

“Hazardous Substances” includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, lead-based paint and toxic mold. Notwithstanding anything to the contrary contained in the Environmental Indemnity Agreement, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar properties, including, without limitation substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in properties like the 360 Spear Mortgaged Property, and which are otherwise in compliance with all Environmental Laws. Furthermore, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily stocked and sold by tenants operating retail businesses of the types operated by the tenants and which are otherwise in compliance with all Environmental Laws.

“Indemnified Parties” includes the Lender, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the 360 Spear Deed of Trust is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors and/or prospective Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing and any Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the 360 Spear Mortgaged Property, whether during the term of the Loan or as a part of, or following a foreclosure of, the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the Lender’s assets and business; provided, however, to the extent any Person would be included within the aforementioned definition of “Indemnified Parties” solely by virtue of such Person’s acquiring an interest in the 360 Spear Mortgaged Property at or any time following a foreclosure, power of sale, deed or assignment in lieu of foreclosure or other exercise of remedies, then such Person will only be deemed to be an “Indemnified Party” to the extent such Person is an affiliate, nominee or designee of the Lender or any other current or former owner or holder of an interest in the Loan.

“Indemnitor” means, collectively, the Borrower and Guarantor.

“Investor” means any purchaser, transferee, assignee, servicer, participant or investor of the Loan or any credit rating agency.

“Lender Control Period” means a period which will: (A) commence following an exercise of remedies under the 360 Spear Loan Documents upon the earlier to occur of (i) the date that the Lender or its successor, assign, designee, and/or nominee (including, without limitation, any purchaser at a foreclosure

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sale) takes title to, or control of, the 360 Spear Mortgaged Property in connection with an exercise of remedies under the 360 Spear Loan Documents and controls the 360 Spear Mortgaged Property to the exclusion of the Borrower and (ii) the date that any receiver appointed in connection with the Lender’s remedies under the 360 Spear Loan Documents takes physical possession of and controls the 360 Spear Mortgaged Property, in each case, to the exclusion of the Borrower and (B) end at such time as the Borrower and/or any Affiliate thereof will regain possession or control of all or any portion of the 360 Spear Mortgaged Property.

“Losses” means, without duplication, any actual losses, actual damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value due to either the action or omission of Indemnitor or any Person under the direction or Control of Indemnitor or the presence of Hazardous Substances or occurrence of a Release (but not due to market conditions unrelated to the foregoing), fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, consequential damages, litigation costs, reasonable fees of attorneys, engineers and environmental consultants and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid or gas to the extent permitted by the 360 Spear Loan Agreement), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards; provided that Losses will not include any consequential, special and punitive damages unless the same are paid or payable to a third party by the applicable Indemnified Party seeking indemnification.

“Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Remediation” means, to the extent required by any Environmental Law, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance (including, with respect to toxic mold, providing any moisture control systems at the 360 Spear Mortgaged Property); any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing or laboratory or other analysis or evaluation relating to any Hazardous Substances or to anything referred to the Environmental Indemnity Agreement.

General Indemnity; Expense Reimbursement

The Borrower is required to indemnify, defend and hold harmless the Lender, its Affiliates, successors and assigns, and their respective officers and directors from and against any and all liabilities, obligations, losses, damages (excluding any special or punitive damages not paid and/or payable to a third-party), penalties, actions, judgments, suits, claims, actual out-of-pocket costs, actual out-of-pocket expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Lender will be designated a party thereto), that may be imposed on, incurred by, or asserted against the Lender in any manner relating to or arising out of (i) any breach by the Borrower of its obligations under, or any material misrepresentation by the Borrower contained in, the 360 Spear Loan Agreement or the other 360 Spear Loan Documents; (ii) the use or intended use of the proceeds of the 360 Spear Loan Combination; (iii) any information provided by or on behalf of the Borrower, or contained in any documentation approved by the Borrower; (iv) ownership of the 360 Spear Deed of Trust, the 360 Spear Mortgaged Property or any interest therein, or receipt of any rents or other gross revenue; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the 360 Spear Mortgaged Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the 360 Spear Mortgaged Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the 360 Spear Mortgaged Property; (viii) any failure of the 360 Spear Mortgaged

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Property to comply with any legal requirement; (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any lease or other transaction involving the 360 Spear Mortgaged Property or any part thereof, or any liability asserted against the Lender with respect thereto; and (x) the claims of any lessee of any portion of the 360 Spear Mortgaged Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any lease (collectively, the “Indemnified Liabilities”); provided, however, that the Borrower will not have any obligation to the Lender under the 360 Spear Loan Agreement to the extent that such Indemnified Liabilities arise from the active gross negligence, illegal acts, fraud or willful misconduct of the Lender. Notwithstanding the foregoing, the Borrower will not have any liability for the foregoing Indemnified Liabilities to the extent of liability arising as the result of events first occurring (as opposed to being first discovered) during a Lender Control Period except to the extent that any such events are the result of (I) any act or omission of the Borrower, Guarantor or any Affiliate of the Borrower or Guarantor or (II) acts, events, conditions, or circumstances that existed prior to commencement of the Lender Control Period, whether or not discovered prior or subsequent to commencement of the Lender Control Period. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower will pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender.

Except as otherwise expressed in the 360 Spear Loan Agreement or in any of the other 360 Spear Loan Documents, the Borrower is required to pay, or reimburse the Lender, its Affiliates, successors and assigns, and their respective officers and directors within 5 business days of receipt of notice from the Lender, for all actual costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Lender in connection with (i) the Borrower’s ongoing performance of and compliance with the Borrower’s agreements and covenants contained in the 360 Spear Loan Agreement and the other 360 Spear Loan Documents on its part to be performed or complied with after the 360 Spear Origination Date, including confirming compliance with environmental and insurance requirements (except to the extent expressly set forth in the 360 Spear Loan Agreement); (ii) to the extent customary, the Lender’s ongoing performance of and compliance with all agreements and covenants contained in the 360 Spear Loan Agreement and the other 360 Spear Loan Documents on its part to be performed or complied with after the 360 Spear Origination Date (except to the extent expressly set forth in the 360 Spear Loan Agreement); (iii) the negotiation, preparation, execution and delivery of any consents, amendments, waivers or other modifications to the 360 Spear Loan Agreement and the other 360 Spear Loan Documents and any other documents or matters requested by the Borrower; (iv) filing and recording of any 360 Spear Loan Documents; (v) title insurance, surveys, inspections and appraisals delivered in connection with the origination of the 360 Spear Loan Combination or otherwise required pursuant to the terms of the 360 Spear Loan Documents; (vi) the creation, perfection or protection of the Lender’s liens in the 360 Spear Mortgaged Property and the accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and the Lender’s consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting the Borrower, the 360 Spear Loan Documents, the 360 Spear Mortgaged Property, or any other security given for the 360 Spear Loan Combination; (viii) fees charged by the Master Servicer or the Special Servicer (except to the extent expressly set forth in the 360 Spear Loan Agreement) or the Rating Agencies in connection with the 360 Spear Loan Combination or any modification thereof; and (ix) enforcing any obligations of or collecting any payments due from the Borrower under the 360 Spear Loan Agreement, the other 360 Spear Loan Documents or with respect to the 360 Spear Mortgaged Property or in connection with any refinancing or restructuring of the credit arrangements provided under the 360 Spear Loan Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings (including fees and expenses for title and lien searches, intangible taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and the Lender’s consultant, surveys and engineering reports); provided, however, that the Borrower will not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the active gross negligence, illegal acts, fraud or willful misconduct of the Lender. All amounts payable to the Lender or the Master Servicer or the Special Servicer, as applicable, in exercising its rights under paragraph (including, but not limited to, disbursements, advances and reasonable legal expenses incurred in

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connection therewith), are required to be paid within 5 business days of demand and, if not paid within such 5-business day period, interest thereon will accrue at the 360 Spear Default Rate from the date of such demand.

Governing Law

The 360 Spear Loan Documents are governed by the laws of the State of New York, other than any action in respect of the creation, perfection or enforcement of a lien or security interest created pursuant to any of the 360 Spear Loan Documents, which are governed by the laws of the State in which the 360 Spear Mortgaged Property is located.

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Description of the 360 SPEAR Mezzanine Loan

The following is a summary of the principal provisions of the Mezzanine Loan. This summary does not purport to be complete and is qualified in its entirety by reference to the Mezzanine Loan Agreement, dated as of the 360 Spear Loan Origination Date by and between DBR Investments Co. Limited, a Cayman Islands corporation (“DBRI” ) and Mezzanine Borrower (as amended from time to time, the “Mezzanine Loan Agreement”) and the other documents executed by the Mezzanine Borrower and the other parties in connection with the Mezzanine Loan (as amended from time to time, the “Mezzanine Loan Documents”).

General

A mezzanine loan in the original principal amount of $25,000,000 (the “Mezzanine Loan”) was made on December 30, 2020 by DBRI (in such capacity, the “Mezzanine Lender”), to 360 Spear Member, LLC (the “Mezzanine Borrower”), pursuant to the Mezzanine Loan Agreement. The Mezzanine Loan is evidenced by one mezzanine promissory note (“Mezzanine Note”).

The Mezzanine Loan is an approximately ten-year fixed-rate mezzanine loan with a final stated maturity date of January 6, 2031 (the “Mezzanine Stated Maturity Date”), that is interest-only throughout the term. See “—Payment on the Mezzanine Loan” below.

The maturity date of the Mezzanine Loan is the date on which the final payment of principal of the Mezzanine Note becomes due and payable in accordance with the terms of the Mezzanine Loan Documents, whether on the Mezzanine Stated Maturity Date, by declaration of acceleration, extension or otherwise (the “Mezzanine Maturity Date”).

The Mezzanine Borrower has pledged 100% of its direct ownership interests in Borrower, to secure the Mezzanine Loan (collectively, the “Loan Equity Collateral”), pursuant to that certain Pledge and Security Agreement, dated as of December 30, 2020, by the Mezzanine Borrower and consented to by the Borrower (the “Pledge Agreement”). The relative rights of the Lender and the Mezzanine Lender will be governed by an Intercreditor Agreement, as expected to be in place prior to the Closing Date, among the Lender and the Mezzanine Lender (the “Mezzanine Intercreditor Agreement”).

Payment on the Mezzanine Loan

Payments on the Mezzanine Loan are required to be made on each 360 Spear Payment Date until and including the Mezzanine Maturity Date.

On the 360 Spear Loan Origination Date, the Mezzanine Borrower made a payment to the Mezzanine Lender of interest only at a per annum rate of 7.40000% (the “Mezzanine Loan Interest Rate” for the period through and including January 5, 2021. On each 360 Spear Payment Date, the Mezzanine Borrower is required to pay to the Mezzanine Lender interest on the outstanding principal balance at the Mezzanine Loan Interest Rate (such amount, the “Mezzanine Monthly Interest Payment Amount” ) up to and including the Mezzanine Maturity Date, and, the failure to make any such payment as and when due will constitute a Mezzanine Loan Event of Default. The Mezzanine Borrower’s payment of the Mezzanine Monthly Interest Payment Amount due on any 360 Spear Payment Date will be applied to the payment of interest accrued during the precedent Mezzanine Loan Interest Accrual Period.

“Mezzanine Loan Interest Accrual Period” means, the period from and including the 6th day of a calendar month through and including the 5th day of the immediately succeeding calendar month in which such payment on the Mezzanine Loan is made.

Mezzanine Loan Prepayment

Except as described under this “—Mezzanine Loan Prepayment” section, the Mezzanine Borrower will not be permitted to prepay the Mezzanine Loan.

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Voluntary Prepayments

The Mezzanine Borrower has the right on or after the Mezzanine Prepayment Lockout Expiration Date, to prepay the outstanding principal balance in whole, but not in part, in accordance with the terms of the Mezzanine Loan Agreement. The Mezzanine Borrower is required to pay to the Mezzanine Lender (i) the Mezzanine Prepayment Fee and (ii) all other sums, then due under the Mezzanine Note, the Mezzanine Loan Agreement and the other Mezzanine Loan Documents.

The Mezzanine Borrower will have the right to prepay the entire principal balance of the Mezzanine Note and any other amounts outstanding under any of the Mezzanine Loan Documents, without payment of the Mezzanine Prepayment Fee or any prepayment premium, penalty or fee, on any business day on or after the Mezzanine Loan Open Prepayment Date.

From and after the occurrence and during the continuance of a Mezzanine Loan Event of Default, the outstanding principal balance of the Mezzanine Loan and, to the extent not prohibited by applicable law, all other portions of the debt will bear interest at the applicable Mezzanine Default Rate. Additionally, in the case that any principal, interest or any other sum (other than the outstanding principal balance due on the Mezzanine Maturity Date) is not paid on the date on which it is due, the Borrower will be required to pay a late payment charge of the lesser or 5% of such unpaid sum and the maximum amount permitted by applicable law.

“Mezzanine Default Rate” means, with respect to the Mezzanine Loan, a rate per annum equal to the lesser of (i) the maximum legal rate and (ii) 5% above the Mezzanine Loan Interest Rate.

“Mezzanine Prepayment Lockout Expiration Date” means February 6, 2022.

Open Prepayments

The Mezzanine Borrower may prepay the entire principal balance of the Mezzanine Loan and any other amounts outstanding under the Mezzanine Loan Agreement, or any of the other Mezzanine Loan Documents, on any Business Day on or after July 6, 2030 (“Mezzanine Loan Open Prepayment Date”), on not less than thirty days prior notice to the Mezzanine Lender. Any such prepayment will not require the payment of the Mezzanine Prepayment Fee or any other prepayment premium, penalty or fee. If such prepayment is not made on a 360 Spear Payment Date, the Mezzanine Borrower will also be required to pay interest that would have accrued on the principal balance of the Mezzanine Loan to, but not including, the next 360 Spear Payment Date.

Mandatory Prepayments

Subject to the terms of the 360 Spear Loan Agreement, in the event of (i) any casualty to the 360 Spear Mortgaged Property or any material portion thereof, (ii) a condemnation of the 360 Spear Mortgaged Property or any material portion thereof, (iii) a transfer of the 360 Spear Mortgaged Property following a 360 Spear Loan Event of Default, including, without limitation, a foreclosure sale, or (iv) any refinancing or payoff of the 360 Spear Mortgaged Property or the 360 Spear Loan Combination permitted under the Mezzanine Loan Agreement (including any refunds of reserves on deposit with the Lender (but not disbursements therefrom)) (each, a “Liquidation Event”), any Net Liquidation Proceeds After Debt Service will be applied by the Mezzanine Lender to the debt (until paid in full) including all interest accrued to the date of prepayment and any other sums then due and payable by Mezzanine Borrower to Mezzanine Lender. Provided no Mezzanine Loan Event of Default is continuing, no Mezzanine Prepayment Fee or other premium or penalty or charge will be due in connection with any prepayment made under this paragraph.

“Mezzanine Prepayment Fee” means an amount equal to the greater of (i) the present value, as of the date of a prepayment (as applicable) of the Mezzanine Loan pursuant to the Mezzanine Loan Agreement (the “Mezzanine Repayment Date” ), of the remaining scheduled payments of principal and interest from the Mezzanine Repayment Date through the Mezzanine Loan Open Prepayment Date (including any balloon payment) assuming that all scheduled payments are made timely, determined by discounting such

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payments at the discount rate set forth in the Mezzanine Loan Agreement, less the amount of principal being prepaid on the Mezzanine Repayment Date, or (ii) (A) if no Mezzanine Loan Event of Default is continuing,1% of the unpaid principal balance of the Mezzanine Note as of the Mezzanine Repayment Date or (B) if a Mezzanine Loan Event of Default is continuing, 4% of the unpaid principal balance of the Mezzanine Note as of the Mezzanine Repayment Date.

“Net Liquidation Proceeds After Debt Service” means, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) Lender’s and/or Mezzanine Lender’s reasonable costs incurred in connection with the recovery thereof and payable to Mezzanine Lender under the Mezzanine Loan Agreement or to Lender under the 360 Spear Loan Agreement, (ii) in the case of casualty or condemnation, the costs incurred by Borrower in connection with a restoration of the Property made in accordance with the 360 Spear Loan Agreement, (iii) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the 360 Spear Loan Agreement to Lender, (iv) in the case of a foreclosure sale, disposition or transfer of the 360 Spear Mortgaged Property in connection with realization thereon following a 360 Spear Event of Default, such costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (v) in the case of a foreclosure sale, such costs and expenses incurred by Lender under the 360 Spear Loan Documents as Lender will be entitled to receive reimbursement for under the terms of the 360 Spear Loan Documents and (vi) in the case of a refinancing of the 360 Spear Loan Combination, such costs and expenses (including reasonable attorneys’ fees) of such refinancing as are reasonably approved by Mezzanine Lender.

Prepayments After Default

If, during the continuance of any Mezzanine Loan Event of Default, the Mezzanine Borrower or the Guarantor prepays the Mezzanine Loan in whole or in part, and such payment is accepted by Mezzanine Lender or is otherwise recovered by Mezzanine Lender (including through the application of reserve funds), such tender or recovery will be deemed to be a voluntary prepayment by the Mezzanine Borrower in violation of the prohibition against prepayment under the terms of the Mezzanine Loan Agreement, and the debt, will include, all of: (i) all accrued interest at the Mezzanine Default Rate and, if such tender and acceptance is not made on a 360 Spear Payment Date, interest that would have accrued on the debt to, but not including, the next 360 Spear Payment Date, and (ii) an amount equal to the Mezzanine Prepayment Fee.

Mezzanine Loan Events of Default

With respect to the Mezzanine Loan, each of the following constitutes an event of default under the Mezzanine Loan Documents (each, a “Mezzanine Loan Event of Default”):

(a)           if (A) any of the obligations under the Mezzanine Loan Documents are not paid in full on the Mezzanine Maturity Date, (B) any regularly scheduled monthly payment of interest due under the Mezzanine Note is not paid in full on the applicable 360 Spear Payment Date, (C) any prepayment of principal due under the Mezzanine Loan Agreement or the Mezzanine Note is not paid when due, (D) the Mezzanine Prepayment Fee is not paid when due or (E), if required under the terms of the Mezzanine Loan Agreement, any deposit to the reserve funds required to be made under the Mezzanine Loan Agreement is not made on the required deposit date therefor; provided, however, that any such failure under clauses (B) or (E) above will not constitute a Mezzanine Loan Event of Default to the extent funds deposited in the Mezzanine Deposit Account are sufficient to make the payments required to pay the Monthly Interest Payment Amount, any reserve funds required to be made under the Mezzanine Loan Agreement and any other amounts due and payable to Mezzanine Lender from Mezzanine Borrower; no other Mezzanine Loan Event of Default is then continuing; and the Mezzanine Servicer, the Mezzanine Deposit Bank or Mezzanine Lender fails to make the applicable payments in violation of the Mezzanine Loan Agreement;

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(b)           if any other amount payable pursuant to the Mezzanine Loan Agreement, the Mezzanine Note or any other Mezzanine Loan Documents (other than as set forth in the foregoing clause (a)) is not paid in full when due and payable in accordance with the provisions of the applicable Mezzanine Loan Document, with such failure continuing for 10 business days after the Mezzanine Lender delivers written notice thereof to the Mezzanine Borrower;

(c)           if any of the taxes or other charges, other than those being contested in good faith as set forth in the Mezzanine Loan Agreement, are not paid when due (provided that it will not be a Mezzanine Loan Event of Default if such past due taxes are real estate taxes and there are sufficient funds in a sub-account established for real estate taxes under the Mezzanine Deposit Account to pay such amounts when due, no other Mezzanine Loan Event of Default is then continuing and the Mezzanine Lender, the Mezzanine Deposit Bank or the Mezzanine Servicer, as applicable, fails to make such payment in violation of the Mezzanine Loan Agreement; provided further, that it will not be a Mezzanine Loan Event of Default if (i) such past due taxes or other charges are not real estate taxes, (ii) none of the collateral securing the Mezzanine Loan (including the Loan Equity Collateral), the 360 Spear Mortgaged Property nor any part thereof or interest therein is, or is reasonably likely to be, in imminent danger of being sold, forfeited, terminated, cancelled or lost, (iii) no material adverse effect occurs, or is reasonably likely to occur, as the result of such past due taxes or other charges, and (iv) within 10 business days after obtaining actual knowledge of such past due taxes or other charges, Mezzanine Borrower pays, or causes to be paid, the same in full (together with all costs, interest and penalties which may be payable in connection therewith);

(d)           if (A) evidence of the policies is not delivered to the Mezzanine Lender within 5 business days following the Mezzanine Lender’s written request therefor or (B) the policies are not kept in full force and effect, each in accordance with the terms and conditions of the Mezzanine Loan Agreement;

(e)           a transfer other than a Permitted Transfer occurs (any such Transfer, “Mezzanine Prohibited Transfer” ); provided, however, that (i) with respect to any such Mezzanine Prohibited Transfer which does not constitute a transfer of all or any portion of the 360 Spear Mortgaged Property, a transfer of a 10% or greater direct and/or indirect interest in Mezzanine Borrower and/or any direct or indirect controlling interest in Mezzanine Borrower, any such Mezzanine Prohibited Transfer will not be deemed to be a Mezzanine Loan Event of Default if (A) such Mezzanine Prohibited Transfer is susceptible to cure, (B) such Mezzanine Prohibited Transfer would not reasonably be anticipated to (and does not actually) cause a material adverse effect and (3) within 30 days of the occurrence thereof, Mezzanine Borrower cures such breach or violation in a manner reasonably acceptable to Lender (which includes reversing and/or unwinding such Mezzanine Prohibited Transfer) and (ii) with respect to any such Mezzanine Prohibited Transfer which does not constitute a transfer of all or any portion of the 360 Spear Mortgaged Property and/or any controlling interest in Mezzanine Borrower, any such transfer will not be deemed to be a Mezzanine Loan Event of Default if: (x) the sole reason the applicable transfer is a Prohibited Transfer is the unintentional failure to deliver notice and/or any other information required in accordance with the Mezzanine Loan Documents, (y) such failure would not reasonably be anticipated to (and does not actually) cause a material adverse effect, and (z) such failure is cured within 5 days of Mezzanine Borrower becoming aware of the same;

(f)            if any certification, representation or warranty made by the Mezzanine Borrower or the Guarantor in the Mezzanine Loan Agreement or in any other Mezzanine Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document prepared by or on behalf of Mezzanine Borrower, Borrower and/or the Guarantor and furnished to the Mezzanine Lender is false or misleading in any material respect as of the date such representation or warranty was made; provided, however, that as to any such false or misleading representation or warranty which was unintentionally made or submitted to the Mezzanine Lender, which would not reasonably be expected to cause (and does not actually cause) a material adverse effect and which can either be made true and correct by action of Mezzanine Borrower or be cured to Mezzanine Lender’s reasonable satisfaction, Mezzanine Borrower will have a period of 30 days to undertake and complete all action necessary to make such representation or warranty either true and correct in all material respects or otherwise cured to Mezzanine Lender’s reasonable satisfaction, following the earlier of (i) delivery of written notice thereof from the

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Mezzanine Lender to the Mezzanine Borrower and (ii) the date on which Mezzanine Borrower becomes aware of the applicable false or misleading certification, representation or warranty;

(g)           if the Mezzanine Borrower, the Borrower or the Guarantor makes a general assignment for the benefit of creditors;

(h)           if a receiver, liquidator or trustee is appointed for the Mezzanine Borrower, the Borrower or the Guarantor or if the Mezzanine Borrower, the Borrower or the Guarantor is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, the Mezzanine Borrower, the Borrower or the Guarantor, or if any proceeding for the dissolution or liquidation of the Mezzanine Borrower, the Borrower or the Guarantor is instituted, or if the Mezzanine Borrower is substantively consolidated with any other Person; provided, however, if such appointment, adjudication, petition, proceeding or consolidation was involuntary and not consented to by the Mezzanine Borrower, the Borrower or the Guarantor, upon the same not being discharged, stayed or dismissed within 120 days following its filing;

(i) if the Mezzanine Borrower attempts to assign its rights under the Mezzanine Loan Agreement or any of the other Mezzanine Loan Documents or any interest in the Mezzanine Loan Agreement or Mezzanine Loan Documents in contravention of the Mezzanine Loan Documents;

(j) if any of the material factual assumptions contained in an insolvency opinion delivered to the Mezzanine Lender in connection with the Mezzanine Loan, is or becomes untrue in any material respect; provided, however, that such untruth will not be a Mezzanine Loan Event of Default if (i) such untruth was inadvertent, immaterial and non-recurring and is not reasonably likely to cause (and does not actually cause) a material adverse effect, (ii) such untruth is curable and Mezzanine Borrower promptly cures such breach within 10 business days of notice from Mezzanine Lender and (iii) within 30 days of the request by Mezzanine Lender, Mezzanine Borrower causes counsel to deliver a new insolvency opinion to the effect that the failure of such factual assumption to be true will not in any material manner impair, negate or amend the opinions rendered in the existing insolvency opinion in any material respect, which opinion must be acceptable to Mezzanine Lender in its reasonable discretion and, in connection with or following a securitization, the applicable rating agencies;

(k)           a breach of the “special purpose entity” covenants set forth in the Mezzanine Loan Agreement; provided, however, that a violation or breach of the “special purpose entity” covenants will not constitute a Mezzanine Loan Event of Default in the event that (i) such violation or breach is inadvertent, immaterial and nonrecurring and is not reasonably like to cause (and does not actually cause) a material adverse effect, (ii) such breach is curable and Mezzanine Borrower cures such breach within 10 business days of notice from Mezzanine Lender and (iii) within 30 days following the request of the Mezzanine Lender, the Mezzanine Borrower delivers to the Mezzanine Lender a new insolvency opinion to the effect that such breach does not in any material manner impair, negate or amend the opinions rendered in the then-applicable insolvency opinion in any material respect, which opinion must be acceptable to Mezzanine Lender in its reasonable discretion and, in connection with or following a securitization, the applicable rating agencies;

(l) a breach of the “ERISA” or “dissolution” covenants set forth in the Mezzanine Loan Agreement;

(m)          if the Mezzanine Borrower or the Borrower is in default (beyond any applicable notice and cure periods) under any mortgage or security agreement covering any part of the 360 Spear Mortgaged Property or the collateral securing the Mezzanine Loan (including the Loan Equity Collateral) whether it be superior, pari passu or junior in lien to the 36 Spear Deed of Trust or the Pledge Agreement, as applicable;

(n)           subject to the Mezzanine Borrower’s and the Borrower’s right to contest in accordance with the Mezzanine Loan Agreement, if the 360 Spear Mortgaged Property becomes subject to any mechanic’s, materialman’s or other lien except a mezzanine permitted encumbrance or a lien for taxes

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not then due and payable and the same is not discharged or removed of record in accordance with all applicable legal requirements within 30 days after the filing thereof;

(o)           the alteration, improvement, demolition or removal of any of the improvements without the prior consent of the Mezzanine Lender, other than in accordance with the Mezzanine Loan Agreement and the leases at the 360 Spear Mortgaged Property entered into in accordance with the Mezzanine Loan Documents;

(p)           if, without the Mezzanine Lender’s prior written consent, (i) the Management Agreement is terminated and a replacement manager is not engaged within 30 days after such termination in accordance with the requirements of the Mezzanine Loan Agreement (including delivery of a subordination of management agreement in the same form delivered in connection with the Mezzanine Loan or otherwise in form and substance reasonably acceptable to Mezzanine Lender), (ii) if Manager is an affiliate of Mezzanine Borrower or any Guarantor, control of Manager is transferred (unless within 30 days after the applicable termination, Borrower enters into a management agreement with a replacement manager in accordance with the requirements of the Mezzanine Loan Agreement (including delivery of a subordination of management agreement in the same form delivered in connection with the Mezzanine Loan or otherwise in form and substance reasonably acceptable to Mezzanine Lender)), or (iii) there is a material change in the Management Agreement;

(q)           if the Mezzanine Borrower, the Borrower or any Person owning a direct or indirect ownership interest in Mezzanine Borrower, is convicted of a Patriot Act Offense by a court of competent jurisdiction, provided, that, notwithstanding the occurrence of a Mezzanine Loan Event of Default pursuant to this clause (q), Mezzanine Lender agrees that such Mezzanine Loan Event of Default will be deemed to be cured if (i) the Person convicted of such Patriot Act Offense (the “Convicted Person” ) is not Mezzanine Borrower, Borrower, Key Principal, and/or Guarantor, does not control Mezzanine Borrower, Borrower, Key Principal and/or Guarantor, and does not own any ownership interest (excluding Persons whose applicable direct or indirect interests consist solely of publicly traded shares on a nationally or internationally recognized stock exchange in any indirect equity owner of Borrower) equal to or greater than ten percent (10%) in Mezzanine Borrower, Borrower, Key Principal and/or Guarantor, (ii) within ten (10) Business Days after Borrower becomes aware of the occurrence of such Mezzanine Loan Event of Default, such Convicted Person no longer owns any direct or indirect interest in Mezzanine Borrower, Borrower, Guarantor and/or Key Principal, in each case, pursuant to one or more Permitted Transfers, and (iii) no material adverse effect is reasonably likely to occur as a result of such conviction;

(r)            if the Mezzanine Borrower breaches any obligation to deliver financial reports pursuant to the terms of the Mezzanine Loan Agreement; provided that if such breach was unintentional and is reasonably susceptible of cure within 10 days, then no Mezzanine Loan Event of Default will exist so long as Mezzanine Borrower causes such breach to be cured within 10 days after written notice of the occurrence of the applicable breach, provided, however, the foregoing cure right will only be available with respect to one such breach during any 366 consecutive day period;

(s)           if there is a default under any of the other Mezzanine Loan Documents beyond any applicable cure periods contained in such Mezzanine Loan Document, whether as to the Mezzanine Borrower, the Borrower, the Guarantor, or the 360 Spear Mortgaged Property (provided that, to the extent either (i) no specific cure period is provided or (ii) the applicable breach is not expressly described as an “Event of Default” or an immediate “Event of Default” in the applicable Mezzanine Loan Document or this “—Mezzanine Loan Events of Default” section, then the cure periods set forth in paragraph (x) below will apply), or if any other such event occurs or condition exists, if the effect of such event or condition is to accelerate the maturity of any portion of the obligations under the Mezzanine Loan Documents or to permit the Mezzanine Lender to accelerate the maturity of all or any portion of the obligations under the Mezzanine Loan Documents;

(t)            a 360 Spear Loan Event of Default (provided that to the extent either (A) no specific cure period is provided or (ii) the applicable breach is not expressly described as an “Event of Default” or an immediate “Event of Default” in the applicable 360 Spear Loan Document and/or in the Mezzanine Loan Agreement or the 360 Spear Loan Agreement, then cure periods set forth above in paragraph (xxvi) of

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“Description of the 360 Spear Loan Combination - 360 Spear Loan Events of Default” will apply), or if any other such event occurs or condition exists, if the effect of such event or condition is to accelerate the maturity of any portion of the 360 Spear Mortgage Loan or to permit Lender to accelerate the maturity of all or any portion of the 360 Spear Mortgage Loan;

(u)           if any of the terms, covenants or conditions of any Lease Sweep Lease are in any material manner modified, changed, supplemented, altered or amended or if any Lease Sweep Lease is terminated or surrendered without the consent of Mezzanine Lender except as otherwise provided in the 360 Spear Loan Agreement;

(v)           the Guarantor breaches any of the Guarantor financial covenants (except to the extent that (A) within 5 business days of the occurrence of such default, Mezzanine Borrower delivers a written notice to Mezzanine Lender of Mezzanine Borrower’s intention to provide an acceptable additional guarantor, together with the information regarding the acceptable additional guarantor required to be provided under the Mezzanine Loan Agreement, and (B) within 10 business days following Mezzanine Lender’s approval of the acceptable additional guarantor, the acceptable additional guarantor executes a supplemental guaranty of recourse obligations and environmental indemnity whereby such acceptable additional guarantor assumes all of the obligations of Guarantor pursuant thereto (on a joint and several basis with the then existing Guarantor)). It will be a Mezzanine Loan Event of Default if, (i) the proposed additional guarantor is not approved by Mezzanine Lender (based on Mezzanine Lender’s reasonable determination) or (ii) any of the requirements are not satisfied within the time frame provided for in the Mezzanine Loan Agreement. No more than 2 acceptable additional guarantors are permitted during the Mezzanine Loan term;

(w)          if the Borrower fails to establish a new Clearing Account and enter into a new clearing account agreement in accordance with the 360 Spear Loan Agreement on or prior to the termination of any existing Clearing Account agreement;

(x)           if there continues to be a default by Mezzanine Borrower or Guarantor under any of the other terms or covenants of the Mezzanine Loan Agreement or any other Mezzanine Loan Documents not specified in clauses (a) to (w) above, and such default continues for 10 days after notice to the Mezzanine Borrower from the Mezzanine Lender, in the case of any such default which can be cured by the payment of a sum of money, or for 30 days after notice to the Mezzanine Borrower from the Mezzanine Lender in the case of any other such default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that the Mezzanine Borrower and/or Guarantor has commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceed to cure the same, such 30-day period will be extended for such time as is reasonably necessary for the Mezzanine Borrower or Guarantor in the exercise of due diligence to cure such default, such additional period not to exceed 60 days.

Upon the occurrence and during the continuance of a Mezzanine Loan Event of Default (other than a Mezzanine Loan Event of Default described in clauses (g), (h) or (i) above), the Mezzanine Lender may, in addition to any other rights or remedies available to the Mezzanine Lender pursuant to the Mezzanine Loan Agreement and the other Mezzanine Loan Documents or at law or in equity, take such action, without notice or demand, except for such notice or demand as may be expressly required under the Mezzanine Loan Documents or applicable legal requirements (provided that Mezzanine Borrower has expressly waived any such notice or demand required under applicable legal requirements to the fullest extent permitted pursuant to such applicable legal requirements), that the Mezzanine Lender deems advisable to protect and enforce its rights against the Mezzanine Borrower and in and to the collateral securing the Mezzanine Loan (including the Loan Equity Collateral), including declaring the debt and other obligations under the Mezzanine Loan Agreement to be immediately due and payable, and the Mezzanine Lender may enforce or avail itself of any or all rights or remedies provided in the Mezzanine Loan Documents against the Mezzanine Borrower and the collateral securing the Mezzanine Loan (including the Loan Equity Collateral), including all rights or remedies available at law or in equity; and upon any Mezzanine Loan Event of Default described in clauses (g), (h) or (i) above, the debt of the Mezzanine Borrower under the Mezzanine Loan Agreement and under the other Mezzanine Loan Documents will immediately and automatically become due and payable in full, without notice or demand.

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If the Mezzanine Borrower fails to perform any covenant or obligation contained in the Mezzanine Loan Agreement and such failure continues for a period of 10 business days after the Mezzanine Borrower’s receipt of written notice thereof from the Mezzanine Lender, the Mezzanine Lender may, but will have no obligation to, perform, or cause the performance of, such covenant or obligation, and all out-of-pocket costs, expenses, liabilities, penalties and fines of the Mezzanine Lender incurred or paid in connection therewith will be payable by the Mezzanine Borrower to the Mezzanine Lender upon demand and if not paid within 5 business days will be added to the obligations under the Mezzanine Loan Documents (and to the extent permitted under applicable laws, secured by the Pledge Agreement and the other Mezzanine Loan Documents) and will bear interest thereafter at the Mezzanine Default Rate.

“Mezzanine Deposit Account” means an eligible account at the Mezzanine Deposit Bank.

“Mezzanine Deposit Bank” means a bank or banks selected by Mezzanine Lender to maintain the Mezzanine Deposit Account.

“Mezzanine Servicer” means a servicer or special servicer selected by Mezzanine Lender to service the Mezzanine Loan.

Governing Law

The Mezzanine Loan Documents are governed by the laws of the State of New York.

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DESCRIPTION OF THE 360 SPEAR MEZZANINE INTERCREDITOR AGREEMENT

General

The relative rights of the Lender and the Mezzanine Lender will be governed by the Mezzanine Intercreditor Agreement. The following is a summary of the rights of the Lender under the 360 Spear Loan Agreement and the Mezzanine Lender pursuant to the terms of the Mezzanine Intercreditor Agreement as expected to be in place as of the Closing Date. Certain of the provisions of the Mezzanine Intercreditor Agreement may vary but are not expected to vary materially from the description set forth below.

Modifications, Amendments, etc.

The Lender may without the consent of the Mezzanine Lender enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a “Loan Modification”) of the 360 Spear Loan Combination or the 360 Spear Loan Documents; provided, that no such Loan Modification may:

(1) increase the interest rate or principal amount of the 360 Spear Loan Combination except for increases in principal resulting from any Property Advances made by Lender or accrued but unpaid interest;

(2) increase in any other material respect any monetary obligations of the Borrower under the 360 Spear Loan Documents;

(3) extend or shorten (other than by acceleration in respect to a 360 Spear Event of Default) the scheduled maturity date of the 360 Spear Loan Combination (except that the Lender may permit the Borrower to exercise any extension option (if any) in accordance with the terms of the 360 Spear Loan Documents;

(4) convert or exchange the 360 Spear Loan Combination into or for any other indebtedness or subordinate any of the 360 Spear Loan Combination to any indebtedness of the Borrower or any Broad Affiliate thereof;

(5) amend or modify the provisions limiting transfers of interests (direct or indirect) in the Borrower or the 360 Spear Mortgaged Property;

(6) modify or amend the terms and provisions of the 360 Spear Loan Documents regarding cash management with respect to the manner, timing and method of the application of payments under the 360 Spear Loan Documents;

(7) cross default the 360 Spear Loan Combination with any other indebtedness or cross collateralize the security for the 360 Spear Loan Combination with any other indebtedness;

(8) if applicable, consent to a higher strike price with respect to any new or extended interest rate cap agreement entered into in connection with an extended term of the 360 Spear Loan Combination;

(9) obtain any contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the 360 Spear Mortgaged Property (or other similar equity participation);

(10) extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge, impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the 360 Spear Loan Combination when none is now required or increase the amount of any such prepayment fee, premium or yield maintenance charge, or waive any prohibition on prepayment of the 360 Spear Loan Combination without contemporaneous prepayment of the Mezzanine Loan;

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(11) obtain any direct or indirect equity interest in the Borrower or the Mezzanine Borrower;

(12) amend or modify the definition of “Event of Default” under the 360 Spear Loan Documents or add any additional 360 Spear Events of Default;

(13) modify the provisions of the 360 Spear Loan Documents relating to the establishment of reserve accounts and the amounts to be deposited into such accounts;

(14) impose any new financial covenants on the Borrower (or if such covenants exist, impose more restrictive financial covenants on the Borrower);

(15) shorten any cure period afforded to the Borrower under the 360 Spear Loan Documents;

(16) impose any new or additional fees not provided for in the 360 Spear Loan Documents on the 360 Spear Origination Date (except for customary servicing fees and charges);

(17) release the Lender’s lien on the 360 Spear Mortgaged Property, the leases and rents, any letter of credit or any other material portion of the collateral granted for the 360 Spear Loan Combination (except to the extent required by the 360 Spear Loan Documents as of the 360 Spear Origination Date);

(18) materially modify or amend any material insurance requirements (including any deductibles, limits, qualifications of insurers or terrorism insurance requirements) or any material casualty or condemnation provisions; or

(19) release any indemnitor or guarantor from the terms of any applicable guaranty or indemnity agreement.

Notwithstanding the foregoing, after the later of (A) the expiration of the applicable Monetary Cure Period or Non-Monetary Cure Period (and provided a Continuing Event of Default exists) and (B) the date that is 30 days after the Mezzanine Lender has been given written notice of a Purchase Option Event, the Lender will not be obligated to obtain the Mezzanine Lender’s consent to a Loan Modification in the case of a work-out or other surrender, compromise, release, renewal, or indulgence relating to the 360 Spear Loan Combination during the existence of a Continuing Event of Default, except that (I) under no conditions will clause (1) (with respect to increase principal amount only), clause (5) (to the extent such modification would limit or prohibit the exercise of remedies and realization upon the Equity Collateral by the Mezzanine Lender or Loan Pledgee in accordance with the terms of the Mezzanine Intercreditor Agreement or cause such exercise to constitute a default) or clause (10) be violated without the written consent of the Mezzanine Lender; and provided, further, that notwithstanding anything to the contrary above, during the continuance of an Event of Default under the 360 Spear Loan Combination that was caused by a Proceeding of the Borrower, after the later of (X) the expiration of the applicable Non-Monetary Cure Period (and provided a Continuing Event of Default exists) and (Y) the date that is 30 days after the Mezzanine Lender has been given written notice of a Purchase Option Event, the Lender will not be obligated to obtain the consent of the Mezzanine Lender to a Loan Modification in the case of any proposed plan of reorganization including the Borrower under such Proceeding. In addition and notwithstanding the foregoing provisions, any amounts funded by the Lender under the 360 Spear Loan Documents as a result of (A) the making of any Property Advances or other advances by the Lender, or (B) interest accruals or accretions and any compounding thereof (including default interest), will not be deemed to contravene the terms of the Mezzanine Intercreditor Agreement.

The Mezzanine Lender will have the right, without the consent of the Lender, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a “Mezzanine Loan Modification”) of the Mezzanine Loan or the Mezzanine Loan Documents; provided that, without the consent of the Lender no such Mezzanine Loan Modification may:

(1) increase the interest rate or principal amount of the Mezzanine Loan;

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(2) increase in any other material respect any monetary obligations of the Mezzanine Borrower under the Mezzanine Loan Documents;

(3) extend or shorten the scheduled maturity date of the Mezzanine Loan (except that the Mezzanine Lender may permit the Mezzanine Borrower to exercise any extension options (if any) in accordance with the terms and provisions of the Mezzanine Loan Documents);

(4) convert or exchange the Mezzanine Loan into or for any other indebtedness or subordinate any of the Mezzanine Loan to any indebtedness of the Mezzanine Borrower;

(5) provide for any additional contingent interest, additional interest or so-called “kicker” interest in the Mezzanine Borrower measured on the basis of the cash flow or appreciation of the 360 Spear Mortgaged Property;

(6) cross-default the Mezzanine Loan with any other indebtedness;

(7) extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of any such prepayment fee, premium or yield maintenance charge or impose any new prepayment fee, premium or yield maintenance charge

(8) impose any new financial covenants on the Mezzanine Borrower (or if such covenants exist, impose more restrictive financial covenants on the Mezzanine Borrower);

(9) impose any new or additional fees not provided for in the Mezzanine Loan Documents as of the 360 Spear Origination Date (except for customary servicing fees and charges);

(10) modify or amend the limitations of debt or transfers set forth in the Mezzanine Loan Agreement;

(11) modify or amend the terms and provisions of the prepayment sections of the Mezzanine Loan Agreement;

(12) waive, amend or modify the provisions limiting transfers of direct or indirect interests in the Mezzanine Borrower;

(13) modify or amend the terms and provisions of the Mezzanine Loan Documents with respect to the manner, timing, priority, amounts, sequence of distribution or method of the application of payments under the Mezzanine Loan Documents;

(14) release its lien on any Equity Collateral or any other material portion of the collateral originally granted under the Mezzanine Loan Documents (except as may be required in accordance with the terms of the Mezzanine Loan Documents as of the 360 Spear Origination Date in exchange for prepayment in full in cash of the Mezzanine Loan) (provided that nothing in the Mezzanine Intercreditor Agreement will prohibit or be construed to prohibit the release of any guarantor or indemnitor under any guaranty or indemnity delivered with respect to the Mezzanine Loan to the extent required pursuant to and in accordance with the terms of the Mezzanine Loan Agreement and otherwise permitted without the consent of the Lender or Mezzanine Lender pursuant to clause (18);

(15) modify, amend or waive any insurance requirements;

(16)  amend, waive or modify the terms and provisions relating to the reserve accounts under the Mezzanine Loan Agreement or impose any new reserve requirements;

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(17) modify, amend or waive any obligation or liability of the guarantor under the Mezzanine Loan with respect to the Mezzanine Loan debt being recourse to such guarantor pursuant to and in accordance with the related guaranty, or

(18) release any guarantor or indemnitor under any guaranty or indemnity or similar document delivered with respect to the Mezzanine Loan except pursuant to and in accordance with the terms of the Mezzanine Loan Agreement and acceptance of a guaranty or indemnity from one or more replacement guarantors or indemnitors in accordance therewith.

Notwithstanding the foregoing, any amounts funded by the Mezzanine Lender under the Mezzanine Loan Documents as a result of the making of any Property Advances or other advances, or interest accruals or accretions and any compounding thereof (including default interest), will not be deemed to contravene the Mezzanine Intercreditor Agreement. Notwithstanding anything to the contrary contained in the Mezzanine Intercreditor Agreement, if (A) a Mezzanine Loan Event of Default exists under the Mezzanine Loan Documents, the Mezzanine Lender will be permitted to modify or amend the Mezzanine Loan Documents in connection with a work-out or other surrender, compromise, release, renewal or modification of the Mezzanine Loan except that under no conditions will clause (1) (with respect to increases in principal amounts only), clause (2), clause (3) (with respect to shortening the maturity only), clause (4) or clause (5) above be violated without (x) providing that payment of such increased amounts will be subordinated to the Borrower’s obligations pursuant to the 360 Spear Loan Documents or (y) the written consent of the Lender, (B) any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver given or made in connection with the guaranty given in connection with the Mezzanine Loan will not be deemed to contravene the applicable sections of the Mezzanine Intercreditor Agreement and (C) any amendment or modification which has the effect of granting additional collateral (that does not constitute collateral for the 360 Spear Loan Combination) to the Mezzanine Lender as additional security for the Mezzanine Loan will not be deemed to contravene the applicable sections of the Mezzanine Intercreditor Agreement. Notwithstanding the foregoing, in addressing a Mezzanine Loan Event of Default that has occurred and is continuing under the Mezzanine Loan Documents, the Mezzanine Lender will be permitted to (x) increase the per annum rate at which interest accrues under the Mezzanine Loan, so long as such additional interest is payable from excess net cash flow that would otherwise be payable to the Borrower or Mezzanine Borrower, and (y) provided that no Continuing Event of Default exists, retain excess net cash flow that would otherwise be payable to the Borrower or Mezzanine Borrower (and not required to be held by the Lender under the 360 Spear Loan Documents) and to apply such cash flow to amortization of the principal balance of the Mezzanine Loan or to deferred interest under the Mezzanine Loan. In addition and notwithstanding the foregoing provisions of the Mezzanine Intercreditor Agreement, any amounts funded by Mezzanine Lender under the Mezzanine Loan Documents as a result of (A) the making of any Property Advances or other advances by Mezzanine Lender, or (B) interest accruals or accretions and any compounding thereof (including default interest), will not be deemed to contravene the applicable provisions of the Mezzanine Intercreditor Agreement.

The Lender is required to deliver to Mezzanine Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the 360 Spear Loan Documents, including, without limitation, any side letters, waivers or consents entered into, executed or delivered by the Lender, within a reasonable time after any of such applicable instruments have been executed by the Lender. The Mezzanine Lender is required to deliver to the Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Mezzanine Loan Documents, including, without limitation, any side letters, waivers or consents entered into, executed or delivered by the Mezzanine Lender, within a reasonable time after any of such applicable instruments have been executed by Mezzanine Lender.

“360 Spear Certificates” means any securities (including all classes thereof) representing beneficial ownership interests in the 360 Spear Loan Combination (or any portion thereof or interest therein) or in a pool of mortgage loans including the 360 Spear Loan Combination (or any portion thereof or interest therein) issued in connection with a securitization of the 360 Spear Loan Combination.

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“Broad Affiliate” means, as to any particular person or entity, any person or entity, directly or indirectly through one or more intermediaries, Controlling, Controlled by or under common Control with, the person or entity in question. As used solely in this definition of “Broad Affiliate,” “Control” means (a) the ownership, directly or indirectly, in the aggregate of 25% or more of the beneficial ownership interests of an entity, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (other than possession of voting or control rights granted to Mezzanine Lender pursuant to the Mezzanine Loan Documents, the exercise of which is contingent upon the occurrence and continuance of a Mezzanine Loan Event of Default under the Mezzanine Loan Documents, unless and until so exercised by Mezzanine Lender). “Controlled by,” “Controlling” and “under common Control with” have the respective correlative meanings thereto. For so long as any 360 Spear Certificates are outstanding, the Lender will not constitute a Broad Affiliate of the Borrower or the Mezzanine Borrower.

“Continuing Event of Default” means a 360 Spear Event of Default which has occurred and is continuing for which (i) the Lender has provided notice of such Event of Default to the Mezzanine Lender in accordance with the terms of the Mezzanine Intercreditor Agreement, (ii) the cure period provided to the Mezzanine Lender in the Mezzanine Intercreditor Agreement has expired without such Event of Default being cured and (iii) the Mezzanine Lender has not given notice to the Lender of its election to purchase the 360 Spear Loan Combination in accordance with the terms of the Mezzanine Intercreditor Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise; provided, that (i) for purposes of the definition of “Mezzanine Qualified Transferee”, the term Control will, in addition to the foregoing, require the ownership, directly or indirectly, in the aggregate of more than 50% of the beneficial ownership interests of such entity and (ii) for purposes of the definition of “Disqualified Person” in the Mezzanine Intercreditor Agreement, Control will mean either (A) the ownership, directly or indirectly, in the aggregate of more than 50% of the beneficial ownership interests of such entity or (B) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlled by,” “Controlling” and “under common Control with” have the respective correlative meaning thereto. For purposes of this definition, if more than one Mezzanine Qualified Transferee owns (directly or indirectly) more than 50% of the beneficial ownership interests of any entity or if one or more of the Mezzanine Qualified Transferees possess the power to direct or cause the direction of the management of policies of the entity, whether through the ability to exercise voting power, by contract or otherwise, even though each such Mezzanine Qualified Transferee individually owns less than 50% of such beneficial interests, such entity will be deemed to be “controlled by” a Mezzanine Qualified Transferee.

“Controlling Mezzanine Position” means such decision making or approval rights with respect to the Mezzanine Loan as involve control over any decisions that relate to the administration, enforcement or modification of the Mezzanine Loan.

“Disqualified Person” means, as of the time the Mezzanine Intercreditor Agreement requires the determination whether a person or entity is a Disqualified Person, any person or entity who (i) any person, entity or country who or which is listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”); (ii) any person, entity or country who or which is named as a “specially designated national and blocked person” under U.S. law and any executive orders or regulations promulgated thereunder, including on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; (iii) any person or entity that is owned or Controlled by, or acting for or on behalf of, any person or entity that is described in the foregoing clauses (i) or (ii) above or is otherwise subject to the provisions of the Executive Order; (iv) any person, entity or country with whom another person or entity is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order; (v) any person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; (vi) any person or entity for whom the

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Lender has not confirmed in writing that the searches with respect to such person or entity and its constituent owners have resulted in Satisfactory Search Results; or (vii) any person or entity who is an affiliate of a person or entity listed in clauses (i) through (vi) above, provided, that for purposes of this clause (vii) an “affiliate” will also include any entity (other than a holder of publicly traded shares) that owns 10% or more of the interests in an entity; (viii) such person or entity, or any person or entity that Controls such person or entity, has been convicted of or is under indictment for a felony; (ix) is the Borrower or the Mezzanine Borrower, or a Broad Affiliate of the Borrower or the Mezzanine Borrower, unless otherwise expressly permitted pursuant to the terms of the Mezzanine Intercreditor Agreement; (x) such person or entity, or any person or entity that Controls such person or entity, has the benefit of sovereign immunity; (xi) such person or entity, or any person or entity that Controls such person or entity, is a crowdfunded person, an EB-5 Person, a Delaware Statutory Trust or a tenant-in-common; or (xii) such person or entity, or any person or entity that Controls such person or entity, is, or has been within the last seven years, a debtor in a Proceeding.

“EB-5 Person” shall mean a foreign person or entity investing through the Immigrant Investor Program established by the Immigration Act of 1990 (8 U.S.C. 1153(b)(5)), as amended from time to time, and the rules and regulations promulgated thereunder.

“Loan Pledgee” means any person or entity which (i) has extended a credit facility to the Mezzanine Lender, (ii) would otherwise satisfy the requirements of a Mezzanine Qualified Transferee or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each applicable rating agency, and (iii) which is not the Borrower, the Mezzanine Borrower or a Broad Affiliate of the Borrower or the Mezzanine Borrower.

“Mezzanine Qualified Transferee” means a person or entity who is not a Disqualified Person and who is (i) certain persons specified in the Mezzanine Intercreditor Agreement, (ii) any affiliate of any person described in the foregoing clause (i) that satisfies the eligibility requirements set forth in the Mezzanine Intercreditor Agreement, or (iii) one or more of the following:

(A)       a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such person or entity referred to in this clause (iii)(A) satisfies the eligibility requirements set forth in the Mezzanine Intercreditor Agreement;

(B)       an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such person or entity referred to in this clause (iii)(B) satisfies the eligibility requirements set forth in the Mezzanine Intercreditor Agreement;

(C)       an institution substantially similar to any of the persons or entities described in clauses (iii)(A) or (iii)(B) of this definition that satisfies the eligibility requirements set forth in the Mezzanine Intercreditor Agreement;

(D)       any person or entity Controlled by any of the entities described in clause (i) or clauses (iii)(A) or (iii)(C) above that satisfies the eligibility requirements set forth in the Mezzanine Intercreditor Agreement;

(E)       a qualified trustee (or, in the case of collateralized debt obligations (“CDO”), a single-purpose bankruptcy-remote entity which contemporaneously pledges its interest in the Mezzanine Loan to a qualified trustee) in connection with (aa) a securitization of, (bb) the creation of a CDO secured by, or (cc) a financing through an “owner trust” of, the Mezzanine Loan (any of the foregoing, a “Securitization Vehicle”), provided, that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the rating agencies which assigned a rating to one or more classes of securities issued in connection with a Securitization (it

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being understood that with respect to any rating agency that assigned such a rating to the securities issued by such Securitization Vehicle, a rating agency confirmation will not be required in connection with a transfer of the Mezzanine Loan to such Securitization Vehicle), except that if one or more classes of 360 Spear Certificates is rated by Moody’s, the transferee may not rely on this clause (1) with respect to Moody’s; (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has the required special servicer rating at the time of transfer and the related transaction documents for such Securitization Vehicle require that any successor have the required special servicer rating (such person, an “Approved Servicer”) and such Approved Servicer is required to service and administer the Mezzanine Loan in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO asset manager and, if applicable, each trust vehicle or other person that holds the Mezzanine Loan (or any interest therein) as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO that is not administered and managed by a CDO asset manager which is a Mezzanine Qualified Transferee, are each a Mezzanine Qualified Transferee under clause (i) or clauses (iii)(A), (B), (C), (D), or (F) of this definition; or

(F)       an investment fund, limited liability company, limited partnership or general partnership where (I) a permitted fund manager or an entity that is otherwise a Mezzanine Qualified Transferee under clauses (iii)(A), (B), (C) or (D) of this definition acts as general partner, managing member or fund manager, and (II) at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Mezzanine Qualified Transferees under clauses (iii)(A), (B), (C) or (D) of this definition.

“Proceeding” means a proceeding or other action by or against the Borrower or the Mezzanine Borrower under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors (as to the Borrower, the Mezzanine Borrower or any other person).

“Property Advance” means all sums advanced for the purpose of payment of real estate taxes (including special payments in lieu of real estate taxes), maintenance costs, insurance premiums, ground rents or other rents or other items (including capital expenses and leasing costs) reasonably necessary to protect the 360 Spear Mortgaged Property or the Separate Collateral, respectively, or any portion thereof (including, but not limited to, all reasonable attorneys’ fees, costs relating to the entry upon the 360 Spear Mortgaged Property or any portion thereof to make repairs and the payment, purchase, contest or compromise of any encumbrance, charge or lien which in the reasonable judgment of Lender is prior or superior to the lien of the 360 Spear Deed of Trust), from forfeiture, casualty, loss or waste, including, with respect to the Mezzanine Loan, amounts advanced by Mezzanine Lender pursuant to the Mezzanine Intercreditor Agreement.

“Purchase Option Event” means (i) the 360 Spear Loan Combination has been accelerated, (ii) any enforcement action has been commenced under the 360 Spear Loan Documents, (iii) a monetary or a material non-monetary Event of Default under the 360 Spear Loan Documents has occurred, (iv) the 360 Spear Loan Combination is a Specially Serviced Mortgage Loan under the applicable pooling and servicing agreement, or (v) the Borrower has become a debtor in any Proceeding.

“Purchase Option Notice” means the notice the Lender is required to provide to the Mezzanine Lender regarding the existence of a Purchase Option Event.

“Qualified Manager” means a property manager of the 360 Spear Mortgaged Property which (i) is a reputable management company having at least 5 years’ experience in the management of commercial properties with similar uses as the 360 Spear Mortgaged Property and in the jurisdiction in which the 360 Spear Mortgaged Property is located, (ii) at the time of its engagement as property manager has leasable square footage of the same property type as the 360 Spear Mortgaged Property equal to the lesser of (A) 3,000,000 leasable square feet and (B) 5 times the leasable square feet of the 360 Spear Mortgaged Property, (iii) is not the subject of a bankruptcy or similar insolvency proceeding and (iv) has entered into

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an assignment and subordination of management agreement in a form substantially similar to the assignment of management agreement delivered to the Lender at the closing of the 360 Spear Loan Combination or such other form as is reasonably acceptable to the Lender.

“Separate Collateral” means (i) the Equity Collateral, (ii) the accounts (and monies therein from time to time) established pursuant to the Mezzanine Loan Documents, (iii) any letter of credit established as collateral or security for the Mezzanine Loan, and (iv) any other collateral (including, without limitation, guarantees, insurance policies, letters of credit and rate cap agreements) now or hereafter given as security for the Mezzanine Loan pursuant to the Mezzanine Loan Documents, in each case, not directly constituting security for the 360 Spear Loan Combination.

Subordination of the Mezzanine Loan and the Mezzanine Loan Documents

Except as otherwise provided in the Mezzanine Intercreditor Agreement, the Mezzanine Lender has subordinated and made junior the Mezzanine Loan, the Mezzanine Loan Documents and the liens and security interests created thereby, and all rights, remedies, terms and covenants contained therein to (a) the 360 Spear Loan Combination, (b) the liens and security interests created by the 360 Spear Loan Documents, and (c) all of the terms, covenants, conditions, rights and remedies contained in the 360 Spear Loan Documents, and no amendments or modifications to the 360 Spear Loan Documents or waivers of any provisions in the 360 Spear Loan Documents will affect the subordination thereof. Mezzanine Lender has acknowledged and agreed that the Mezzanine Loan is not secured by a lien on the 360 Spear Mortgaged Property or any other collateral securing the 360 Spear Loan Combination or any other assets of Borrower.

Notwithstanding the foregoing, the Mezzanine Intercreditor Agreement may not be construed as subordinating and does not subordinate or impair the Mezzanine Lender’s first lien priority right, estate and interest in and to the Separate Collateral (except as described below), and, pursuant to the Mezzanine Intercreditor Agreement the Lender has acknowledged and agreed that (i) the Lender does not have, and may not acquire, any lien on, or any other interest whatsoever in such Separate Collateral, or any part thereof, and that the exercise of remedies and realization upon the Separate Collateral by Mezzanine Lender or a Loan Pledgee in accordance with the terms and provisions of the Mezzanine Intercreditor Agreement will not in and of itself constitute a default or a 360 Spear Event of Default under the 360 Spear Loan Documents or the Mezzanine Intercreditor Agreement, (ii) no property of the Mezzanine Borrower is collateral for the 360 Spear Loan Combination, (iii) the Mezzanine Borrower has no legal obligation to pay the 360 Spear Loan Combination or to render any performance under the 360 Spear Loan Documents, (iv) the Separate Collateral is not collateral for the 360 Spear Loan Combination, and (v) the Lender is not a creditor of the Mezzanine Borrower.

Except (i) as otherwise expressly provided in the Mezzanine Intercreditor Agreement or (ii) in connection with the exercise by Mezzanine Lender of its rights and remedies with respect to the Separate Collateral in accordance with the Mezzanine Intercreditor Agreement, all of Mezzanine Lender’s rights to payment of the Mezzanine Loan and the obligations evidenced by the Mezzanine Loan Documents are subordinated pursuant to the Mezzanine Intercreditor Agreement to all of the Lender’s rights to payment by the Borrower of the 360 Spear Loan Combination and the obligations secured by the 360 Spear Loan Documents, and the Mezzanine Lender has agreed in the Mezzanine Intercreditor Agreement that it may not, from and after receipt by the Mezzanine Lender of written notice of the declaration of a 360 Spear Event of Default under the 360 Spear Loan Documents and during the continuance thereof, accept or receive payments (including, without limitation, whether in cash or other property and whether received directly, indirectly or by set-off, counterclaim or otherwise) from the Borrower and/or from the 360 Spear Mortgaged Property prior to the date that all obligations of the Borrower to the Lender under the 360 Spear Loan Documents are paid.

If a Proceeding has occurred or a Continuing Event of Default has occurred and is continuing, the Lender will be entitled to receive payment and performance in full of all amounts due to the Lender under the 360 Spear Loan Documents before the Mezzanine Lender is entitled to receive any payment on account of the Mezzanine Loan. Notwithstanding anything to the contrary in the Mezzanine Intercreditor Agreement,

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the Mezzanine Lender will be entitled to retain (A) any proceeds generated as a result of an Equity Collateral Enforcement Action, and (B) payments or proceeds generated from the exercise of Mezzanine Lender’s remedies with respect to any Separate Collateral. All payments or distributions upon or with respect to the Mezzanine Loan which are received by the Mezzanine Lender contrary to the provisions of the Mezzanine Intercreditor Agreement must be received and held in trust for the benefit of the Lender and must be paid over to the Lender in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for the payment or performance of the 360 Spear Loan Combination in accordance with the terms of the 360 Spear Loan Documents. Nothing contained in the Mezzanine Intercreditor Agreement will prohibit the Mezzanine Lender from making Property Advances (and adding the amount thereof to the principal balance of the Mezzanine Loan) notwithstanding the existence of a default under the 360 Spear Loan Combination at such time.

Notwithstanding anything to the contrary in the Mezzanine Intercreditor Agreement, provided that no Continuing Event of Default then exists under the 360 Spear Loan Documents, the Mezzanine Lender may accept payments of any amounts (both current and delinquent) due and payable from time to time which the Mezzanine Borrower is obligated to pay to the Mezzanine Lender in accordance with the terms and conditions of the Mezzanine Loan Documents and the Mezzanine Lender will have no obligation to pay any such amounts over to the Lender. Notwithstanding the foregoing, provided that no Continuing Event of Default then exists under the 360 Spear Loan Documents, nothing contained in the Mezzanine Intercreditor Agreement prohibits the Mezzanine Lender from accepting payments from the Mezzanine Borrower or any of its affiliates (other than Borrower) to the extent that such payments are sourced from the Mezzanine Borrower’s or such affiliate’s own funds and are not directly or indirectly derived from the 360 Spear Mortgaged Property or any proceeds thereof (provided that Mezzanine Lender will in any event be entitled to retain funds sourced or derived from the 360 Spear Mortgaged Property to the extent the same have previously been distributed to the Borrower or the Mezzanine Borrower so long as such distribution did not violate any provision of the 360 Spear Loan Documents.

Mezzanine Lender may (in its sole and absolute discretion without the Lender’s consent) take any Equity Collateral Enforcement Action which is permitted under the Mezzanine Intercreditor Agreement and/or any Separate Collateral Enforcement Action; provided, however, that (i) the Mezzanine Lender is required, prior to commencing any Equity Collateral Enforcement Action, to give the Lender written notice of the default which would permit the Mezzanine Lender to commence such Equity Collateral Enforcement Action and (ii) the Mezzanine Lender must provide the Lender with copies of any and all material notices, pleadings, agreements, motions and briefs served upon, delivered to or with any party to any Equity Collateral Enforcement Action and otherwise keep the Lender reasonably apprised as to the status of any Equity Collateral Enforcement Action.

In the event of a casualty to the buildings or improvements constructed on any portion of the 360 Spear Mortgaged Property or a condemnation or taking under a power of eminent domain of all or any portion of the 360 Spear Mortgaged Property, the Lender will have a first and prior interest in and to any payments, awards, proceeds, distributions, or consideration arising from any such event (the “Award”). If the amount of the Award is in excess of all amounts owed to the Lender under the 360 Spear Loan Documents, however, and either the 360 Spear Loan Combination has been paid in full or the Borrower is entitled to a remittance of same under the 360 Spear Loan Documents other than to restore the 360 Spear Mortgaged Property, such excess Award or portion to be so remitted to the Borrower will, to the extent not prohibited by the 360 Spear Loan Documents, be paid to or at the direction of the Mezzanine Lender, unless other persons have claimed the right to such awards or proceeds, in which case the Lender will only be required to provide notice to the Mezzanine Lender of such excess Award and of any other claims thereto. In the event of any competing claims for any such excess Award, the Lender will continue to hold such excess Award until the Lender receives an agreement signed by all persons making a claim to the excess Award or a final order of a court of competent jurisdiction directing the Lender as to how and to which person(s) the excess Award is to be distributed. Notwithstanding the foregoing, in the event of a casualty or condemnation, the Lender must release the Award from any such event to the Borrower if and to the extent required by the terms and conditions of the 360 Spear Loan Documents in order to repair and restore the 360 Spear Mortgaged Property in accordance with the terms and provisions of the 360 Spear Loan

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Documents. Any portion of the Award made available to the Borrower for the repair or restoration of the 360 Spear Mortgaged Property will not be subject to attachment by the Mezzanine Lender, but this sentence is not intended to affect the lien, if any, that the Mezzanine Lender may have upon such proceeds.

“Equity Collateral Enforcement Action” means any action or proceeding or other exercise of Mezzanine Lender’s rights and remedies commenced by the Mezzanine Lender (other than the giving of notices of default and statements of overdue amounts), in law or in equity, or otherwise, in order to realize upon the Equity Collateral, including obtaining or accepting title to the Equity Collateral in satisfaction of all or any portion of the Mezzanine Loan, obtaining the appointment of a receiver or similar agent with respect to the Equity Collateral, exercising rights of control over the Borrower through the exercise of voting rights with respect to the Equity Collateral or otherwise, or otherwise obtaining, selling or transferring the Equity Collateral or the proceeds thereof.

Foreclosure of Separate Collateral

Mezzanine Lender may not complete a foreclosure, assignment-in-lieu or other realization upon the Equity Collateral (including, without limitation, obtaining title to the Equity Collateral or selling or otherwise transferring the Equity Collateral, or exercising any voting or other Control rights over the Borrower) (each, a “Realization Event”) without (i) a rating agency confirmation and (ii) the approval of the Lender (not to be unreasonably withheld, conditioned or delayed), in each case, unless (1) the transferee of title to the Equity Collateral is a Mezzanine Qualified Transferee, (2) the 360 Spear Mortgaged Property will be managed by a Qualified Manager promptly after the transfer of title to the Equity Collateral and (3) all monetary defaults and monetary 360 Spear Events of Default that are uncured or unwaived and remain outstanding as of the date of completion of such Realization Event will be cured by the Mezzanine Lender (or such Mezzanine Qualified Transferee), other than repayment in full of the 360 Spear Loan Combination on the maturity date or acceleration thereof; provided that notwithstanding anything to the contrary contained in the Mezzanine Intercreditor Agreement, it will not be a condition to commencing or completing a Realization Event that (I) except as required above, any default under the 360 Spear Loan Combination (including, without limitation, due to failure to repay the 360 Spear Loan Combination on the maturity date or acceleration thereof) that remains outstanding as of the date of the Realization Event be cured by the Mezzanine Lender (or the transferee of its Equity Collateral) or (II) the Mezzanine Lender has exercised any right under the Mezzanine Intercreditor Agreement to purchase the 360 Spear Loan Combination, provided that, nothing in this sentence is intended as (x) a waiver by the Lender of any such default or of any rights or remedies the Lender may have as a result of such default or otherwise under the 360 Spear Loan Documents, at law or in equity or (y) any agreement on the part of the Lender to extend the term of the 360 Spear Loan Combination or otherwise modify any of the 360 Spear Loan Documents in any respect except as expressly set forth in the Mezzanine Intercreditor Agreement. Additionally, if a non-consolidation opinion was delivered in connection with the closing of the 360 Spear Loan Combination, the transferee of the Equity Collateral is required to deliver a new non-consolidation opinion relating to the transferee acceptable to the rating agencies within 10 business days following the transfer of title to the Equity Collateral. The Mezzanine Lender is required to provide notice of the transfer and an officer’s certificate from the Mezzanine Lender certifying that all conditions set forth in this section have been satisfied to the Lender and the rating agencies upon consummation of any transfer of the Equity Collateral pursuant to this section, except with respect to conditions that by the terms of this section are to be satisfied after the transfer of the Equity Collateral, as to which the Mezzanine Lender provides one or more additional certificates after the date or dates on which such conditions are respectively satisfied in accordance with the Mezzanine Intercreditor Agreement. The Lender may request reasonable evidence that the foregoing requirements have been satisfied.

Regardless of whether or not any Realization Event results in the removal of any guarantor, indemnitor, pledgor, or other obligor under the 360 Spear Loan Documents (each, a “Third Party Obligor”), the Mezzanine Lender (or such Mezzanine Qualified Transferee) must as an additional condition precedent to any such Realization Event: (A) cause a substitute Third Party Obligor to execute and deliver to the Lender as of the date of such Realization Event replacements of all guaranties, indemnity agreements, pledge agreements and any other agreements executed by the initial Third Party Obligors, such substitute Third Party Obligor to (x) be acceptable to the Lender, (y) not be a Disqualified Person and (z) have liquidity in

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an amount equal to at least $15,000,000 and net worth of at least $249,000,000, which replacement agreements provide for the obligations of such substitute Third Party Obligor (each, a “Third Party Agreement”), in each case, in a form substantially similar to the Third Party Agreements that they are replacing as to obligations arising in respect of acts or omissions first occurring from and after the date of such transfer pursuant to which the Third Party Obligor will be liable for all such future obligations (only to the extent arising from and after the date of such transfer); and (B) if there are 360 Spear Certificates then outstanding, deliver (or cause to be delivered) to the Lender and the rating agencies, an opinion of counsel that the substitution of the original Third Party Obligor and the original Third Party Agreement with a substitute Third Party Obligor and a substitute Third Party Agreement, would not cause a “significant modification” of the 360 Spear Loan Combination, as such term is defined in Treasury Regulations Section 1.860G-2(b). Any Realization Event or transfer pursuant to this “—Foreclosure of Separate Collateral” section will be void ab initio unless the Lender has received all supplemental Third Party Agreements required pursuant to provisions of this section from a supplemental Third Party Obligor prior to or simultaneously with the consummation of such Realization Event or transfer.

Nothing contained in the Mezzanine Intercreditor Agreement will limit or restrict the right of the Mezzanine Lender to exercise its rights and remedies, in law or in equity, or otherwise, in order to realize on any Separate Collateral that is not Equity Collateral (including, without limitation, exercising any remedy pursuant to any guaranty (a “Guaranty Claim”) given in connection with the Mezzanine Loan, whether or not the guarantor thereunder is also a guarantor under the 360 Spear Loan Combination in accordance with the Mezzanine Intercreditor Agreement) and to apply the proceeds therefrom as it deems appropriate in its discretion; provided, however, that the Mezzanine Lender may not pursue the enforcement of any judgments against a guarantor (but will not be precluded from obtaining a judgment in any event) pursuant to this “—Foreclosure of Separate Collateral” section unless (i) it has delivered to the Lender prior written notice thereof and (ii) if any indebtedness under the 360 Spear Loan Combination is then outstanding, the proceeds of any such enforcement are promptly turned over to the Lender to be applied by the Lender to the indebtedness under the 360 Spear Loan Combination in its sole discretion if (A) the Lender is simultaneously exercising any rights and remedies that it may have against such guarantor under the guaranty granted to the Lender as additional collateral to secure the obligations under the 360 Spear Loan Documents or (B) the Lender has notified the Mezzanine Lender that the Lender has a claim against such guarantor and the Lender commences litigation of such claim within 45 business days of such notice to the Mezzanine Lender, provided that the Mezzanine Lender is subrogated to such claim of the Lender. Any right of payment of the Mezzanine Lender under a Guaranty Claim will be subject and subordinate in all respects to the rights and claims of the Lender against such guarantor to the extent provided in the Mezzanine Intercreditor Agreement.

In the event the Mezzanine Lender or any Mezzanine Qualified Transferee obtains title to the Separate Collateral, the Lender has acknowledged and agreed in the Mezzanine Intercreditor Agreement that (i) any transfer or assumption fee in the 360 Spear Loan Documents will be waived as a condition to such transfer, provided that, all reasonable, out-of-pocket expenses incurred by the Lender in connection with the exercise of its review and approval rights with respect to any such transfer will be paid by the Mezzanine Lender and such purchaser, (ii) any such transfer will not constitute a breach or default under the 360 Spear Loan Documents and (iii) the Lender will be deemed to have consented to (A) the transfer of such Separate Collateral, (B) the admission of such transferee as a new member, partner or shareholder of each entity whose membership, partnership or share interests constitute a part of the Equity Collateral and (C) the amendment of the 360 Spear Loan Documents to reflect the appropriate changes to the existing permitted transfers contained therein to reflect the organizational structure of such transferee and its affiliates instead of the Borrower and its affiliates, provided the conditions in this section are met, to the extent applicable. The Lender also may not impose any fees or delays in connection with such transfer. The Mezzanine Qualified Transferee taking title to the Equity Collateral will acquire such Equity Collateral subject to the 360 Spear Loan Combination and the terms, conditions and provisions of the 360 Spear Loan Documents for the balance of the term thereof, which will not be accelerated by the Lender solely due to such acquisition and will remain in full force and effect; provided, however, that it will be a condition to the 360 Spear Loan Combination not being accelerated solely due to such acquisition that all defaults under the 360 Spear Loan Combination which remain uncured or unwaived as of the date such acquisition is completed have been cured by such Mezzanine Qualified Transferee or in the case of defaults that can only be cured by the

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Mezzanine Qualified Transferee following its acquisition of the Equity Collateral, the same do not materially impair the value, use or operation of the 360 Spear Mortgaged Property or the Lender’s interests, rights, and remedies under the 360 Spear Loan Documents, and will be cured by the Mezzanine Qualified Transferee as soon as practicable following its acquisition; provided that the cure of any such default by the Mezzanine Qualified Transferee will be subject to the reimbursement of the Lender for any interest charged by the Lender on any required (pursuant to an applicable trust and servicing agreement or equivalent agreement) advances (including Property Advances) for amounts required to be paid by the Borrower pursuant to the 360 Spear Loan Documents, together with payment of all other amounts then due under the 360 Spear Loan Documents (excluding any late charge or default interest).

Nothing contained in the Mezzanine Intercreditor Agreement is intended (i) to limit any Loan Pledgee’s right under its financing documents with the Mezzanine Lender to foreclose against the Mezzanine Lender, provided that such Loan Pledgee complies with the applicable provisions of the Mezzanine Intercreditor Agreement, or (ii) if any such Loan Pledgee has foreclosed under its financing documents as aforesaid, to limit such Loan Pledgee’s right to foreclose against the Mezzanine Borrower’s interest in the Separate Collateral, provided that Loan Pledgee complies with the applicable provisions of the Mezzanine Intercreditor Agreement. For the avoidance of doubt, a Loan Pledgee, in the event that a Loan Pledgee becomes the Mezzanine Lender, must comply with the provisions of the Mezzanine Intercreditor Agreement regarding Third Party Obligors.

Nothing contained in the Mezzanine Intercreditor Agreement limits or restricts the rights of the Mezzanine Lender to exercise its rights and remedies, in law or in equity, or otherwise, in order to realize on any collateral for the Mezzanine Loan that is not Separate Collateral.

Cure Rights

Notice of Event of Default

Prior to commencing any enforcement action under the 360 Spear Loan Documents, the Lender is required to provide written notice of the default which would permit the Lender to commence such enforcement action to the Mezzanine Lender and any Loan Pledgee entitled to notice thereof pursuant to the terms of the Mezzanine Intercreditor Agreement, whether or not the Lender is obligated to give notice thereof to the Borrower (each, a “360 Spear Loan Combination Default Notice”). Except in connection with the Borrower’s failure to repay the 360 Spear Loan Combination in full on the maturity date thereof, including a maturity by reason of acceleration due to bankruptcy of the Borrower, the Lender is required to permit the Mezzanine Lender and any Loan Pledgee an opportunity to cure such default in accordance with the provisions of the Mezzanine Intercreditor Agreement (and described below).

Mortgage Loan Monetary Cure Period

If the default is a monetary default relating to a liquidated sum of money, the Mezzanine Lender and Loan Pledgee will have until 5 business days after the later of (A) the receipt by it from the Lender of the 360 Spear Loan Combination Default Notice and (B) the expiration of the Borrower’s cure provisions, if any, to cure such monetary default (the “Monetary Cure Period”). In the event the Mezzanine Lender elects to cure any such monetary default, the Mezzanine Lender is required to (x) defend and hold harmless the Lender for all cost, expenses, losses, liabilities, obligations, damages, penalties, costs, and disbursements imposed on, incurred by or asserted against the Lender due to or arising from such Monetary Cure Period and (y) without duplication of the foregoing, reimburse the Lender for any interest charged by the Lender on any required advances for monthly payments of principal and/or interest on the 360 Spear Loan Combination and/or Property Advances. The Mezzanine Lender will not be required, in order to effect a cure under the Mezzanine Intercreditor Agreement (other than the cure by the Mezzanine Lender of a default in the payment of the 360 Spear Loan Combination in full on the maturity date thereof or the reimbursement of interest on advances for monthly payment of principal and/or interest and/or on any Property Advances, as aforesaid), to pay any interest calculated at the default rate under the 360 Spear Loan Documents to the extent the same is in excess of the rate of interest which would have been payable by the Borrower in the absence of such default (and irrespective of any cure of such default by the

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Mezzanine Lender pursuant to the provisions of the Mezzanine Intercreditor Agreement) and no interest will accrue at the default rate as against the Mezzanine Lender for such period. The Mezzanine Lender will not have the right to cure as set forth above with respect to monthly scheduled debt service payments on the 360 Spear Loan Combination for a period of more than 4 consecutive months or 6 months in the aggregate unless the Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the Separate Collateral.

Mortgage Loan Non-Monetary Cure Period

If the default identified in a 360 Spear Loan Combination Default Notice is of a non-monetary nature, the Mezzanine Lender will have until the later of (A) 10 business days after receipt from the Lender of a 360 Spear Loan Combination Default Notice and (B)the same period of time as Borrower’s cure period, if any, for such non-monetary default provided in the 360 Spear Loan Documents, to cure such non-monetary default (the “Non-Monetary Cure Period”); provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being continuously and diligently pursued by the Mezzanine Lender (or with respect to a non-monetary default that is not susceptible to cure without the foreclosure of its Equity Collateral or not susceptible to cure at all, if the Mezzanine Lender is diligently pursuing the foreclosure of the Equity Collateral), the Mezzanine Lender will be given an additional period of time as is reasonably necessary for the Mezzanine Lender in the exercise of due diligence to cure such non-monetary default (or to foreclose on the Equity Collateral, if the non-monetary default is not susceptible to cure without the foreclosure of the Equity Collateral or not susceptible to cure at all) for so long as (i) the Mezzanine Lender makes or causes to be made timely payment of the Borrower’s regularly scheduled monthly principal and/or interest payments under the 360 Spear Loan Combination and any other amounts due under the 360 Spear Loan Documents, (ii) such additional period of time does not exceed 30 days, unless such non-monetary default is of a nature that cannot be cured within such 30 days, in which case, Mezzanine Lender will have such additional time as is reasonably necessary to cure such non-monetary default, such additional period of time does not exceed 90 days, (iii) such default is not caused by a bankruptcy, insolvency or assignment for the benefit of creditors of the Borrower and (iv) during such non-monetary cure period, there is no material impairment to the value, use or operation of the 360 Spear Mortgaged Property. Any additional cure period granted to the Mezzanine Lender under the Mezzanine Intercreditor Agreement will automatically terminate upon the bankruptcy (or similar insolvency) of the Borrower.

To the extent that any Mezzanine Qualified Transferee acquires the Equity Collateral in accordance with the provisions and conditions of the Mezzanine Intercreditor Agreement, such Mezzanine Qualified Transferee will acquire the same subject to the 360 Spear Loan Combination and the terms, conditions and provisions of the 360 Spear Loan Documents for the balance of the term thereof, which will not be accelerated by the Lender solely due to such acquisition and will remain in full force and effect; provided, however, that (i) such Mezzanine Qualified Transferee will have caused the Borrower to reaffirm in writing, subject to such exculpatory provisions as will be set forth in the 360 Spear Loan Documents, all of the terms, conditions and provisions of the 360 Spear Loan Documents on the Borrower’s part to be performed and (ii) all defaults under the 360 Spear Loan Combination which remain uncured as of the date of such acquisition have been cured by such Mezzanine Qualified Transferee or waived by the Lender except for defaults that are not susceptible of being cured by such Mezzanine Qualified Transferee; provided, that such defaults which are not susceptible of being cured do not materially impair the value, use or operation of the 360 Spear Mortgaged Property. Notwithstanding any contrary or inconsistent provision of the Mezzanine Intercreditor Agreement, the 360 Spear Loan Documents or the Mezzanine Loan Documents, no acquisition or other fee or similar charge will be due in connection with such Mezzanine Qualified Transferee’s acquisition of any interest in the Borrower or the 360 Spear Mortgaged Property as the result of an Equity Collateral Enforcement Action or assignment in lieu of foreclosure or other negotiated settlement in lieu of any of the foregoing.

No Event of Default

So long as no Continuing Event of Default has occurred and is continuing under the 360 Spear Loan Documents, all funds held and applied pursuant to the Cash Management Agreement and 360 Spear Loan

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Agreement will continue to be applied pursuant thereto and may not be applied by the Lender to prepay the outstanding principal balance of the 360 Spear Loan Combination.

Right to Purchase the 360 Spear Loan Combination

If (i) the 360 Spear Loan Combination has been accelerated, (ii) any enforcement action has been commenced and is continuing under the 360 Spear Loan Documents, (iii) a monetary or a material non-monetary Event of Default under the 360 Spear Loan Documents has occurred, (iv) the 360 Spear Loan Combination is a Specially Serviced Mortgage Loan or (v) the Borrower has become a debtor in any Proceeding (each of the foregoing, a “Purchase Option Event”), the Lender is required to provide prompt written notice of the same to the Mezzanine Lender (the “Purchase Option Notice”) and upon 10 business days’ prior written notice to the Lender, the Mezzanine Lender (or its designee) will have the right to purchase, in whole but not in part, the 360 Spear Loan Combination for a price equal to the sum of (without duplication) the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, (A) any unreimbursed required (pursuant to an applicable trust and servicing agreement in connection with a securitization) advances (including Property Advances) made by the Lender or any servicer for amounts which the Borrower is obligated to pay under the 360 Spear Loan Documents, (B) post-petition interest, (C) any interest charged by the Lender or any servicer on any required (pursuant to an applicable trust and servicing agreement in connection with a securitization) advances, (D) any workout fee, special servicing fee or liquidation fee payable to the special servicer pursuant to a trust and servicing agreement in connection with a securitization, but excluding any workout fee or liquidation fee if the 360 Spear Loan Combination is purchased within 90 days of the date on which the first Purchase Option Notice was given to the Mezzanine Lender, and (E) all reasonable costs and expenses (including reasonable legal fees and expenses) actually incurred by the Lender in enforcing the terms of the 360 Spear Loan Documents, but excluding any yield maintenance premiums, prepayment fees or premiums, any exit fees, any liquidated damage amount, any spread maintenance charges, and any late charges, and excluding any default interest if the 360 Spear Loan Combination is purchased within 90 days of the date on which the Purchase Option Notice was given to the Mezzanine Lender (the “Loan Purchase Price”). Concurrently with payment to the Lender of the Loan Purchase Price, the Lender is required to deliver or cause to be delivered to the Mezzanine Lender all 360 Spear Loan Documents held by or on behalf of the Lender, and will execute in favor of the Mezzanine Lender (or its designee) assignment documentation, in form and substance reasonably acceptable to the Mezzanine Lender, at the sole cost and expense of the Mezzanine Lender, to assign the 360 Spear Loan Combination and its rights under the 360 Spear Loan Documents (without recourse, representations or warranties, except for representations as to (I) the power and authority of the Lender to transfer the 360 Spear Loan Combination, (II) the outstanding balance of the 360 Spear Loan Combination, all other components constituting the Loan Purchase Price and the reserves held under the 360 Spear Loan Combination and (III) the Lender being the holder of and not having transferred, assigned participated or encumbered its rights in the 360 Spear Loan Combination). The right of the Mezzanine Lender to purchase the 360 Spear Loan Combination will automatically terminate (x) upon a transfer of the 360 Spear Mortgaged Property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure or (y) if a Purchase Option Event ceases to exist. The Mezzanine Lender is entitled to bid at foreclosure sale and to participate therein as permitted by applicable law.

In addition to any and all other rights of the Mezzanine Lender in the Mezzanine Intercreditor Agreement, the Lender may not accept a deed in lieu of foreclosure to the 360 Spear Mortgaged Property (a “Deed in Lieu”) prior to the later of (x) 30 days after providing the Mezzanine Lender with a Purchase Option Notice and (y) 15 business days after the Lender gives Mezzanine Lender written notice of its intention to accept a Deed in Lieu (a “DIL Notice”), provided that, if the Mezzanine Lender delivers a Purchase Notice to the Lender prior to the expiration of such 15 business day period after the DIL Notice (or prior to the giving of such DIL Notice), the Lender may not accept the Deed in Lieu provided that the Mezzanine Lender pays the Loan Purchase Price to the Lender and acquires the 360 Spear Loan Combination on or prior to the purchase date set forth in the Purchase Notice, which purchase date will in no event be later than 10 business days after the date of delivery of the Purchase Notice; provided, further, that, if the Mezzanine Lender delivers, with the delivery of such Purchase Notice to the Lender, a non-refundable cash deposit to the Lender in an amount equal to 5% of the Loan Purchase Price, the above

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mentioned 10 business day period will be extended by an additional 10 business day period (for a total of 20 business days following the delivery Purchase Notice to the Lender).

The Mezzanine Lender may not enter into any agreement with the Borrower, the Mezzanine Borrower or any respective affiliate of any of the foregoing to purchase the 360 Spear Loan Combination pursuant to the 360 Spear Loan Combination purchase provision described above or in connection with any refinancing of the 360 Spear Loan Combination in any manner designed to avoid or circumvent the provisions of the 360 Spear Loan Documents relating to the payment of a prepayment fee or yield maintenance charge in connection with a prepayment of the 360 Spear Loan Combination by Borrower.

Transfer Restrictions

The Mezzanine Lender has the right to transfer (i) up to and including 49% of its beneficial interest in the Mezzanine Loan (when aggregated with all prior transfers of the Mezzanine Loan by the Mezzanine Lender) to any person or entity provided that such transfer is not a transfer of a Controlling Mezzanine Position and such transferee is not a Disqualified Person; and provided further that if such transfer would cause the transferee, together with its affiliates, to increase its direct or indirect interest in the Mezzanine Loan to an amount which equals or exceeds 10% or to obtain a Controlling Mezzanine Position, then the Lender must have received and approved Satisfactory Search Results with respect to such transferee and its direct and indirect constituent owners. The Mezzanine Lender may not transfer more than 49% of its beneficial interest in the Mezzanine Loan (when aggregated with all prior transfers of the Mezzanine Loan by Mezzanine Lender) or a Controlling Mezzanine Position unless either (i) a rating agency confirmation has been given with respect to such transfer, in which case the related transferee will thereafter be deemed to be a “Mezzanine Qualified Transferee”, (ii) such transfer is to a Mezzanine Qualified Transferee, or (iii) such transfer is made in accordance with the terms of the Mezzanine Intercreditor Agreement. Any such transferee (other than a participant or Loan Pledgee, both of which will take subject to the Mezzanine Intercreditor Agreement) must assume in writing the obligations of the Mezzanine Lender under the Mezzanine Intercreditor Agreement and agree to be bound by the terms and provisions thereof. Such proposed transferee (other than a participant or Loan Pledgee, both of which will take subject to the Mezzanine Intercreditor Agreement) must also remake each of the representations and warranties contained in the Mezzanine Intercreditor Agreement for the benefit of the Lender. Notwithstanding anything to the contrary contained in the Mezzanine Intercreditor Agreement, under no circumstances may any legal or beneficial ownership interest in the Mezzanine Loan be transferred to the Borrower, the Mezzanine Borrower or a Broad Affiliate of either of them and any such transfer will be void ab initio, provided that the Mezzanine Lender may transfer any legal and beneficial ownership interest to any Broad Affiliate of the Borrower or the Mezzanine Borrower subject to the delivery of a written acknowledgment of certain certifications set forth in the Mezzanine Intercreditor Agreement by such transferee.

At least 15 business days prior to a transfer of 10% or more of its beneficial interest in the Mezzanine Loan (or a transfer of a Controlling Mezzanine Position), the Mezzanine Lender is required to provide to the Lender and, if any 360 Spear Certificates are outstanding, to the rating agencies, a certification that such transfer will be made in accordance with this “—Transfer Restrictions” section, such certification to include the name and contact information of the applicable transferee. However, the provisions of this paragraph do not apply to a pledge by Mezzanine Lender to a Loan Pledgee pursuant to and in accordance with the terms and conditions of the Mezzanine Intercreditor Agreement.

The Lender may, from time to time, in its sole discretion, transfer all or any part of the 360 Spear Loan Combination or any interest therein, provided that the terms of the Mezzanine Intercreditor Agreement will be binding on the Lender’s successors and assigns and notwithstanding any such transfer or subsequent transfer, the 360 Spear Loan Combination and the 360 Spear Loan Documents are and remain a senior obligation in the respects set forth in the Mezzanine Intercreditor Agreement to the Mezzanine Loan and the Mezzanine Loan Documents in accordance with the terms and provisions of the Mezzanine Intercreditor Agreement. The Lender may not transfer any legal or beneficial interest in the 360 Spear Loan Combination to the Borrower, the Mezzanine Borrower or any Broad Affiliate (including any Third Party Obligor) of both of them, provided, however, that (i) the aforesaid prohibition will not apply to a transfer by the Lender to the Mezzanine Lender or any affiliate thereof that has acquired title to Equity Collateral, and (ii) notwithstanding

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the aforesaid prohibition, the Borrower or any affiliate of the Borrower may purchase any 360 Spear Certificates and no such purchase by the Borrower or any affiliate of the Borrower will cause the trustee of any securitization of the 360 Spear Loan Combination or any portion thereof (or the securitization vehicle or other person holding the 360 Spear Loan Combination or any portion thereof) to be deemed to be an affiliate of the Borrower or of the Mezzanine Borrower); provided that (x) the pooling and servicing agreement or trust and servicing agreement entered into in connection with any securitization of the 360 Spear Loan Combination or any portion thereof contains provisions to the effect that, for the purposes of giving any consent or taking any action pursuant to such pooling and servicing agreement or trust and servicing agreement, any 360 Spear Certificate beneficially owned by the Borrower or any person known to be a responsible officer of the certificate registrar to be an affiliate of the Borrower or an agent of the Borrower, will be deemed to not be outstanding and the voting rights to which it is entitled will not be taken into account in determining whether the requisite percentage of voting rights necessary to effect any such consent or take any such action has been obtained and (y) neither the Borrower nor any affiliate of the Borrower will serve as the “controlling holder”, “operating advisor” or in a similar capacity with respect to the 360 Spear Loan Combination or be appointed as a special servicer for the 360 Spear Loan Combination. The Lender is required to give the Mezzanine Lender prompt notice of any transfer of the 360 Spear Loan Combination with the name and address of any such transferee.

Termination of Property Manager

The Lender consented in the Mezzanine Intercreditor Agreement to the Mezzanine Lender’s right pursuant to the Mezzanine Loan Documents under certain circumstances to cause the termination of the Property Manager. In the event both the Mezzanine Lender and the Lender have such rights at any time, and the Lender fails to exercise such rights, the Mezzanine Lender may exercise such rights, provided such exercise may be superseded by any subsequent exercise of such rights by the Lender pursuant to the 360 Spear Loan Documents. Upon the occurrence of any event which would entitle the Mezzanine Lender to cause the termination of the Property Manager pursuant to the Mezzanine Loan Documents, the Mezzanine Lender has the right to select, or cause the selection, of a replacement property manager (including any asset manager) or leasing agent for the 360 Spear Mortgaged Property, which replacement manager, asset manager and/or leasing agent will either (a) be subject to the Lender’s reasonable approval and, if any 360 Spear Certificates are then outstanding, be subject to a rating agency confirmation or (b) be a Qualified Manager. Notwithstanding anything in the Mezzanine Intercreditor Agreement to the contrary, if a 360 Spear Event of Default under the 360 Spear Loan Combination then exists or any other event will have occurred pursuant to which the Lender has the right to select any replacement manager, asset manager and/or leasing agent pursuant to the 360 Spear Loan Documents, the Lender will have the sole right to select any replacement manager, asset manager and/or leasing agent, whether or not a new manager or agent was retained by Mezzanine Lender; provided, however, that the Lender will consult with Mezzanine Lender regarding any replacement manager.

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ANNEX A

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

All capitalized terms used in this Annex A that are not defined in this free writing prospectus have the meanings ascribed to such terms in the 360 Spear Loan Agreement.

Subject to the exceptions attached as Schedule I to this Annex A, the Borrower made the following representations and warranties in the 360 Spear Loan Agreement as of the 360 Spear Loan Origination Date. These representations and warranties were made at the time the 360 Spear Loan Combination was originated and there can be no assurance that such representations and warranties are true and correct as of the date of this free writing prospectus.

1. Organization; Special Purpose. Borrower is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified and in good standing in the jurisdiction in which the Property is located and in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents to which it is a party and all the transactions to be consummated by or on behalf of Borrower contemplated by the 360 Spear Loan Agreement. Borrower is a Special Purpose Bankruptcy Remote Entity. Borrower has been, is, and will be organized for the purpose of investing the equity capital that was contributed to Borrower by the Sole Member of Borrower in compliance with the provisions of Schedule V to the 360 Spear Loan Agreement. No equity capital was raised by Borrower. For the avoidance of doubt, there has been no direct or indirect commercial activity by the Borrower or a person or entity acting on its behalf to procure the transfer or commitment of capital by the Sole Member of the Borrower for the purpose of investing it in accordance with the provisions of Schedule V to the 360 Spear Loan Agreement.

2. Proceedings; Enforceability. This Agreement and the other Loan Documents to which Borrower is a party have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The 360 Spear Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor including the defense of usury, nor would the operation of any of the terms of the 360 Spear Loan Documents, or the exercise of any right thereunder, render the 360 Spear Loan Documents unenforceable, and none of Borrower or Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

3. No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its Obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any Lien on any of Borrower’s assets or property (other than pursuant to the 360 Spear Loan Documents).

4. Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge after due inquiry, threatened against Borrower, Guarantor, the Manager or the Property in any court or by or before any other Governmental Authority which, if adversely determined, would be reasonably anticipated to have a Material Adverse Effect.

5. Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which would be reasonably likely to have a Material Adverse Effect. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority,

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which default would be reasonably likely to have a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound, which default would be reasonably likely to have a Material Adverse Effect.

6. Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated by the 360 Spear Loan Agreement, other than those which have been obtained by Borrower.

7. Property; Title.

(a)       Borrower has good and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The 360 Spear Deed of Trust, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on Borrower’s interest in the Property, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty owned by Borrower (including the Leases), all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. There are no mechanics’, materialman’s or other similar Liens or claims which have been filed for work, labor or materials affecting the Property which are or may be Liens prior to, or equal or coordinate with, the lien of the 360 Spear Deed of Trust. None of the Permitted Encumbrances, individually or in the aggregate, (a) materially and adversely impair the benefits of the security intended to be provided by the 360 Spear Deed of Trust and this Agreement, (b) materially and adversely interfere with or affect the value of the Property (or any portion thereof), (c) materially and adversely interfere with the use or operations of the Property (as currently used), or (d) materially and adversely impair Borrower’s ability to pay or perform its Obligations when they become due or are required to be performed.

(b)       All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the 360 Spear Loan Documents, including the 360 Spear Deed of Trust, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.

(c)       The Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

(d)       No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

(e)       Borrower has not received written notice of, and to Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property. To Borrower’s knowledge, there are no contemplated improvements to the Property that are reasonably likely to result in such special or other assessments.

8. ERISA; No Plan Assets. As of the date of the 360 Spear Loan Agreement and throughout the Term (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other requirements of Law and Borrower, Guarantor and the ERISA Affiliates are not themselves a Plan, (ii) none of the assets of Borrower or Guarantor constitutes or will constitute “plan assets” of a Plan within the meaning of 29 C.F.R. Section 2510.3-101 as modified in operation by Section 3(42) of ERISA, (iii) Borrower and Guarantor are not and will not be a “governmental plan” within the meaning of

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Section 3(32) of ERISA, and (iv) transactions by or with Borrower or Guarantor are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date of the 360 Spear Loan Agreement and throughout the Term, none of Borrower, Guarantor, nor any ERISA Affiliate maintains, sponsors or contributes to or has any obligations with respect to a Pension Plan or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA) (“Multiemployer Plan”) and none of Borrower, Guarantor, nor any ERISA Affiliate has ever sponsored, maintained, contributed to, or had an obligation to contribute to a Pension Plan or a Multiemployer Plan. Borrower has not engaged in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

9. Compliance. Borrower and the Property (including, but not limited to the Improvements) and the use thereof comply in all material respects with all applicable Legal Requirements, including parking, building and zoning and land use laws, ordinances, regulations and codes of any Governmental Authority. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which reasonably be anticipated to have a Material Adverse Effect. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower’s Obligations under any of the 360 Spear Loan Documents. The Property is used exclusively for office, laboratory, internet service exchange and other appurtenant and related uses. To Borrower’s knowledge, in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required of Borrower for the legal use, occupancy and operation of the Property for its current use (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy (if any) or equivalent instrument (if any) issued for the Property and, to Borrower’s knowledge, all other restrictions, covenants and conditions affecting the Property.

10. Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) are true, complete and correct in all material respects, (ii) accurately represent in all material respects the financial condition of the Property as of the date of such reports, and (iii) have been prepared in accordance with Acceptable Accounting Principles throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

11. Easements; Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and, to Borrower’s knowledge, are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its current uses. Except as disclosed in the Title Policy or the Survey, to Borrower’s knowledge, all public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid irrevocable easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all applicable Governmental Authorities.

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12. Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property. No Person other than Lender and Borrower has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

13. Insurance. Borrower has obtained and has delivered to Lender original or certified copies of all of the Policies or certificates thereof, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

14. Flood Zone. None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as a special flood hazard area, or, if so located the flood insurance required pursuant to Section 5.1.1(a) of the 360 Spear Loan Agreement is in full force and effect with respect to the Property.

15. Physical Condition. Except as may be expressly set forth in the Physical Conditions Report, to Borrower’s knowledge after due inquiry, the Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower’s knowledge after due inquiry, there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would materially adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond.

16. Boundaries. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property, except those which are set forth on the Survey and insured against by the Title Insurance Policy.

17. Leases.

(a)       The rent roll attached to the 360 Spear Loan Agreement as Schedule I is true, complete and correct and reflects the terms of any lease modifications, waivers or deferrals agreed to by Borrower, and the Property is not subject to any Leases other than the Leases described in Schedule I to the 360 Spear Loan Agreement. Borrower is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. Except as set forth on the rent roll attached to the 360 Spear Loan Agreement as Schedule I: (i) the Leases are in full force and effect and, to Borrower’s knowledge, there are no defaults thereunder by either party beyond any applicable notice or cure period, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder, (ii) the copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto, (iii) no Rent (excluding security deposits) has been paid more than one (1) month in advance of its due date, (iv) all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, (v) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant, (vi) the Tenants under the Leases have accepted possession of all of their respective demised Property and have commenced the payment of full, unabated rent under the Leases, (vii) Borrower has delivered to Lender a true, correct and complete list of all security deposits made by Tenants at the Property which have not been applied (including accrued interest thereon, if applicable), all of which are held by Borrower in accordance with the terms of the applicable Lease and applicable Legal Requirements, (viii) to Borrower’s knowledge, each Tenant under a Lease and any guarantor of such

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Tenant’s obligations is free from bankruptcy or reorganization proceedings, (ix) no Tenant under any Lease (or any sublease) is an Affiliate of Borrower, (x) the Tenants under the Leases are open for business and paying full, unabated rent and no Tenant has requested to discontinue its business at its premises or has gone dark (or has noticed Borrower of its intent to go dark) in all or a material portion of its leased premises, (xi) there are no brokerage fees or commissions due and payable in connection with the leasing of space at the Property, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder, (xii) no Tenant has assigned its Lease or sublet all or any portion of the premises demised thereby, no such Tenant holds its leased premises under assignment or sublease, nor does anyone except such Tenant and its employees occupy such leased premises, (xiii) no Tenant has informed Borrower or otherwise given notice (whether written or oral) that it intends to (or will seek to) “go dark”, vacate, cease to occupy or cease to conduct business in the ordinary course at its leased premises or any portion thereof, pursuant to any force majeure clause contained in its Lease or otherwise as a result of any pandemic, including, without limitation, the COVID-19 pandemic, and (xiv) to Borrower’s knowledge, no Tenant has directly or indirectly (A) asserted any defense against the payment of any rent or other amounts under its Lease or the performance of any other obligations under its Lease, (B) sought or given notice (whether written or oral) that it intends to seek any relief or other concessions with respect to the payment of any rent or other amounts under its Lease or the performance of any other obligations under its Lease or (C) made any other request for or otherwise given notice (whether written or oral) that it intends to seek any amendment, deferral, forbearance, waiver or other modification of any term or provision of its Lease, in any case, pursuant to any force majeure clause contained in its Lease or otherwise as a result of any pandemic, including, without limitation, the COVID-19 pandemic. Except Verizon Tenant pursuant to the Verizon Lease Seventh Amendment, no Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. Borrower did not communicate with any Tenant at the Property with respect to its Lease at the Property, other than with the consent of Seller (defined below) and in accordance with the Access Agreement (as incorporated into the Property Acquisition PSA), during the period (1) commencing upon the earlier to occur of (x) Borrower’s execution of that certain Property Access Agreement (the “Access Agreement”), dated as of November 20, 2020, by and between MC PR II 360 SPEAR (SF) OWNER, LLC, a Delaware limited liability company (“Seller”), and Borrower, and (y) the deemed effective date (if any) of the Access Agreement, and (2) ending upon the closing of the Loan.

(b)       Without limitation of the representations contained in Section 3.1.17(a) of the 360 Spear Loan Agreement, Borrower represents and warrants, solely with respect to the Verizon Lease, that (the following representations and warranties, collectively, the “Specified Verizon Lease Representations”): (i) the Verizon Lease, as modified by the Verizon Lease Seventh Amendment, is in full force and effect and there are no defaults thereunder by either party beyond any applicable notice or cure period, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder, (ii) all contingencies to the effectiveness of the Verizon Lease Seventh Amendment have been satisfied, and the Closing Date is the “Effective Date” for purposes of the Verizon Lease Seventh Amendment, (iii) the “Supplemental Equipment Areas” (as defined in the Verizon Lease Seventh Amendment) are included within the “Premises” (as defined in the Verizon Lease) for all purposes under the Verizon Lease, (iv) the “Expansion Space” (as defined in the Verizon Lease Seventh Amendment) (A) consists of the entirety of the third (3rd) floor of the “Building” (as defined in the Verizon Lease) containing approximately 39,453 rentable square feet, (B) is included in its entirety within the “Premises” (as defined in the Verizon Lease) for all purposes under the Verizon Lease, and (C) is not subject to any other Tenant’s right of first refusal or other option to lease and/or purchase, (v) there are no “Option Tenants” (as defined in the Verizon Lease Seventh Amendment), (vi) the “Premises” under the Verizon Lease consist of approximately 89,237 rentable square feet of the Property, (vii) the term of the Verizon Lease expires on December 29, 2040, subject to Verizon Tenant’s options to extend the term of the Verizon Lease for successive terms of one (1) additional ten (10) year period and two (2) additional five (5) year periods pursuant to the terms of the Verizon Lease Seventh Amendment, (viii) except solely with respect to the payment and/or application of the up to $5,917,950.00 “Tenant Improvement Allowance” (as defined in the Verizon Lease Seventh Amendment) (the “Verizon Allowance”), all of the construction obligations of the landlord under the Verizon Lease (if any) have been duly performed and completed including, without

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limitation, any obligations of the landlord under the Verizon Lease to make or to pay the Verizon Tenant for any improvements, alterations or work done at the Property, (ix) Borrower is permitted to reduce, and will reduce, the Verizon Allowance by (A) $3,274,599 over the twelve (12) month period beginning January 1, 2021, in equal monthly amounts of $272,883.25, which represents the free rent granted to Verizon Tenant during the “First Lease Year” with respect to the “Expansion Space” (in each case, as defined in the Verizon Lease Seventh Amendment) (it being acknowledged and agreed, for the avoidance of doubt, that Borrower will not be entitled to receive disbursements from the Unfunded Obligation Reserve on account of such free rent amounts until the Monthly Payment Date occurring in February, 2021, subject to the conditions set forth in Section 6.7.2(b) of the 360 Spear Loan Agreement), and (B) the total amount of “Tenant’s Share” of the “Direct Expenses” (as such terms are defined in the Verizon Lease) during the “First Lease Year” with respect to the “Expansion Space” (in each case, as defined in the Verizon Lease Seventh Amendment) (such amounts described in the clause (B), collectively, “Additional Rent Application Amounts”), (x) Verizon Tenant is not entitled to receive any disbursements of the Verizon Allowance in an aggregate amount in excess of $2,643,351 (as reduced by the Additional Rent Application Amounts), (xi) the “Base Rent” under the Verizon Lease is (A) $344,339.33 per month through and including December 31, 2021, (B) $635,739.26 per month through and including December 31, 2022, and (C) increases annually, on each anniversary of the Closing Date, at three percent (3%) per year, (xii) the Lease Guaranty delivered by Verizon Communications Inc. with respect to the Verizon Lease is in full force and effect, (xiii) Verizon Tenant has accepted delivery of, and taken possession of, the entire space demised pursuant to the Verizon Lease (including, without limitation, the “Expansion Space” (as defined in the Verizon Lease Seventh Amendment)), and (xiv) “Tenant’s Share” (as such term is defined in the Verizon Lease) is 49.78%.

18. Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed by Borrower on or prior to the date of the 360 Spear Loan Agreement and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local taxes, charges and assessments payable by Borrower. Borrower’s tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

19. No Fraudulent Transfer. Borrower (i) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) received reasonably equivalent value in exchange for its Obligations under the 360 Spear Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is, and immediately following the making of the Loan, will be, greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No petition in bankruptcy has been filed against Borrower, any Person that Controls Borrower and/or any Person that has a ten percent (10%) or greater direct or indirect interest in Borrower, and none of Borrower, any Person that Controls Borrower nor any Person that has a ten percent (10%) or greater direct or indirect interest in Borrower, has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of Borrower, any Person that Controls Borrower nor any Person that has a ten percent (10%) or greater direct or indirect interest in Borrower, are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it, any Person that Controls Borrower or any Person that has a ten percent (10%) or greater direct or indirect interest in Borrower.

20. Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation

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U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

21. Organizational Chart. The organizational chart attached as Schedule III to the 360 Spear Loan Agreement, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date of the 360 Spear Loan Agreement. No Person, other than those Persons shown on Schedule III to the 360 Spear Loan Agreement, has any ownership interest in, or right of Control, directly or indirectly, in Borrower on and as of the date of the 360 Spear Loan Agreement.

22. Organizational Status. Borrower’s exact legal name is: 360 SPEAR PROPERTY OWNER, LLC. Borrower is a single member limited liability company, and the jurisdiction in which Borrower is organized is Delaware. Borrower’s Tax I.D. number is 85-4049366 and Borrower’s Delaware Organizational I.D. number is 4203905.

23. Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

24. No Casualty. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

25. Purchase Options. Except the purchase option in favor of Verizon Tenant pursuant to the Verizon Lease Seventh Amendment, neither the Property nor any part thereof are subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of third parties.

26. FIRPTA. Borrower is not a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.

27. Investment Company Act. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

28. Fiscal Year. Each fiscal year of Borrower commences on January 1.

29. Other Debt. There is no indebtedness with respect to the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

30. Contracts.

(a)       Borrower has not entered into, and is not bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender.

(b)       Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by Borrower thereunder and, to the knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrower, Manager or any other Person acting on Borrower’s behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.

(c)       Borrower has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender.

(d)       Except for the Manager under the Management Agreement, no Major Contract has as a party an Affiliate of Borrower. All fees and other compensation for services previously performed under the Management Agreement have been paid in full.

31. Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained in the 360 Spear Loan Agreement or therein not misleading.

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There is no material fact presently known to Borrower which adversely affects, nor as far as Borrower can foresee, would be reasonably likely to adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or Guarantor, including any Lease Sweep Lease or any Tenant under any Lease Sweep Lease.

32. Other Obligations and Liabilities. Borrower has no liabilities or other obligations that arose or accrued prior to the date of the 360 Spear Loan Agreement that, either individually or in the aggregate, could have a material adverse effect on Borrower, the Property and/or Borrower’s ability to pay the Debt. Borrower has no known contingent liabilities.

33. Intellectual Property/Websites. Other than as set forth on Schedule VI to the 360 Spear Loan Agreement, neither Borrower nor any Affiliate (i) has or holds any tradenames, trademarks, servicemarks, logos, copyrights, patents or other intellectual property (collectively, “Intellectual Property”) with respect to the Property or the use or operations thereof or (ii) is the registered holder of any website with respect to the Property (other than Tenant websites).

34. Operations Agreements. To Borrower’s knowledge, (a) each Operations Agreement is in full force and effect and neither Borrower nor any other party to any Operations Agreement, is in default thereunder, and (b) there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Except as described in the 360 Spear Loan Agreement, the REA has not been modified, amended or supplemented.

35. Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity and to Borrower’s knowledge, there are no illegal commercial activities or commercial activities relating to controlled substances at the Property (including, without limitation, any growing, distributing and/or dispensing of marijuana for commercial purposes, medical or otherwise for so long as the foregoing is a violation of a Legal Requirement of any applicable Governmental Authority).

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SCHEDULE I

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

17 - Occupancy Dates:

•	Lattice: Anticipated Q1’21 (tenant is planning to phase into their space as the COVID-19 restrictions are lifted)
•	Vitalant: Anticipated Q1’22
•	Verizon Expansion Space: Anticipated buildout starts Q1’22

17 - Outstanding Credits:

•	Vitalant tenant improvement: $4,997,550
•	Vitalant Staircase Credit: $250,000
•	Verizon tenant improvement: $5,917,950 less first 12 months of base rent and operating expenses to be credit to the landlord

17 - Brokerage Commissions:

•	Verizon leasing commission to CBRE: $1,895,884
•	Verizon leasing commission to HPI: $749,867

17 - Rent Abatement:

•	Vitalant free rent: 6 months (note – tenant has a 180 build out period after the landlord delivery condition)
•	Lattice free rent: 4 months starting January 8, 2021

17 - Prepaid Rents:

•	Vitalant is prepaying it’s Month 7 rent along with any partial calendar month rent at lease commencement
•	Lattice has prepaid one month’s rent
•	Landlord and Verizon have agreed to apply $3,274,599.00 plus the total amount of “Tenant's Share” of the “Direct Expenses” for the first full twelve (12) months beginning with the first day of the first full month after the Effective Date from the Allowance proceeds to reimburse Landlord for the Rent attributable to the Expansion Space for the First Lease Year

17 - Ongoing Landlord Work:

•	Vitalant Lease Landlord Work: approximately $2,622,841.00
•	Vitalant Landlord Work Permit Fees: approximately $48,593.99
•	4th Floor Pre-Build (Lattice): approximately $615,212.00
•	4th Floor Fire Alarm and Building-Wide Fire Alarm Work: approximately $781,848.00
•	Verizon Transformer Base Isolation: approximately $93,242.50
•	ATT Generator Plug Relocation Costs: approximately $72,217.00 (reimbursed by tenant)

17 - Purchase Option:

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Verizon has an option to purchase the Property for $260,000,000.00 for a 24 month period commencing on the 13th month after the 7th Amendment Effective Date (the “Option to Purchase Period”). (7th Amendment, Section 11) Additional terms of such purchase by Tenant, including but not limited to allocation of closing costs and proration of taxes are set forth in Section 11.e. of the 7th Amendment. In addition to Tenant’s right to elect to purchase the Property, if Landlord elects to sell the Property to a third party during the Option to Purchase Period, then Landlord must offer to sell the Property to Tenant pursuant to the terms and conditions of a right of first refusal set forth in Section 11 of the 7th Amendment. Per Section 11.d. of the 7th Amendment, if Tenant does elect to purchase the Property, Tenant is required to either (i) assume the then-

existing mortgage loan and pay a 50 bps assumption fee and, if applicable, assume the then existing mezzanine loan and pay any applicable mezzanine loan assumption fee, or (ii) pay in full the entire principal balance of the existing mortgage loan and any mezzanine loan including all amounts due thereunder (e.g. yield maintenance premium). If Tenant does assume any loan(s) in connection with purchasing the Property, the amount paid by Tenant to Landlord for the Property will be reduced proportionally according to the amount of the loan(s) assumed. (Section 11.d.)